UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Kemper Corporation
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Notice of 2020 Annual Meeting & Proxy Statement

Kemper Corporation
200 East Randolph Street
Suite 3300
Chicago, Illinois 60601
kemper.com

Notice of 2020 Annual Meeting of Shareholders to Be Held May 6, 2020

The 2020 Annual Meeting of the Shareholders (“Annual Meeting”) of Kemper Corporation (“Company” or “Kemper”) will be held at 8:00 a.m. Central Daylight Time on Wednesday, May 6, 2020, at 200 East Randolph Street, 80th Floor, Chicago, Illinois 60601.* Attendees providing proper identification will be directed to the meeting room located on the 80th floor. The purpose of the Annual Meeting will be to:

1.	Elect a Board of Directors;

2.	Consider and vote on an advisory proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2020;

3.	Consider and vote on an advisory proposal to approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement;

4.	Consider and vote on a proposal to approve the Company’s 2020 Omnibus Equity Plan; and

5.	Consider and act upon such other business as may be properly brought before the meeting.

The Board of Directors of Kemper has fixed March 12, 2020 as the record date (“Record Date”) for determining shareholders entitled to receive this notice and to vote at the 2020 Annual Meeting or any adjournments or postponements of the meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. A list of registered shareholders as of the close of business on March 12, 2020 will be available for inspection at the Annual Meeting and for a period of 10 days prior to May 6, 2020 during ordinary business hours at the Company’s executive offices located at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601.

*We currently intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our employees and shareholders may have and the protocols that federal, state, and local governments may impose. As part of our precautions, we are considering the possibility of holding a virtual meeting by means of remote communication. If we take this step, we will publicly announce the decision to do so as promptly as practicable and include details on how to participate. If you are planning to attend the meeting, please monitor our website at kemper.com for updated information.

By Order of the Board of Directors,

C. Thomas Evans, Jr.
Secretary
Chicago, Illinois
March 25, 2020
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2020: The Company’s 2020 Proxy Statement and 2019 Annual Report to Shareholders are available at proxyvote.com.

Regardless of whether you plan to attend the Annual Meeting, please vote your proxy as promptly as possible. You may vote by timely returning your signed and dated proxy card in the postage-paid envelope provided, or you may vote by telephone or through the Internet. Instructions are printed on your proxy card. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312.661.4930, or by e-mail at investors@kemper.com.

Proxy Statement Summary

Proxy Statement Summary
The Kemper Board of Directors (“Board of Directors” or “Board”) is furnishing you with this Proxy Statement to solicit your proxy to be voted at Kemper’s Annual Meeting. This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders*
Date:            Wednesday, May 6, 2020
Time:            8:00 a.m. Central Daylight Time
Location:        200 East Randolph Street
80th Floor
Chicago, Illinois 60601
Record Date:        March 12, 2020

*We currently intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our employees and shareholders may have and the protocols that federal, state, and local governments may impose. As part of our precautions, we are considering the possibility of holding a virtual meeting by means of remote communication. If we take this step, we will publicly announce the decision to do so as promptly as practicable and include details on how to participate. If you are planning to attend the meeting, please monitor our website at kemper.com for updated information.

Voting Matters and Board Recommendations

Voting Matter		Board Recommendation	Page Reference
1.	Election of Directors;	FOR	11
2.	Advisory vote to ratify selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2020;	FOR	18
3.	Advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement; and	FOR	57
4.	Vote to approve the Company’s 2020 Omnibus Equity Plan	FOR	58

How to Cast Your Vote
The mailing address of our principal executive office is 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601. We began sending these proxy materials on or about March 25, 2020 to all shareholders entitled to vote at the Annual Meeting.
All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are timely delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting. For more information about the voting process, please refer to the Frequently Asked Questions section on page 68.
The proxies may also be voted at any adjournments or postponements of the Annual Meeting.

Kemper Corporation 2020 Proxy Statement 1

Board and Corporate Governance

Board and Corporate Governance

Meetings and Committees of the Board of Directors
The Board has the following four principal standing committees: (i) Audit Committee; (ii) Compensation Committee; (iii) Investment Committee; and (iv) Nominating and Corporate Governance Committee. The Board has adopted written charters for each committee. These documents are available on the Company’s website at kemper.com under About Kemper/Governance and/or by mail at no cost upon request to the Company at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601, Attention: Investor Relations.
Under the Company’s Corporate Governance Guidelines and Policy on Director Attendance at Annual Meetings, directors are expected to attend the following types of meetings, unless unavoidable obligations or other circumstances prevent their attendance: (i) annual shareholder meetings; (ii) Board meetings; and (iii) Board committee meetings for the committees on which they serve. Each incumbent director attended at least 75 percent of the 2019 meetings of the Board and Board committees on which he or she served. The non-employee and independent members of the Board meet regularly in executive session. In addition, each of the directors who was a member of the Board on the date of the 2019 Annual Meeting attended such meeting.
The following table shows the current membership (“M”) and chair (“C”) of the Board and each of its four principal Board committees, and the number of Board and Board committee meetings held in 2019 and actions taken by unanimous written consent in lieu of meetings:

Name	Board	Audit Committee	Compensation Committee	Investment Committee	NCG Committee
Teresa A. Canida	M	M		C
George N. Cochran	M	C		M
Kathleen M. Cronin	M	M	C
Lacy M. Johnson	M		M		M
Robert J. Joyce	C	M			C
Joseph P. Lacher, Jr.	M			M
Gerald Laderman	M	M
Christopher B. Sarofim	M			M
David P. Storch	M		M		M
Susan D. Whiting	M		M		M

Meetings Held in 2019	6 (1)	8	4	5	4
Actions by Written Consent in 2019	—	—	2	—	—
(1) In addition, the Board held a two-day, long-term strategic planning session with members of the senior management team.
The following is a brief description of the functions of the four principal Board committees:

Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the:

•	integrity of the Company’s financial statements and adequacy of its internal controls;

•	Company’s compliance with legal and regulatory requirements;

•	independent registered public accountant’s qualifications, independence and performance; and

•	performance of the Company’s internal audit function.

Kemper Corporation 2020 Proxy Statement 2

Board and Corporate Governance

The Audit Committee is a standing committee established in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”). Under its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including prior approval of the audit engagement fees and terms. The Audit Committee is also responsible for, among other matters, reviewing and discussing with management Kemper’s financial statements and disclosures, internal controls, internal audit function, and major risk exposures and steps taken by management to monitor and control such exposures, including its enterprise risk management (“ERM”) structure and program.
The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with the New York Stock Exchange (“NYSE”) Listed Company Manual (“NYSE Listing Standards”) and meets the independence requirements for audit committee membership under the rules of the Securities and Exchange Commission (“SEC”). In addition, the Kemper Board has determined that Mr. Cochran, the Audit Committee chair, is qualified as an audit committee financial expert under the SEC rules.

Compensation Committee
The Compensation Committee assists the Board in fulfilling its responsibilities relating to:

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“CEO”) and evaluating the CEO’s performance and compensation in light of such goals and objectives;

•	overseeing the compensation of the Company’s executive officers and other members of senior management as may be designated by the Compensation Committee from time to time;

•	reviewing and approving the Company’s incentive compensation and equity-based compensation plans;

•	reviewing and approving the material terms of any employment agreements or severance or change-in-control arrangements involving any of the Company’s executive officers; and

•	reviewing and making recommendations to the Board on non-employee director compensation.
The Board has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. Additional information about the Compensation Committee’s governance is provided below in the Discussion of Compensation Committee Governance section on page 21.

Investment Committee
The Investment Committee oversees the Company’s investment objectives and policies and reviews the performance of the Company’s investment portfolio on a consolidated basis. The Investment Committee is also responsible for reviewing and approving the policies and objectives for the Company’s investment activities that are established and maintained by the Company’s Chief Investment Officer.

Nominating & Corporate Governance Committee
The Nominating & Corporate Governance (“NCG”) Committee assists the Board in fulfilling its responsibilities with respect to:

•	identifying potential candidates qualified to become Board members and recommending director nominees to the Board from time to time and in connection with each annual meeting of shareholders;

•	developing and assessing policies and guidelines for corporate governance, executive succession, business conduct and ethics;

•	leading the Board in its annual review of the performance of the Board and Board committees; and

•	recommending to the Board the members and chairs for each Board committee and a Board member to serve as Chairman of the Board.

Kemper Corporation 2020 Proxy Statement 3

Board and Corporate Governance

The Board has determined that each member of the NCG Committee is independent in accordance with the NYSE Listing Standards.

Corporate Governance
The Corporate Governance Guidelines, Code of Business Conduct and Ethics, charters for Board committees and other corporate governance information can be found on the Company’s website at kemper.com under Governance. Copies of these documents may also be obtained free of charge by request to the Company at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601, Attention: Investor Relations.
Selection of Board Nominees
In accordance with its charter, the NCG Committee recommends a slate of director nominees for election each year at the Annual Meeting. As needed to fill actual or anticipated vacancies on the Board of Directors, the NCG Committee screens and interviews candidates, and conducts inquiries into each candidate’s background, qualifications and independence in accordance with the NYSE Listing Standards and SEC rules. The NCG Committee may, in its discretion, retain recruiters to identify and evaluate director candidates.
The Company will also consider director recommendations by shareholders that are made in writing, addressed to the Company’s Secretary, and include: (i) the candidate’s name, address and telephone number; (ii) a brief biographical description of the candidate, including his or her occupation for the past five years and a statement of the qualifications of the candidate to serve as director; and (iii) the candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy materials as a director nominee. The NCG Committee will consider shareholder recommendations using the same standards it uses to assess all other candidates for director.
The NCG Committee evaluates potential nominees for director against the following standards that were previously adopted by the Board, as well as other attributes and skill sets considered desirable or necessary to address particular needs from time to time:

•	the highest ethical standards and integrity;

•	willingness and ability to devote sufficient time to the work of the Board;

•	willingness and ability to represent the interests of shareholders as a whole rather than those of special interest groups;

•	no conflicts of interest that would interfere with performance as a director;

•	a reputation for working constructively with others;

•	a history of achievement at a high level in business or the professions that reflects superior standards; and

•	qualities that contribute to the Board’s diversity.
The primary focus in recruitment and nomination of directors has been on skills and experience. The NCG Committee and the Board believe that the Board should be comprised of members with complementary and diverse skills and experience which, collectively, contribute breadth of perspective and enable the Board to effectively oversee a publicly-traded insurance organization. The NCG Committee does not otherwise have a specific policy or requirement with regard to its consideration of diversity in identifying director nominees, nor has it attempted to define or limit the concept of “diversity” to any particular set of characteristics.
Related Person Transactions
The Board has adopted a written policy (“Policy on Related Person Transactions”) for review, approval and ratification of transactions involving the Company and “related persons,” defined as directors, executive officers, and shareholders owning five percent or more of Kemper common stock (“Common Stock”), or their immediate family members. The Policy on Related Person Transactions covers any related person transaction unless it involves: (i) a transaction generally available to all employees of the Company; (ii) less than $120,000 in the aggregate on an annual basis; or (iii) a relationship as an insurance policyholder entered and maintained in the ordinary course of business of a subsidiary of the Company on terms no more favorable to the related person than those applicable to non-affiliated third parties or those generally available to employees

Kemper Corporation 2020 Proxy Statement 4

Board and Corporate Governance

of the Company. Covered related person transactions must be approved or ratified by the NCG Committee. In addition, approval under the Policy on Related Person Transactions is required before the Company can make charitable contributions exceeding $120,000 in the aggregate in any fiscal year to a charitable organization for which a related person serves as an executive officer, director, trustee or in a similar capacity.
Upon learning of a proposed or existing related person transaction requiring review under the Policy on Related Person Transactions, management is required to submit the matter for consideration to the NCG Committee, which will review the transaction and make a determination as to whether it is consistent with the best interests of the Company and its shareholders. In its review, the NCG Committee considers the facts and circumstances it deems significant and relevant to the particular transaction, including such factors as the related person’s relationship to the Company and interest in the transaction, the value of the transaction and any reasonable alternatives, and the potential impact of the transaction on the Company, the related person, and other applicable parties. No director who is on the NCG Committee will participate in the review or approval under the Policy on Related Person Transactions of a transaction involving such director or a member of his or her immediate family.
In accordance with the Policy on Related Person Transactions, the NCG Committee has reviewed certain transactions with the Company involving Fayez Sarofim & Co. (“FS&C”), a registered investment advisory firm. Christopher Sarofim, a member of the board, is Vice Chairman and a member of the board of directors of FS&C. Fayez Sarofim, Chairman of the Board, Co-Chief Investment Officer, a director and the majority shareholder of FS&C, was a member of the Kemper Board until his retirement on May 1, 2013, and is the beneficial owner of more than five percent of the Company’s stock. Pursuant to an agreement entered into between FS&C and the Company’s tax-qualified defined benefit pension plan (“Pension Plan”), FS&C provides investment management services with respect to certain Pension Plan funds. At December 31, 2019, the Pension Plan had $149.3 million in assets managed by FS&C. Under the agreement, FS&C is entitled to fees calculated and payable quarterly based on the fair market value of the assets under management. During 2019, the Pension Plan incurred investment expenses of $0.9 million under the agreement. The agreement governing these services may be terminated by either party at any time on 30 days advance written notice. The Company believes the services described above have been provided on terms no less favorable to the Company than could have been negotiated with non-affiliated third parties.
Director Independence
The Board has adopted categorical standards (“Director Independence Standards”) to assist in its determination of director independence as required by Section 303A of the NYSE Listing Standards and applicable SEC rules. The Director Independence Standards are posted under Governance on the Company’s website at kemper.com. Under the Director Independence Standards, a director is not independent for purposes of his or her service on the Board or a particular Board committee unless the director and his or her immediate family members meet all independence requirements applicable to such service under the NYSE Listing Standards and SEC rules. The Director Independence Standards incorporate by reference certain relationships listed in the NYSE and SEC independence rules. In addition, the Director Independence Standards define four specific types of relationships as categorically immaterial. Two of these types of relationships involve an organization or entity that either received charitable contributions from the Company or engaged in transactions with the Company, in either case to the extent the annual amounts involved did not exceed $120,000. The other two types of relationships are: (i) status as an insurance policyholder of a Company subsidiary in the ordinary course of business of the subsidiary on terms no more favorable to the director than those applicable to unaffiliated third parties or those generally available to Company employees; and (ii) the receipt by a director of administrative support or retirement compensation for prior service from a former employer of such director that has a business relationship with the Company. The Board believes that these specified types of relationships would not affect or influence the Company’s business relationships or create a direct or indirect material interest in the Company’s business transactions on the part of a director.
In connection with its annual independence assessment of the individuals recommended by the NCG Committee as nominees for election to the Board at the 2020 Annual Meeting, the Board considered the applicable independence rules and the factual information derived from the questionnaires and affirmations completed by the individual directors and other available information. The Board affirmatively determined that, under the NYSE Listing Standards, applicable SEC rules and the Director Independence Standards, Mses. Canida, Cronin and Whiting and Messrs. Cochran, Johnson, Joyce, Laderman and Storch are each independent directors with no material relationships with the Company, and as a result, that a majority of the members of the Board are independent.

Kemper Corporation 2020 Proxy Statement 5

Board and Corporate Governance

Compensation Committee Interlocks and Insider Participation
The Board has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee consists of Mses. Cronin and Whiting and Messrs. Johnson and Storch. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, and none of these individuals had a relationship with the Company during 2019 that required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board are discussed in more detail under the two preceding sections, Related Person Transactions and Director Independence on pages 4 and 5 above. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Compensation Committee or Board.
Board Leadership and Role in Risk Oversight
Board’s Leadership Structure
The current Board structure includes a Chairman of the Board and four principal board committees. The Audit Committee, Compensation Committee and NCG Committee are comprised entirely of independent directors; the Investment Committee is comprised of two independent directors, another non-employee director and the CEO. The Chairman of the Board serves as the primary liaison between non-employee directors and the CEO, although all non-employee directors are encouraged to communicate freely with the CEO and other members of management at any time. In addition, the Chairman sets agendas for, and presides over, Board meetings and executive sessions of non-employee directors. Similarly, Board committee chairs set the agendas and preside over the meetings and executive sessions held by their respective committees.
The Board has no set policy on whether the offices of Chairman and CEO should be held by the same person and believes the combination or separation of these offices should be determined by the circumstances of the Company and the composition of the Board. The Company believes that its leadership structure is appropriate for the Company given the role of the Chairman and current membership of the Board. In addition to the leadership provided by the Chairman and general oversight of the Company provided by the full Board, all non-employee and independent directors meet regularly in executive session, and the principal Board committees perform significant functions for the Board and the Company and confer with independent outside advisors as they determine appropriate in their discretion.
Board’s Role in Risk Oversight
The Board plays an active role in the oversight of risk assessment and management at various levels of the Board’s leadership structure. Board and Board committee meetings provide the directors with regular opportunities to discuss key matters and raise questions with management, auditors and any consultants retained by the Board or its committees. The Board is regularly informed by members of the Company’s executive and operational management about a wide range of matters that could pose significant risks to the Company. These include, for example, strategic plans, corporate transactions, and significant operational projects and developments. In addition, Board committees have the opportunity to evaluate areas of potential risk on issues pertinent to their particular functional responsibilities.
The Audit Committee has oversight responsibilities pertaining to a number of matters that involve potential risk to the Company, most notably, the Company’s financial reporting and internal controls, ERM functions, the internal audit function, matters reported through the Company’s Corporate Responsibility Hotline, guidelines and policies regarding financial risk assessment and management, and the performance of the Company’s independent auditors. In carrying out these responsibilities, the Audit Committee reviews, for example, the Company’s quarterly and annual financial statements and related SEC disclosures and auditor’s reports and communications, ERM structure and program, major risk exposures (including risks associated with catastrophe losses and mitigation thereof) and management assessments and controls, and internal audit plans and significant findings. In addition, the Audit Committee receives regular updates on the Company’s information security program, cybersecurity risks, and related developments.
The Compensation Committee has oversight responsibilities pertaining to the Company’s executive compensation and equity-based compensation programs. In carrying out these responsibilities, the Compensation Committee performs regular reviews of compensation risk assessments, performance metrics and results under the Company’s cash incentive and equity-based compensation plans and levels of ownership of the Company’s Common Stock by its executive officers and directors. The Investment Committee oversees management’s establishment of policies and objectives for the Company’s investment

Kemper Corporation 2020 Proxy Statement 6

Board and Corporate Governance

activities, reviews the performance of the Company’s investment portfolio and monitors related economic conditions and risks.

Corporate Citizenship - Environmental, Social and Governance Principles
Optimizing our core competencies to address opportunities and goals while incorporating environmental, social and governance (“ESG”) principles have long been-and will continue to be-imperative to our business strategy. Key areas of focus include ethics, governance, serving our customers, employee well-being, boosting diversity and inclusion, responsible investing, philanthropy, community relations and environmental responsibility.
Environmental
Kemper’s Sustainability Team reports to the CEO and sets the Company’s overall sustainability strategy with a focus on opportunities related to operational efficiency, enterprise risk and sustainability initiatives. We have incorporated strategic energy use and environmental action and target initiatives into our business operations and how we approach management of our investment portfolio. Additionally, as part of its risk management program, the Company considers the effects of climate change on the incidence, frequency and severity of catastrophes, which can directly impact the financial condition of its Property & Casualty insurance subsidiaries.
Social
The Company is focused on meeting the needs of a diverse customer base by providing insurance products and related services that are affordable and easy-to-use.  We take a risk-adjusted approach with our investment portfolio and consider ESG factors when relevant in researching, analyzing and making investment decisions. Our investments enable civic, societal and environmental improvement, and we have historically supported limited exposure to coal and the fossil fuel sector while pursuing opportunities that support areas such as alternative energy and small and medium-sized businesses.  Our philanthropic initiatives are focused on supporting causes, organizations and initiatives that make a meaningful difference in the lives of our customers, employees and communities.
Governance
Kemper believes that good governance is an essential element of good business and ensures process and transparency. Corporate governance is discussed in more detail in the preceding portion of this Board and Corporate Governance section beginning on page 2.
Kemper believes that good corporate citizenship is inherently part of what insurance is about. We pick people up on tough days and make things better for them. We have deep ties in the community, both through our customers and investment strategy, including our investments in municipal bonds that support state and local projects and services including schools and housing. Our business model works only if we stay true to the promises we make to our customers, while in tandem ensuring we’re providing a rewarding experience for our employees and creating meaningful value for our shareholders.
More information on ESG is available on the Company’s website at kemper.com and in the Company’s 2019 Annual Report to Shareholders that is posted along with this Proxy Statement at proxyvote.com.

Kemper Corporation 2020 Proxy Statement 7

Director Compensation

Director Compensation

2019 Annual Non-Employee Director Compensation Program
The following table shows the 2019 non-employee director compensation program:

Board/Committee/Position	Annual Chair Retainer ($)	Annual Non-Chair Retainer ($)	Restricted Stock Unit Award ($)
Board of Directors	200,000	80,000	130,000	(1)
Audit Committee	33,000	15,000	—
Compensation Committee	15,000	10,000	—
Investment Committee	15,000	10,000	—
Nominating & Corporate Governance Committee	15,000	8,000	—

(1)
Under the 2019 program, an annual restricted stock unit (“Director RSU”) award covering shares of Common Stock with a grant date value of $130,000 was granted automatically at the conclusion of the Annual Meeting to each non-employee director under the Company’s 2011 Omnibus Equity Plan (“Omnibus Plan”).

The non-employee directors can elect to defer the conversion of their Director RSU awards to shares of Common Stock for up to 10 years beyond the applicable vesting date pursuant to the rules and procedures for deferral of Director RSU awards adopted by the Compensation Committee under the Omnibus Plan. In addition, the non-employee directors can elect to defer up to 100 percent of the fees earned for service on the Board and Board committees under the Kemper Corporation Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”). For more information about the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation Plan section on page 51.
Under the compensation program in effect in 2019, the Director RSUs granted to the non-employee directors give the holder the right to receive one share of Common Stock for each Director RSU issued and vest one year from the date of grant. Holders of Director RSUs are entitled to receive dividend equivalents in cash in the amounts that dividends would have been payable if they were shares of Common Stock, but only if and when they vest. Conversion of the Director RSUs into shares of Common Stock occurs upon vesting or subsequently in accordance with a deferral election made by the award holder.
Under the compensation program in effect prior to 2019, equity awards granted to the non-employee directors were in the form of Deferred Stock Units (“DSU”) that gave the holder the right to receive one share of Common Stock for each DSU issued and are fully vested on the date of grant. Holders of DSUs are entitled to receive dividend equivalents in cash in the amount and at the time that dividends would have been payable if the DSUs were shares of Common Stock. Conversion of the DSUs into shares of Common Stock is deferred until the date the holder’s service on the Board terminates.
All directors are entitled to receive reimbursement for travel expenses incurred in attending Board and Board committee meetings and other Company business. Each of the Company’s directors and executive officers is a party to an indemnification agreement (“Indemnification Agreement”) with the Company, as permitted by the Delaware General Corporation Law. The Indemnification Agreements provide that the Company will indemnify the director or executive officer against all threatened, asserted, pending or completed claims, investigations or inquiries in which he or she is involved by reason of (among other things) being a director or executive officer of the Company, or of another entity at the Company’s request, to the fullest extent permitted by Delaware law. The Indemnification Agreements also provide that the Company will advance any and all expenses incurred by such director or executive officer with respect to such claims, investigations or inquiries, if so requested; however, the rights to indemnification and advancement of expenses are subject to the condition that no determination is made that such director or executive officer is not permitted to be indemnified under applicable law. The provisions of these Indemnification Agreements supplement the indemnification provisions applicable to the directors and executive officers under the Company’s Amended and Restated Bylaws (“Bylaws”) and Restated Certificate of Incorporation and may not be amended or terminated without the written consent of the respective director or executive officer.

Kemper Corporation 2020 Proxy Statement 8

Director Compensation

Changes Made to Non-Employee Director Compensation for 2020
In November 2019, the Board amended the equity portion of the non-employee Board compensation to add a Director RSU for new directors, in the amount of the grant date value of $130,000 reduced pro-rata to reflect the percentage of quarterly Board meetings that the new director is expected to attend during the remainder of the then-current Board term.

Director Compensation Table
The following table shows the compensation earned in 2019 based on the annual non-employee director compensation program in effect for 2019. The specific amounts of fees earned and awards granted differs for individual directors based on the particular committees on which they sit, the dates they joined or departed from the Board and specific committees, and the variable fee structure for each committee and committee chairs versus non-chair members as shown in the table above on page 8.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash($)(2)	Restricted Stock Unit Awards($)(3)	All Other Compensation($)(4)	Total($)
Teresa A. Canida	103,338	130,000	0	233,338
George N. Cochran	118,000	130,000	7,437	255,437
Kathleen M. Cronin	105,000	130,000	7,437	242,437
Douglas G. Geoga (1)	29,904	0	2,055	31,959
Thomas M. Goldstein (1)	6,203	0	1,075	7,278
Lacy M. Johnson	92,250	130,000	4,429	226,679
Robert J. Joyce	221,250	130,000	8,467	359,717
Christopher B. Sarofim	86,662	130,000	8,467	225,129
David P. Storch	92,250	130,000	8,467	230,717
Susan D. Whiting	94,827	130,000	1,463	226,290

(1)	Mr. Geoga retired from the Board, effective May 1, 2019. Mr. Goldstein resigned from the Board, effective January 29, 2019.

(2)
Fees shown were earned for service on the Board and/or Board committees and include any amounts deferred at the election of an individual Board member under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation Plan section on page 51.

(3)
The amounts shown represent the aggregate grant date fair values of the annual Director RSU awards granted to the designated directors on May 1, 2019. The grant date fair values for the annual Director RSU awards were based on the grant date closing price $88.09 per share of Common Stock. For a discussion of valuation assumptions, see Note 11, Long-term Equity-based Compensation, to the Consolidated Financial Statements included in the Annual Report. Additional information about Director RSU and DSU awards is provided in the narrative preceding this table.

For each non-employee director, the following table shows the total number of outstanding stock option shares, Director RSUs and DSUs held as of December 31, 2019:

Kemper Corporation 2020 Proxy Statement 9

Director Compensation

Name	Outstanding Option Shares as of 12/31/19(#)	Outstanding Deferred Stock Units as of 12/31/19(#)	Outstanding Director RSUs as of 12/31/19(#)
Teresa A. Canida	—	—	1,476
George N. Cochran	9,179	7,220	1,476
Kathleen M. Cronin	8,000	7,220	1,476
Douglas G. Geoga	—	—	—
Thomas M. Goldstein	—	—	—
Lacy M. Johnson	—	4,300	1,476
Robert J. Joyce	17,179	8,220	1,476
Christopher B. Sarofim	16,000	8,220	1,476
David P. Storch	29,179	8,220	1,476
Susan D. Whiting	—	1,420	1,476
(4) The amounts shown represent dividend equivalents paid in connection with DSUs held while serving as a Board member.

Kemper Corporation 2020 Proxy Statement 10

Proposal 1

Proposal 1: Election of Directors

Overview
Shareholders are being asked to elect 10 directors. Directors serve for an annual term or until the election of their successors, or as otherwise provided under the Bylaws. If any of the director nominees for election to the Board at the Annual Meeting named below (“Nominees”) declines or is unable to serve as a director (neither of which is anticipated), the individuals designated as proxies on the proxy card reserve full discretion to vote for any or all other persons who may be nominated. A Nominee will be elected if the number of votes cast “FOR” exceeds the number of votes cast “AGAINST” his or her election.

Business Experience of Nominees
The NCG Committee considers and recommends candidates for the Board. Each of the individuals selected to serve as a Nominee meets the standards for Board nominees as described above in the Selection of Board Nominees section on page 4. The NCG Committee and the Board believe each Nominee has demonstrated significant business achievements, ethical principles and commitment to serve the Company and its shareholders, and that the specific experience, qualifications, attributes and skills of each Nominee add to the collective ability of the Board to perform its duties and discharge its responsibilities with competence, professionalism and expertise.
The following is a summary of the background and public-company directorships held by each Nominee over at least the past five years, as well as some specific factors particular to such Nominee that, combined with the generally applicable factors noted above, led the Board to conclude that he or she should be selected as a Nominee for election to the Board at the Annual Meeting:

Teresa A. Canida

Ms. Canida is currently serving as a Principal and Portfolio Manager of Cito Capital Group, LLC, a position she has held since 2016. Ms. Canida served in various capacities with Taplin, Canida & Habacht LLC, including as Chairperson from 2015 until 2016, President from 2008 until 2015, and President, Managing Principal, and Chief Compliance Officer from 1985 until 2008. Ms. Canida served as a member of the Board of Directors of Infinity Property and Casualty Corporation (“Infinity”) from May 2009 until the company was acquired by Kemper in July 2018. Ms. Candida also serves as a member of the Investment Advisory Council of the Florida State Board of Administration.
Ms. Canida brings invaluable knowledge about Infinity and significant industry experience gained during her nearly decade-long tenure on the Infinity Board of Directors. In addition, Ms. Canida offers the Board expertise in the financial markets and investment community gained from her leadership roles in the investment industry, entrepreneurial skills established through co-founding and managing a multi-billion dollar investment advisory firm, and knowledge and understanding of the Company’s Hispanic customer base.

Age: 66 Director since: 2018

Kemper Corporation 2020 Proxy Statement 11

Proposal 1

George N. Cochran

Mr. Cochran served as Chairman in the Global Financial Institutions Group at Macquarie Capital until his retirement in December 2014. Previously, he was the Chairman of Fox-Pitt Kelton Cochran Caronia Waller, which was acquired by Macquarie Capital in November 2009, and co-founder of its predecessor firm, Cochran Caronia Waller. Previously, Mr. Cochran was an investment banker at Kidder, Peabody & Co. and later served as Managing Director and Insurance Industry Head of Coopers & Lybrand Securities, LLC. Mr. Cochran serves as a director of a number of privately-held companies, including Lancer Insurance Company, Signature Bank, Propel Insurance and Navego, Inc.
Mr. Cochran brings considerable insurance industry expertise to the Board, as well as substantial merger and acquisition knowledge specific to the industry. His experience in top leadership roles at several investment banking firms provides the Board with additional expertise in the areas of executive development and operational management. In addition, Mr. Cochran is a National Association of Corporate Directors (“NACD”) Governance Fellow and Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for directors and corporate governance professionals.

Age: 65 Director since: 2015

Kathleen M. Cronin

Ms. Cronin is Senior Managing Director, General Counsel and Corporate Secretary for CME Group Inc., the world’s leading and most diverse derivatives marketplace. Before joining CME Group Inc. in November 2002, Ms. Cronin was in private practice at the law firm of Skadden, Arps, Slate, Meagher and Flom, where she was employed for more than 10 years and focused her practice on corporate, securities offerings and transactional matters. From 1995 to 1997, Ms. Cronin served as Chief Counsel/Corporate Finance for Sara Lee Corporation.
Ms. Cronin’s roles overseeing the audit, compliance, regulatory and risk management functions at CME Group Inc. provide the Board with crucial knowledge and perspective on the challenges of doing business in a highly-regulated industry. In addition, her extensive experience with corporate governance, information security, corporate law and corporate finance enhances the Board’s expertise in these key operation areas and its understanding of the important role of a public company board and its committees.

Age: 56 Director since: 2015

Lacy M. Johnson

Mr. Johnson is a partner with the Ice Miller LLP law firm, where he has practiced since January 1993. His primary practice areas focus on public affairs services and he serves as co-chair to the firm’s Public Affairs and Gaming Group. Before joining Ice Miller, Mr. Johnson served as Attorney, Government Relations Services, Sagamore-Bainbridge, Inc., Director of Security for the Indiana State Lottery, liaison with the Indiana General Assembly, and Lt. Colonel and deputy superintendent for Support Services for the Indiana State Police. Mr. Johnson is a Democratic National Committeeman and former Lt. Commander of the United States Naval Intelligence Reserves. In addition, Mr. Johnson has served as a director of Griffon Corporation since 2019.
Mr. Johnson’s background in public affairs and government relations brings unique perspective to the Board, and provides further insights on ESG practices and considerations. In addition, Mr. Johnson provides the Board with legal acumen gained over his 20 years of legal practice in a private law firm.

Age: 67 Director since: 2016

Kemper Corporation 2020 Proxy Statement 12

Proposal 1

Robert J. Joyce

Mr. Joyce has served as Chairman of the Board of Directors of the Company since November 2015. Mr. Joyce served as Chairman and Chief Executive Officer of Westfield Group from July 2003 to January 2011, and as Executive Chair of Westfield’s Board from January 2011 until his retirement in March 2012. Westfield Group is privately-held and provides a broad portfolio of insurance and financial services. Mr. Joyce also served as Chairman of Westfield Bank from December 2001 to April 2010. Prior to joining Westfield in 1996, Mr. Joyce held various senior leadership positions with Reliance Insurance Group, and previously worked as a certified public accountant. Mr. Joyce served as a U.S. Navy Captain and is a veteran of Desert Storm and Desert Shield.
Mr. Joyce brings substantial leadership experience and insurance industry expertise to the Board. Mr. Joyce also gained valuable acumen and skills for his role as Chairman of the Company’s Board through his years of service as Chairman of the Board at Westfield. In addition, Mr. Joyce previously served on the Board of Governors of the Property Casualty Insurers Association of America and is a past chair of that organization. He also served as a Trustee of the Griffith Insurance Education Foundation and on the Board of the National Association of Independent Insurers.

Age: 71 Director since: 2012

Joseph P. Lacher, Jr.

Mr. Lacher has served as President and Chief Executive Officer of the Company since November 2015. Mr. Lacher previously served in other senior executive roles in the insurance industry. From November 2009 to July 2011, Mr. Lacher was President of Allstate Protection, a unit of Allstate Corporation, where he led the company’s property and casualty offerings serving more than 17 million American households. Prior to Allstate, Mr. Lacher spent 18 years at The Travelers Companies, Inc., most recently serving as Executive Vice President - Personal Insurance from 2002 to 2009 and additionally as Executive Vice President - Select Accounts from 2006 to 2009.
Mr. Lacher’s senior executive experience in the insurance industry provides valued expertise and perspective to the Board. In his role as the Company’s Chief Executive Officer, he fills a critical role as liaison between the Board and the members of the Company’s executive and operational teams. His strong industry background and insights complement the broad business backgrounds and skills of the other members of the Board.

Age: 50 Director since: 2015

Gerald Laderman

Gerald Laderman is Executive Vice President and Chief Financial Officer of United Airlines, a position held since August 2018. Previously, as a member of United’s senior executive leadership team, he served as Senior Vice President - Finance, Procurement and Treasurer from 2010 - 2015 and 2016 - 2018. In this role, Mr. Laderman oversaw corporate finance, treasury operations, risk management, fleet management, tax and procurement (including fuel, technical and corporate procurement). Mr. Laderman was Senior Vice President of Finance and Treasurer for Continental Airlines from 2001 to 2010 prior to its merger with United. He joined Continental in 1988 as Senior Director of Legal Affairs and Aircraft Programs. Prior to joining Continental, Mr. Laderman practiced law at the New York firm of Hughes Hubbard and Reed from 1982 to 1988.
Mr. Laderman brings extensive financial acumen to the Board, as well as technical knowledge gained from managing the finance operations and many functional areas of a large multinational corporation. His resulting expertise in finance, including matters such as capital and operating budget planning, cost management and capital allocation, and a range of other key corporate functions, including enterprise risk management, as well as his service as a public company Chief Financial Officer, provides the Board with substantial wisdom and perspective.

Age: 62 Director since: 2020

Kemper Corporation 2020 Proxy Statement 13

Proposal 1

Christopher B. Sarofim

Mr. Sarofim is the Vice Chairman and a member of the Board of Directors of Fayez Sarofim & Co., a registered investment advisory firm. Mr. Sarofim joined the firm in 1988 and has been a member of its Board since August 2014. He is a member of the firm’s Executive, Finance and Investment Committees, co-manager of the mutual funds that Fayez Sarofim & Co. manages for BNY Mellon, and is also the President of the firm’s foreign advisory business, Sarofim International Management Company and a Director of The Sarofim Group. Mr. Sarofim shares portfolio management responsibilities for numerous separate accounts advised by the firm, as well as several Dreyfus Corporation mutual funds. Prior to joining Fayez Sarofim & Co., he was employed with Goldman, Sachs & Co. in corporate finance.
Mr. Sarofim offers the Board extensive experience in the investment world, gained with one of the nation’s premier investment advisory firms. With his financial background and investment advisory experience, Mr. Sarofim is particularly well-suited to serve on the Investment Committee and provides the Board financial market and securities analysis expertise, key aspects of the Company’s investment portfolio management function.

Age: 56 Director since: 2013

David P. Storch

Mr. Storch is Managing Partner of ARISE Capital Partners, a private equity firm. In addition, Mr. Storch serves as Chairman of the Board of AAR Corp., a leading provider of aviation services to the worldwide commercial aerospace and government/defense industries, a position he has held since June 2018. Mr. Storch had served as AAR’s Chairman of the Board and Chief Executive Officer from October 2005 through May 2018 when he retired as Chief Executive Officer, and additionally served as President from July 2015 to June 2017. He previously served various terms as AAR’s President, Chief Executive Officer and Chief Operating Officer between 1989 and 2007. Mr. Storch also served as a director of KapStone Paper and Packaging Corporation, a leading North American producer of unbleached kraft paper products and corrugated packaging products until November 2018. Mr. Storch served as Lead Director of Kemper’s Board from August 2012 to November 2015.
Mr. Storch brings the Board substantial leadership expertise and skills. The experiences he has had as Chairman of the Board and Chief Executive Officer of a large multinational public corporation, an executive responsible for business development, a board member of another public company and a business leader in his industry, offer the Board broad and unique perspectives and hands-on knowledge of the challenges of running a public company.

Age: 67 Director since: 2010

Susan D. Whiting

Ms. Whiting currently serves as a director and advisor to for-profit global companies, both private and public. Ms. Whiting had served as Vice Chair of Nielsen Holdings plc until she stepped down in January 2014, following her 35-year career with the company. Nielsen is a global performance management company that provides a comprehensive understanding of what consumers watch and buy. Ms. Whiting’s prior positions with Nielsen include President, Chief Operating Officer, Chief Executive Officer and Chairman of Nielsen Media Research, and Global Executive Vice President. Since 2013, Ms. Whiting has also served as a director of Alliant Energy Corporation.
Ms. Whiting has an extensive background in a variety of operational and executive roles. Her resulting expertise in consumer behavior, information services and data analytics, and government and public affairs, provides the Board with strategic management know-how in these areas. In addition, Ms. Whiting’s career service with Nielsen gives the Board significant consumer-focused perspective and insight.

Age: 63 Director since: 2017

Kemper Corporation 2020 Proxy Statement 14

Proposal 1

Required Vote
Under the Company’s Bylaws, if a quorum is present, each Nominee will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of shares voted “FOR” a Nominee exceeds the number of shares voted “AGAINST” such Nominee. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” or “AGAINST” the foregoing purpose, and will have no effect on the election of Nominees. If a Nominee who is an incumbent director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, the Company’s Bylaws require that such director must promptly tender his or her resignation to the Board following certification of the vote.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the Election of all Nominees for Director in Proposal 1.

Kemper Corporation 2020 Proxy Statement 15

Audit Matters

Audit Matters

Audit Committee Report
This report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing processes. The role of the Audit Committee is one of oversight, and does not include conducting audits or determining whether the financial statements are complete and accurate. The responsibility for the completeness and accuracy of the Company’s financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting rests with the Company’s management. It is the responsibility of the Company’s independent registered public accountant to perform an audit of, and to express an opinion on whether, the Company’s annual financial statements are fairly presented in conformity with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to review and monitor these processes on behalf of the Board.
In this context, the Audit Committee has taken the following actions:

•
reviewed and discussed the Company’s audited financial statements and the effectiveness of the Company’s internal control over financial reporting with management and Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accountant for the fiscal year ended December 31, 2019;

•	discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
received from, and discussed with, Deloitte & Touche its written disclosures and letter regarding its independence required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee about independence, and discussed with Deloitte & Touche the firm’s independence; and

•
in reliance on these reviews and discussions, and the report of Deloitte & Touche as the Company’s independent registered public accountant, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2019 be included in the Annual Report for that year for filing with the SEC.

Audit Committee of the Board of Directors of Kemper Corporation:

Teresa A. Canida
George N. Cochran, Chair
Kathleen M. Cronin
Robert J. Joyce
Gerald Laderman

Kemper Corporation 2020 Proxy Statement 16

Audit Matters

Independent Registered Public Accountant

Independent Registered Public Accountant
Independent Registered Public Accountant Fees for 2019 and 2018 and Pre-Approval of Services
Deloitte & Touche, a registered public accountant with the PCAOB, served as the Company’s independent registered public accountant for and during the years ended December 31, 2019 and 2018. The following table provides information regarding the fees for professional services provided by Deloitte & Touche for 2019 and 2018:

Fee Type	2019	2018
Audit Fees (1)	$5,001,135	$5,604,359
Audit-Related Fees (2)	220,540	1,126,510
Tax Fees (3)	41,830	31,017
Total Fees	$5,263,505	$6,761,886
(1) Audit Fees in 2019 and 2018 included fees for: (i) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (ii) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (iii) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2019 and 2018 fiscal years.
(2) Audit-Related Fees in 2019 included fees for the audit of several of the Company’s employee benefit plans. Audit-Related Fees in 2018 included fees for (i) due diligence services; and (ii) the audit of several of the Company’s employee benefit plans.
(3) Tax Fees in 2019 included fees to prepare forms and schedules for several of the Company’s employee benefit plans and other miscellaneous tax services. Tax Fees in 2018 included fees to prepare forms and schedules for several of the Company’s employee benefit plans.
Pre-Approval of Services by Independent Registered Public Accountant
Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Kemper’s independent registered public accountant, including the pre-approval of audit engagements and all permitted non-audit engagements of the independent registered public accountant. Pre-approval of non-audit services may be delegated to the chair of the Audit Committee. All services provided to Kemper by Deloitte & Touche in 2019 and 2018 were pre-approved by the Audit Committee.

Kemper Corporation 2020 Proxy Statement 17

Proposal 2

Proposal 2: Advisory Vote to Ratify the Selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accountant

Overview
The Audit Committee considered the performance and qualifications of Deloitte & Touche and has reappointed Deloitte & Touche to serve as the Company’s independent registered public accountant for the fiscal year 2020, and the Board is asking shareholders to ratify that selection. Under applicable laws, rules and regulations, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant. The Board believes that shareholder ratification of the appointment of the independent registered public accountant, while not legally required, represents good governance practice in light of the significance of the independent registered public accountant’s role in the process of ensuring the integrity of the Company’s financial statements.
The vote is advisory, which means the vote is not binding on the Company, the Board or the Audit Committee. The affirmative vote of a majority of the votes cast with respect to the proposal is required to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountant for the 2020 fiscal year. In the event the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.
It is expected that representatives from Deloitte & Touche will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote
If a quorum is present, the selection of Deloitte and Touche as the Company’s independent registered public accountant for 2020 will be ratified by the affirmative vote of the majority of votes cast, meaning the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” Proposal 2.

Kemper Corporation 2020 Proxy Statement 18

Executive Officers

Executive Officers
The following narratives summarize the business experience over at least the last five years of the Company’s current executive officers, other than Mr. Lacher, whose business experience was described above in the Election of Directors section on page 11. The positions described below as being with the Company may have been held with Kemper or one or more of its subsidiaries. The executive officers serve at the pleasure of the Board.

John M. Boschelli, Executive Vice President and Chief Investment Officer, 51
Mr. Boschelli joined the Company in December 1997 and assumed his current position with the Company in May 2009. Mr. Boschelli served as the Company’s Treasurer from February 2002 to May 2009, as Assistant Treasurer from December 1999 to February 2002 and in various other positions from December 1997 to April 1999.

Charles T. Brooks, Executive Vice President, Operations and Systems, 53
Mr. Brooks joined the Company in May 2016 as Senior Vice President & Chief Information Officer and assumed his current position in March 2017. Prior to joining the Company, Mr. Brooks served as the Global Operations and Technology Officer for ACE Limited (now Chubb), a position he held from August 2011 to December 2015. From February 2009 to August 2011, Mr. Brooks served as Senior Vice President/Head, Member and Plan Sponsor Services for Aetna. Mr. Brooks previously served as Senior Vice President, Operations and Chief Information Officer, Personal Lines for Travelers from December 2003 to February 2009 and as Partner, Financial Services - Insurance Practice at Accenture from June 1998 to December 2003.

C. Thomas Evans, Jr., Executive Vice President, Secretary and General Counsel, 61
Mr. Evans joined the Company in 1992 and assumed his current position with the Company in May 2015. Mr. Evans served as Secretary and Associate General Counsel from May 2011 to May 2015. Mr. Evans served as the Company’s Assistant General Counsel from May 2002 to May 2011 and as Counsel from April 1992 to May 2002. Before joining the Company in 1992, Mr. Evans was in private practice with the law firm of Winston & Strawn, where his practice focused on commercial litigation.

Mark A. Green, Executive Vice President, Business Development and Reinsurance, 52
Mr. Green joined the Company in May 2016 as the President of the Life & Health Division, and assumed the position over Business Development and Reinsurance in November 2019. Prior to joining the Company, Mr. Green held various executive positions with Allstate Corporation from March 2009 to May 2016, and most recently served as President-Encompass Insurance Company from August 2015 to May 2016. During his tenure with Allstate, he also served as President-Allstate Dealer Services, President-Ivantage and Senior Vice President-Allstate Financial. Prior to Allstate, Mr. Green served as Chief Risk Officer/Executive Vice President with AIX Group from July 2005 to March 2009. He previously served as Vice President-Wells Fargo Insurance Services from July 2003 to July 2005, Vice President of Chubb Financial Solutions from July 2002 to July 2003 and served in various management roles at Swiss Re from July 1995 to July 2002.

Kimberly A. Holmes, Executive Vice President, Chief Actuary and Strategic Analytics Officer, 56
Ms. Holmes joined the Company in her current position in February 2019. Prior to joining the Company, Ms. Holmes served as Senior Vice President & Global Head of Strategic Analytics at AXA XL from December 2010 to January 2019. Prior to this position, Ms. Holmes served in various senior roles at Endurance Specialty Insurance Ltd., from March 2002 to November 2010, including Senior Vice President and Chief Actuary and as Global Head of Reinsurance Risk Management. Previously, Ms. Holmes served in senior positions at Enterprise Reinsurance Ltd. from August 1998 to March 2002 and at General Reinsurance from August 1992 to August 1998.

Kemper Corporation 2020 Proxy Statement 19

Executive Officers

James J. McKinney, Executive Vice President and Chief Financial Officer, 40
Mr. McKinney joined the Company in his current position in November 2016. Prior to joining the Company, Mr. McKinney served as Executive Vice President, Chief Financial Officer for Banc of California from November 2015 to November 2016 and as Executive Vice President, Chief Accounting Officer from September 2015 to November 2015. From November 2012 to July 2015, Mr. McKinney held senior executive positions with International Lease Finance Corporation, a unit of AerCap Holdings N.V., where he served most recently as Vice President, Controller and previously as Vice President, Principal Accounting Officer and Global Corporate Controller. Mr. McKinney previously held several senior financial positions with RBS Citizens Asset Finance from June 2004 to November 2012, most recently as Vice President, Head of Balance Sheet Management, Operations & Strategy.

Christine F. Mullins, Executive Vice President and Chief Human Resources Officer, 61
Ms. Mullins joined the Company in her current position in November 2016. Prior to joining the Company, Ms. Mullins served as a Partner at CEO.works from January 2015 to October 2016. From April 2008 to December 2014, Ms. Mullins served in a number of executive human resource positions at Zurich Insurance Group, most recently as Head of HR Strategy and Global Services from November 2012 to December 2014. She previously served as Human Resource Chief Operating Officer and Director of Human Resources Transformation for Zurich from June 2011 to November 2012. Prior to joining Zurich, Ms. Mullins held various executive and management positions with Motorola, Inc. from 1979 to 2008.

Anastasios Omiridis, Senior Vice President, Deputy Chief Financial Officer and Principal Accounting Officer, 52
Mr. Omiridis joined the Company in his current position in September 2019. Prior to joining the Company, Mr. Omiridis served as Senior Vice President and Chief Financial Officer of Chubb Life, a segment of Chubb Limited, from May 2017 to September 2019. Prior to that, he was Senior Vice President and Chief Accounting Officer for Argo Limited from December 2012 to January 2017. Prior to Argo Limited, Mr. Omiridis held similar senior roles at MetLife from August 2007 to December 2012, which includes roles held at American Life Insurance Company prior to its acquisition by MetLife in November 2010, and Scottish Reinsurance from June 2006 to August 2007.

Duane A. Sanders, Executive Vice President and President, Property & Casualty Division, 63
Mr. Sanders joined the Company in his current position in January 2018. Prior to joining the Company, Mr. Sanders spent 16 years at Travelers, from August 2001 to January 2018, in several senior leadership roles, most recently as Senior Vice President of Small Commercial, leading Field Operations, National Programs, National Distribution, International Small Commercial, and the broader Business Insurance Low Touch initiative. From 2013 to 2016, Mr. Sanders held various senior leadership roles at Travelers Canada, including CEO and COO. Prior to joining Travelers, Mr. Sanders held various senior leadership positions at Mobile America Insurance Group from 1995 to 2001.

Erich Sternberg, Executive Vice President and President, Life & Health Division, 51
Mr. Sternberg joined the Company in his current position in March 2020. Prior to joining the Company, Mr. Sternberg was Chief Executive Officer at Starmount Life Insurance Company, which was acquired by Unum Group in August 2016, and served on the Unum US senior leadership team and as advisor to Unum Group’s Colonial Life unit.  He served in various roles at Starmount and Jaimini Health (dba PrimeCare Dental Plan) beginning in 1998, serving as President of Starmount from January 2000 to March 2019 and Chief Executive Officer beginning in January 2015. From 1992 to 1998, Mr. Sternberg served as a marketing and sales executive for Clinique International, a subsidiary of the Estée Lauder companies.

Kemper Corporation 2020 Proxy Statement 20

Compensation Committee Governance

Discussion of Compensation Committee Governance

Compensation Committee Authority and Delegation
The scope and authority of the Compensation Committee is described in the Board and Corporate Governance section on page 3. The Compensation Committee has authority to retain outside advisors to assist the committee in its evaluation of executive compensation, and to approve the fees and other terms of retention of such advisors. Under the terms of its charter, the Compensation Committee may delegate authority to subcommittees, consistent with applicable law. However, the Compensation Committee does not presently have any subcommittees and no such delegations have been made.
The Compensation Committee has delegated authority to the Company’s CEO to grant, and designate recipients for, a limited number of awards under the Omnibus Plan, and to determine the size, terms and conditions of such awards. The delegated authority covers only new hire, promotional and retention awards to employees other than the Company’s executive officers. The delegated authority is regularly monitored by the Compensation Committee.

Compensation Committee Process Overview
The Compensation Committee performs an annual review of the Company’s executive compensation policies, practices and programs, and of the compensation provided to the Company’s executive officers and directors. Annual reviews have historically started at the Compensation Committee meeting held in the last quarter of each year, with compensation determinations for the Company’s executive officers approved at its first quarter meeting of the following year. Each year the Compensation Committee makes decisions on the following matters, generally at or prior to its first quarter meeting:

•	annual compensation of the Company’s executive officers;

•
determination of the amounts of any annual cash incentives payable for the prior year, including validation of performance results for determining any payouts under performance-based cash and equity-based compensation awards granted for prior years;

•	any changes to Kemper’s executive compensation plans and programs; and

•	determinations as to the current-year cash and equity-based compensation.
The CEO plays a key role in the decision-making process for determining the annual compensation of the other executive officers by providing performance assessments and making compensation recommendations to the Compensation Committee on salary, annual cash incentives, and equity-based compensation awards. The Compensation Committee considers these recommendations and meets with the CEO to discuss his rationale. The Compensation Committee works collaboratively with the CEO to obtain the benefit of his knowledge and judgment to determine the appropriate compensation for those executive officers.
At its first quarter meeting each year, the Compensation Committee approves recommendations to the Board for any changes to the non-employee director compensation program. The Company’s executive officers are not involved in the process of analyzing and determining compensation for the non-employee members of the Board, except the CEO, who participates as a Board member when non-employee director compensation is considered and determined by the Board.

The Role of Compensation Consultants
The Compensation Committee has engaged the services of independent compensation consultants to assist with its executive and non-employee director compensation review and oversight, and for such additional services as it has requested from time to time. Pay Governance LLC (“Pay Governance”) served as the Compensation Committee’s independent compensation consultant for 2019. The Compensation Committee asked Pay Governance to provide the committee with benchmarking data based on comparable companies in the insurance industry, as well as general benchmarking data for the executive officers, data and practices with respect to non-employee director compensation,

Kemper Corporation 2020 Proxy Statement 21

Compensation Committee Governance

advice on current trends and developments related to executive compensation, and advice on other executive and director compensation matters that arose in the ordinary course. The involvement of Pay Governance in the 2019 executive compensation decision-making process is described in more detail below in the discussion under the heading Benchmarking Analysis in the Compensation Discussion and Analysis section on page 23.
In July 2019, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) to serve as its independent compensation consultant. Before retaining F.W. Cook and Pay Governance as its consultants, the Compensation Committee considered each firm’s independence and concluded that no factors existed that presented any independence issues or conflicts of interest under applicable rules of the NYSE or SEC.

Kemper Corporation 2020 Proxy Statement 22

Compensation Discussion and Analysis

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program and explains how the Compensation Committee made compensation decisions for the following named executive officers (“NEOs”) in 2019:

Named Executive Officer	Position with the Company in 2019
Joseph P. Lacher, Jr.	President and Chief Executive Officer
James J. McKinney	Executive Vice President and Chief Financial Officer
John M. Boschelli	Executive Vice President and Chief Investment Officer
Kimberly A. Holmes	Executive Vice President, Chief Actuary and Strategic Analytics Officer
Duane A. Sanders	Executive Vice President and President, Property & Casualty Division

Executive Summary
Overall Achievements and Results
Kemper proudly serves growing niche and underserved markets by providing appropriate affordable insurance and financial solutions. During 2019, we improved our financial strength and created shareholder value. Our excellent capital position, including debt-to-capital ratio and available liquidity, coupled with the recent ratings agency actions and dividend increase, is evidence of our continued financial strength and stability. We achieved continued double-digit return on equity, book value per share accretion, and increased net income.

We focused operational attention on key priorities, introduced new and refined processes, improved claims support, added workforce programs, enhanced technology platforms, and achieved significant accomplishments in our business lines:

Kemper Auto: We achieved the results we had targeted in our 2018 Infinity acquisition, including above-target written and earned premiums, total synergies, and operating earnings accretion. Our focus on product sophistication and geographic expansion resulted in industry-leading organic growth, bringing us closer to our goal to be the leading provider of specialty auto insurance.

Kemper Personal Insurance: We made further improvements in our preferred business, including the development of a new product and expanded use of our technology platform.

Kemper Life: We modernized processes and improved our product suite, contributing to business growth to levels not seen in 15 years.

Kemper Health: We made improvements in our claims and service that enhanced our customer experience.

Kemper Corporation 2020 Proxy Statement 23

Compensation Discussion and Analysis

Financial Performance

Overall Kemper financial results for 2019 compared to 2018 and 2017:

Major contributors to the improved financial performance in 2019
✓	Specialty P&C Insurance Segment: Strong operating performance; increased earned premiums, benefitting from accelerating diversified geographic growth and the acquisition of Infinity in July 2018
✓	Preferred P&C Insurance Segment: improved operating performance, reduced catastrophe volatility and enhanced product offerings
✓	Life & Health Insurance Segment: Increased earned premiums produced stable earnings, strong cash flow generation and valuable diversification benefits to the overall business
✓	Investments: Continued strong performance of diversified and highly rated investment portfolio

The improved financial performance led to significant gains for shareholders
✓
Stock Performance: Kemper’s share price improved from a $44.30 closing price on December 31, 2016 to $77.50 on December 31, 2019, an overall increase of 74.9% or annualized increases of 20.5% over the three-year period

✓	Dividends: Shareholder dividends increased 7.3% from 2016; dividends of $1.03 per share paid to shareholders in 2019
Executive Compensation Outcomes
Key features of the Company’s executive compensation program in 2019 include the following:

•	Salary, the only component that is fixed and not based on performance. Salary represents a relatively small portion of total compensation and is generally not adjusted annually.

Kemper Corporation 2020 Proxy Statement 24

Compensation Discussion and Analysis

•
Our annual performance-based cash incentive program (“Annual Incentive Program”) rewards participants for significant improvement and the overall performance results of the Company and its business units. The program allocates the highest compensation to the highest performing and most impactful participants. As a percentage of base salary, 2019 awards were lower than 2018 awards, but the 2019 amounts were the same or higher due to 2019 base salary increases.

•
Our performance-based equity awards include stock options and performance share units (“PSUs”), with three-year performance metrics tied to relative total shareholder return (“Relative TSR”) and adjusted return on equity (“Three-Year Adjusted ROE”). Equity awards are tied to key measures we believe are valued by shareholders including share price increases and relative shareholder return compared to similarly situated insurance companies, and adjusted return on equity, a key performance indicator in the insurance industry. These awards increase in value as our share price increases, aligning them with resulting gains by shareholders.

Overall, we believe our 2019 financial results provided a solid basis for the annual and equity incentive awards provided to our management team for their performance. We believe the results and awards effectively link pay and performance and align with shareholder interests.

We considered the 96 percent shareholder vote to approve the “say-on-pay” proposal at our 2019 Annual Meeting. We did not make any changes to our compensation program as a result of the vote in light of the strong favorable expression of shareholder support.

Executive Compensation Program
Summary of Executive Compensation Elements
The Company provides both fixed (salary) and performance-based (cash and equity incentives) compensation to NEOs. Most compensation awarded to each NEO in 2019 was “at-risk” to the executive because it was contingent on Company and individual performance and, for the PSU component, the number of shares ultimately paid out could vary from the initial award. Additionally, the value of the PSUs and stock options granted will change commensurately with the price of the Company’s Common Stock. The amount of “at risk” compensation based on performance is designed to be significantly more than salary. The following charts show each element of 2019 target NEO compensation, including the mix of annual cash and long-term equity incentives, as well as the overall percentages of fixed versus performance-based compensation for the CEO and for the other NEOs (on average):

Kemper Corporation 2020 Proxy Statement 25

Compensation Discussion and Analysis

CEO

Fixed Pay 12%
Salary 12%
PSUs 27%
Annual Incentive 32%
Stock Options 29%
Performance Based Pay 88%

Average of All Other NEOs

Fixed Pay
23%
PSUs
20%
Salary
23%
Stock Options
22%
Annual
Incentive
35%
Performance
Based Pay 77%

What We Do
✓
Pay-for-Performance: The majority of NEO total compensation is tied to Company, business unit and individual performance and is considered “at risk” by the Company, with actual value contingent upon performance results.
✓
Independence of Executive Compensation Consultant: The Compensation Committee has engaged executive compensation advisors who are independent in accordance with SEC and NYSE rules and have no personal relationships with our NEOs or Board members.

✓	Clawback Rights: Our cash incentive and equity programs include clawback rights on paid incentives in the event of certain accounting restatements or as otherwise required by applicable law.	✓	Independent Committee Members: All Compensation Committee members are independent in accordance with SEC and NYSE requirements and guidelines.
✓	Dividend Equivalents Paid Only on Earned Awards: Since 2018, dividend equivalents accrue on performance shares during the performance period and are paid on shares earned when they vest.	✓	Double-Trigger Change-in-Control: Our Company policy provides for change in control benefits only on a qualified termination of employment in connection with a change in control.
✓
Stock Ownership Guidelines: The Company maintains rigorous stock ownership guidelines for Directors, NEOs and other executive officers to reinforce the alignment of our executives with shareholder interests.
✓
Strive to Understand Shareholders’ Views on Executive Compensation: The supportive shareholder vote on the Company’s annual Say-on-Pay proposal demonstrates that the program aligns with shareholder expectations.

Kemper Corporation 2020 Proxy Statement 26

Compensation Discussion and Analysis

What We Do Not Do
✗	No Tax Gross-Ups: NEOs and other executive officers are not entitled to excise tax gross-ups under any Company policies or compensation programs.	✗	No Employment Contracts: The Company does not have employment contracts with its NEOs or other executive officers, who are all employees “at will.”
✗	No Hedging or Pledging: Directors and all employees who receive equity awards are prohibited from hedging, pledging or otherwise encumbering shares of the Company’s Common Stock.	✗	No Excessive Perquisites: Perquisites include annual executive physicals, financial planning services, additional insurance coverages and limited personal aircraft use.

Compensation Strategy and Analysis
General Strategy
In its deliberations on executive compensation, the Compensation Committee considers whether the cash and equity-based awards are consistent with the Company’s underlying principles and objectives, including long-term shareholder interests, the total value to individual executives and the cost to the Company. Executive compensation decisions reflect the following approach by the Compensation Committee:

•
Obtain a clear understanding of the business strategies and objectives of the Company, and the reasoning and recommendations of senior management. The Compensation Committee believes it is necessary to give significant weight to the views of the CEO and senior management;

•
Consider, with the assistance of its compensation consultant, industry data on compensation levels for similar positions at similar companies, particularly in the insurance industry, to assess the comparability of the Company’s pay practices and determine if any noted variances are reasonable, appropriate and purposefully designed to successfully attract, motivate and retain skilled executives in a highly competitive marketplace;

•
Provide executive officer salary adjustments only periodically, generally not more often than every three years, or as appropriate to reflect significant changes to the Company’s profile or increased management responsibilities, or to address significant changes to competitive market conditions;

•	Provide an annual cash incentive program structured to incentivize and reward exceptional financial, business unit and individual performance during the prior year;

•
Reward longer-term results through equity-based incentives, including PSUs with three-year performance metrics based on Relative TSR and Three-Year Adjusted ROE, and stock options that gain value based on absolute share price appreciation; and

•	Monitor compliance by the senior management team with Kemper’s stock ownership policy.

The following table summarizes the material elements of the Company’s 2019 executive compensation program. Further details regarding each of the elements are provided in the discussion that follows the table.

Kemper Corporation 2020 Proxy Statement 27

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION PROGRAM

Element	Key Characteristics	Why We Pay this Element	How We Determine Amount	2019 Decisions

Fixed Compensation
Salary	Fixed compensation payable in cash	Provides competitive cash compensation to attract, retain and motivate performance by talented executives	Established using market data as a reference. Adjustments generally made every 3-5 years, and/or to reflect significant changes in profile of Company, responsibilities, or competitive market	Salary increases provided to NEOs in 2019 reflect significant changes to Company and individual positions as a result of Infinity acquisition

Performance-Based Compensation (Variable)
Annual Cash Incentive	Variable cash compensation	Aligns compensation program with annual performance	Earned based on corporate, business unit and individual performance Program allocates highest compensation to the highest performing and most impactful participants	Aggregate annual incentive pool was about 118 percent of target pool, based on 2019 financial performance of the Company
Performance Share Units (PSUs)
Variable equity compensation

Earned based on results of performance metrics at the end of a three-year performance period (assuming continued employment)

Realizable value is variable based on multi-year Company financial performance and stock price appreciation

Align management’s interests with those of shareholders

Performance metrics driven by Company performance

Balance short-term focus of the Annual Cash Incentive by tying rewards to performance over multi-year periods

Along with stock options, provide mix of long-term incentives supporting business strategy
			Based on job scope, market data and individual performance Actual payouts can range from 0 to 200 percent of target shares, based on achievement of three-year performance goals	One-half of total annual equity award value was granted in form of PSUs PSUs were split equally between performance metrics based on Relative TSR, and Three-Year Adjusted ROE
Stock Options
Variable equity compensation

Nonqualified stock options vest over three years (assuming continued employment) and expire in 10 years

Realizable value is variable based on long-term stock price appreciation

Align management’s interests with those of shareholders

Focus management on long-term stock price appreciation

Balance short-term focus of Annual Cash Incentive by tying rewards to long-term performance over up to 10 years

Along with PSUs, provide a mix of long-term incentives that support business strategy
			Based on job scope, market data and individual performance	One-half of total annual value of equity award granted as stock options
Restricted Stock Units (RSUs)	Variable equity compensation Time-vested awards which generally vest over two to three years RSUs are not part of the annual grant, but are used in limited circumstances	Generally used to encourage retention and serve as an inducement to join or remain with the Company under certain circumstances	Based on job scope, future potential assessment and/or to replace compensation “left on table” for candidates, which serves as an inducement to join the Company	No RSUs were granted to NEOs in 2019

Kemper Corporation 2020 Proxy Statement 28

Compensation Discussion and Analysis

Benchmarking Analysis

As part of its executive compensation review for 2019, the Compensation Committee considered a benchmarking analysis provided by Pay Governance comparing the compensation components of salary, annual incentives, long-term incentives, and total compensation of the Company’s CEO and other executive officers relative to pay programs at a selected peer group (“Peer Group”). Where possible, each Company position was compared to industry data using functional counterparts or executives with similar roles at the peer companies, as well as compensation data disclosed in proxy statements filed in 2018.

The Compensation Committee approved changes to the Peer Group for 2019 to better reflect the larger size and profile of the Company with the addition of the Infinity business in 2018. The Peer Group changes were based on recommendations of Pay Governance and input from management. The revised Peer Group consisted of 16 publicly-traded companies in the insurance industry with profiles similar to the Company’s based on information disclosed in their annual reports and proxy statements. The Peer Group companies generally had a majority of operations in the property and casualty insurance industry, and variations in their revenues, assets and market capitalization versus the Company were considered when the group was selected.

The following companies were included in the Peer Group for 2019:

American Equity Investment Life Holding Company	CNO Financial Group, Inc.
American Financial Group, Inc.	Erie Indemnity Company
American National Insurance Company	First American Financial Corporation
Argo Group International Holdings, Ltd.	The Hanover Insurance Group, Inc.
Assurant, Inc.	Markel Corporation
W.R. Berkeley Corporation	Mercury General Corporation
Cincinnati Financial Corporation	Selective Insurance Group, Inc.
CNA Financial Corporation	Torchmark Corporation

To provide a broader context, Pay Governance also compared Kemper’s executive compensation levels against additional market references, including published survey data from similarly sized companies in the broader insurance industry, and general industry data from Willis Tower Watson executive pay surveys. The Compensation Committee did not consider the individual companies included in these additional market references for the CEO and does not believe their identification to be material with respect to the compensation of the other NEOs.

The Compensation Committee used the benchmarking data to test the reasonableness of the compensation paid to the Company’s executive officers. In evaluating the benchmarking data, the Compensation Committee did not follow a rigid process, establish specific pay objectives in evaluating the benchmarking data (such as, for example, targeting different elements of compensation at the median), or use the data as part of specific formulas when making compensation determinations for these executives. Instead, the Compensation Committee considered the benchmarking analysis as a means of identifying any outliers and determining whether the levels of compensation provided to the CEO and other executive officers were within appropriate ranges relative to comparable companies.

The benchmarking data was also subjectively considered by the Compensation Committee as an additional point of reference in its deliberations on compensation levels for these executives, along with other factors such as Company and business unit performance, individual performance, and the Company’s compensation philosophy and objectives. The Compensation Committee believes the Company’s executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.

Kemper Corporation 2020 Proxy Statement 29

Compensation Discussion and Analysis

Annual Determination of Specific Compensation
The objective of the Company’s executive compensation program is to attract, retain and motivate the performance of the Company’s executives by providing competitive compensation structured to incentivize performance in support of the Company’s strategy, and reward executives for achieving the desired financial results and increased shareholder value.
The annual compensation program for the NEOs consists of a fixed salary component, an annual cash incentive award component that varies based on performance, and an equity award based on multi-year financial metrics and long-term stock price appreciation. For the NEOs other than the CEO, the equity award value is at a target percentage of salary. The equity award value may be increased or decreased on occasion at the discretion of the Compensation Committee to recognize outsized performance, under performance or other significant factors.
As salary is the only component that is fixed and not based on performance, it represents a relatively small portion of total compensation, and is not adjusted annually. The Compensation Committee believes compensation based on performance, including awards under the Annual Incentive Program, stock options and PSUs, provide the most effective means of driving successful and shareholder-focused performance. Time-based RSUs are used in limited circumstances, specifically in grants to certain executives to induce them to join or remain with the Company.

Salaries
The Compensation Committee approved changes to NEO salaries for 2019. The 2019 salaries reflect adjustments to better align with target medians of the 2019 Peer Group based on benchmarking information presented by the Compensation Committee’s consultant, and reflect the enhanced NEO responsibilities for the operations and strategic initiatives of the larger, more complex Company resulting from the addition of Infinity.
The 2019 salaries for NEOs were as follows:

Name	2019 Salary ($)	Increase from 2018 Salary (%)
Joseph P. Lacher, Jr	1,000,000	33
James J. McKinney	575,000	27
John M. Boschelli	450,000	13
Kimberly A. Holmes (1)	420,000	Not applicable
Duane A. Sanders	600,000	24

(1) Ms. Holmes joined the Company in February 2019.

Performance-Based Cash Incentives and Equity Awards
Because each NEO holds a position that provides strategic direction, requires critical decision-making, and drives the Company’s performance and financial results, the Compensation Committee believes:

•	A material percentage of the NEO’s compensation should be linked to Company performance; and

•	Greater responsibilities should lead to greater opportunities for incentive compensation.
Accordingly, cash incentives and equity-based awards linked to the outcome of Company financial metrics comprise a significant portion of each NEO’s compensation. As previously noted, the Annual Incentive Program provides awards to the highest performing and most impactful participants.

Kemper Corporation 2020 Proxy Statement 30

Compensation Discussion and Analysis

Annual Cash Incentives for 2019
Executive Performance Plan
The Executive Performance Plan (“EPP”) is intended to serve as an “umbrella” plan and funding vehicle for annual cash incentives. The Compensation Committee intends to continue the process of approving an annual EPP formula and related allocations to plan participants as a good corporate governance practice even though the process was initially intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) requirements that no longer apply. This process will generally occur at the Compensation Committee’s first quarterly meeting of the year.
The 2019 annual incentives under the EPP were determined by the Compensation Committee using the multi-step process followed in prior years:

•
The 2019 annual cash incentive pool (“EPP Incentive Pool”) was determined by the performance results under the pre-approved formula based on pre-tax operating income from continuing operations, as adjusted, for the performance period ending on December 31, 2019;

•	Maximum payouts to EPP participants were determined based on the pre-approved allocations of the EPP Incentive Pool to individual participants; and

•
Actual payouts to the NEOs were determined under the Annual Incentive Program based on achievement of key performance results in the judgment of the Compensation Committee, with the CEO’s input with regard to payouts for the NEOs other than the CEO, and, in each case, resulted in the application of negative discretion.

For 2019, the EPP participants are the NEOs in the 2019 proxy statement. The formula approved for the 2019 EPP Incentive Pool was set as follows:

Formula for 2019 EPP Incentive Pool
7.5% of Income from Continuing Operations before Income Taxes as reported in the Company’s financial statements for the year ended December 31, 2019, modified as follows to account for items the Compensation Committee deems not indicative of the Company’s core operating performance:

(a) adjust the amount of Actual Catastrophe Losses and LAE to equal Expected Catastrophe Losses and LAE (italicized terms defined below);
(b) adjust Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings (italicized terms as reported in the Company’s 2019 financial statements) to equal Expected Net Realized Gains on Sales of Investments and Expected Net Impairment Losses Recognized in Earnings (italicized terms defined below);

(c) exclude significant unusual judgments or settlements in connection with the Company’s legal contingencies or defined benefit pension plans; and
(d) exclude additional significant unusual or nonrecurring items as permitted by the EPP.

The terms as used above are defined as follows:

•
“Actual Catastrophe Losses and LAE” means the actual Catastrophe Losses and associated Loss Adjustment Expenses (as described on page 36), including catastrophe reserve development, as reported in the Company’s management reports for the relevant year.

•
“Expected Catastrophe Losses,” “Expected Net Realized Gains on Sales of Investments,” and “Expected Net Impairment Losses Recognized in Earnings” means the amounts specified in the Company’s management reports as “Planned” or “Expected” for the 2019 annual performance period for, respectively: (a) Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, (b) Net Realized Gains on Sales of Investments, and (c) Net Impairment Losses Recognized in Earnings, as such terms as defined in 2019 Annual Report.

The following allocations of the 2019 EPP Incentive Pool were approved by the Compensation Committee to determine the maximum annual cash incentive payable to each plan participant:

Kemper Corporation 2020 Proxy Statement 31

Compensation Discussion and Analysis

•	36 percent to the Chief Executive Officer; and

•	16 percent to each of the other NEOs.
At its meeting in February 2020, the Compensation Committee certified the performance results under the 2019 EPP Incentive Pool formula and determined the amount of the 2019 EPP Incentive Pool to be $46,665,000. The Compensation Committee determined the maximum incentive amounts for the participating NEOs pursuant to the previously approved 2019 EPP Incentive Pool allocations, subject to the EPP Limit. In approving the actual annual incentive award payouts for Mr. Lacher and the other NEOs under the Annual Incentive Program, the Compensation Committee exercised negative discretion to reduce the size of awards from the amounts determined under the EPP formula for 2019.

2019 Annual Incentive Program
The Annual Incentive Program is a cash incentive program adopted in 2016 to replace the Company’s prior cash incentive program that had included both annual and multi-year components. Each year, a modeled pool is established for participating employee groups. For 2019, the modeled pool was based on historical target and payout values at each organizational level in an attempt to keep total compensation generally equivalent year over year. The modeled pool was adjusted for extenuating factors, partial year employment for new bonus-eligible participants, and achievement of key strategic projects.

The final Annual Incentive Program pool was allocated to the participating groups and distributed in individual awards based on performance. Initial recommendations were reviewed for calibration across function, organizational level, business groups and other relevant metrics, to significantly differentiate based on the results delivered and individual performance.

In determining awards under the Annual Incentive Program for the Company’s NEOs, the Compensation Committee considered quantitative financial performance measures and qualitative criteria. The Compensation Committee did not use a formula or assign any relative weighting to any performance measure. The Compensation Committee believes a strictly formulaic approach to individual incentive payments is not an appropriate substitute for the Compensation Committee’s deliberation and business judgment. The level of achievement of any financial or operational measure neither guarantees nor precludes the payment of an annual cash incentive but is given significant weight as a factor along with any additional information available to it at the time, including general market conditions.

The Compensation Committee applied its judgment to the following qualitative factors in its overall assessment:

•	Substantial progress on the strategic re-positioning of the Company and improved financial performance;

•	Completion of the Infinity transaction and the initial integration of Infinity into the Company;

•	Strong and consistent investment returns in a portfolio with increased assets;

•	Solid financial position, with adequate capital and liquidity to support the Company’s strategic plans;

•	Effective management of risk and expenses; and

•
Overall performance of the NEOs, based on the judgment of the Compensation Committee, the Chairman of the Board, and, in the case of the other NEOs, also the CEO, including perceptions on leadership, teamwork, effective management and oversight.

The Compensation Committee also reviewed quantitative factors and management’s progress toward improved financial and operating performance in 2019. The quantitative factors reviewed include net income, combined ratio, return on equity, written and earned premiums, and net investment income, by business segment and operating unit within each business segment. The Compensation Committee analyzed reported results against plan, prior-year and industry results and considered underlying trends. In addition, the Compensation Committee reviewed results with various adjustments for items it deemed not indicative of the Company’s core operating performance.

Kemper Corporation 2020 Proxy Statement 32

Compensation Discussion and Analysis

The Compensation Committee reviewed results with and without certain adjustments, including the following:

•	Reported results including Actual Catastrophe Losses and LAE, and Actual Catastrophe Losses and LAE adjusted to expected losses;

•	Reported results with and without unusual charges or gains; and

•	Reported results including realized gains and losses and impairments, and results adjusted to expected realized gains and losses and impairments.

In determining award payouts for the individual NEOs under the Annual Incentive Program, the Compensation Committee reviewed key business results and factors considered critical to the success of their respective business units and functional areas in addition to the qualitative and quantitative factors described above.

The Compensation Committee considered net income and return on equity, with and without certain adjustments, although these measures were not individually determinative or given any specific weight in comparison with other measures considered in determining adjustments to the initial pool and specific incentive awards for the 2019 Annual Incentive Program.

The following table shows 2019 and 2018 actual Net Income and Return on Equity, each as reported and as adjusted:

2019 versus 2018 Performance Comparisons
Measure	2019 Actual	2018 Actual
Net Income	$531.1 million	$190.1 million
Adjusted Net Income (1)	$408.3 million	$290.4 million
Return on Equity (“ROE”) (2)	15.1%	7.4%
Adjusted ROE (1)(2)	12.6%	11.9%

(1)	Non-GAAP financial measure - See Appendix A for GAAP to Non-GAAP reconciliation

(2)	Calculated using average of beginning-of-year and end-of-year shareholders’ equity

The aggregate total of incentive payouts for the Annual Incentive Program under the EPP was $5.88 million, significantly less than the maximum amounts allocated under the 2019 EPP Incentive Pool and represented about 12.6 percent of the total pool available across the NEO group. The following table shows the 2019 EPP Incentive Pool allocations and maximum amounts payable for 2019 annual awards under the EPP and the actual 2019 annual EPP award payouts approved for the EPP participants:

Annual Incentive Payouts - 2019 Annual EPP Awards
Name	Allocated Percentage of EPP Incentive Pool(%)(1)	Maximum Award (Lower of EPP Incentive Pool Allocation or EPP Limit) ($)(2)	Actual Award Payout($)	Actual Award Payout as Percentage of Maximum (%)
Joseph P. Lacher, Jr.	36	6,000,000	2,700,000	45.0
James J. McKinney	16	6,000,000	1,100,000	18.3
John M. Boschelli	16	6,000,000	600,000	10.0
Kimberly A. Holmes	16	6,000,000	375,000	6.3
Duane A. Sanders	16	6,000,000	1,100,000	18.3
(1) The amount of the 2019 EPP Incentive Pool was $46,665,000 as determined by the Compensation Committee.
(2) Maximum awards determined in accordance with the 2019 EPP formula exceeded the $6,000,000 EPP Limit.

Kemper Corporation 2020 Proxy Statement 33

Compensation Discussion and Analysis

The Compensation Committee believes these NEO annual incentive award payouts reflect fairly the actual financial performance outcomes achieved during 2019 and the qualitative factors considered by the Compensation Committee as described above and, more specifically, recognition of the following issues deemed most pertinent to the individual officer’s responsibilities:

•
Mr. Lacher completed another year of excellent performance, generating significant value for shareholders through his management of the Company’s portfolio of specialty businesses. With strategic insight and direction, he led his team to success in the Specialty segment and the integration of Infinity and resulting synergies achieved, and growth of the Life & Health segment.

•
Mr. McKinney directed the strategic moves for the enterprise that resulted in strong capital positioning with ample liquidity to support the Company’s strategic initiatives. The Company’s capital position, balance sheet strength, including debt-to-capital ratio and available liquidity, coupled with the 2019 ratings agency actions and dividend increase, demonstrates continued financial strength and stability.

•
Mr. Boschelli managed an investment group that produced solid results, leveraged the structure of the Company’s two operating divisions, extended and improved the duration of the investment portfolio for the life insurance companies and achieved returns with a diversified and highly-rated investment portfolio that grew 12 percent in 2019 to $9 billion at the end of the year.

•
Ms. Holmes joined the Company at the beginning of 2019. During the year she initiated plans to develop strategy and increase capabilities to enhance analytic superiority as a key to systematic, sustainable competitive advantages. Her initial steps focused on strategic design and building a team focused on enterprise-wide information and insight management.

•
Mr. Sanders drove significant changes in the Property & Casualty Division, resulting in out-performance in the Specialty segment in both profit and growth and expansion into new geographies. His team made progress on targeted improvements in the Preferred segment, including a technology conversion project and the design of a new home product.

Equity-Based Compensation Awards

Equity-based compensation continues to be an integral part of the Company’s executive compensation program. The Compensation Committee believes the Company’s equity-based compensation program incentivizes performance and stock ownership by its executive officers, thereby aligning the interests of the Company’s management and shareholders.

Award Methodology

The 2019 annual executive compensation program continued the prior year’s mix of equity-based, long-term incentive compensation awards consisting of both PSUs and stock options. The 2019 equity awards for all NEOs were allocated 50 percent in stock options and 50 percent in PSUs, with the number of shares subject to each grant determined with reference to the Common Stock price on the date of grant. The Compensation Committee approved an equity award for Mr. Lacher with a total value of $4.5 million. For the NEOs other than Mr. Lacher, the Compensation Committee followed a target-value approach, with the equity award value based on a set percentage of their respective base salaries. The values of the long-term incentive awards granted in February 2019 were at the target values of 180 percent of salary for Messrs. McKinney, Boschelli and Sanders and 145 for Ms. Holmes.

Mr. Lacher’s 2019 award was determined by the Compensation Committee, with input from the Chairman of the Board, based on, among other factors, his overall performance in 2019, performance on the 2019 objectives, as approved by the Board, total compensation for comparable CEOs, in light of the Company’s philosophy that Mr. Lacher’s total compensation should be heavily weighted towards performance-based compensation.

Kemper Corporation 2020 Proxy Statement 34

Compensation Discussion and Analysis

PSU Awards Granted in 2019

Fifty percent of the PSU awards granted to the NEOs in February 2019 were based on Relative TSR and 50 percent were based on Three-Year Adjusted ROE. These awards are subject to forfeiture and transfer restrictions until vesting on the date the Compensation Committee certifies the performance results (“Vesting Date”) in accordance with the award agreements. The number of PSU shares granted to each NEO in February 2019 (“Target Shares”) that will vest and be issued as Common Stock, if any, and the number of additional shares of Common Stock, if any, that will be granted on the Vesting Date (“Additional Shares”), will be determined based on the applicable performance results for the performance period, as described in detail below.

Shares Based on Relative TSR

For the 50 percent of PSUs based on Relative TSR, the determination of vesting will be based on the Company’s total shareholder return (“TSR”) over a three-year performance period ending on January 31, 2022 relative to a peer group comprised of all companies in the S&P 1500 Supercomposite Insurance Index (“PSU Peer Group”). In accordance with the award agreements, TSR is calculated based on the average of the closing stock prices for 20 consecutive trading days prior to the beginning and end of the performance period, and assumes all dividends issued over the performance period are reinvested. The award agreements provide for grants of Additional Shares to the award recipient if the Company’s relative performance exceeds the “target” performance level, which is the 50th percentile based on TSR relative to the PSU Peer Group (“Relative TSR Percentile Rank”). The number of Target Shares that will vest, if any, and the number of Additional Shares, if any, that will be granted, will be determined in accordance with the following table:

Kemper’s Relative TSR Percentile Rank	Total PSUs to Vest and/or Shares to be Granted on Vesting Date as Percentage of Target Shares (%)
At least 90th	200
75th	150
50th	100
25th	50
Below 25th	—

Shares Based on Three-Year Adjusted ROE
For the 50 percent of PSUs based on Three-Year Adjusted ROE, the determination of vesting will be based on the Company’s adjusted return on equity over a three-year performance period ending on December 31, 2021. The award agreements provide for grants of Additional Shares to the award recipient if the Company’s Three-Year Adjusted ROE exceeds the “target” performance level of 8.5 percent.
The number of Target Shares that will vest, if any, and the number of Additional Shares, if any, that will be granted, will be determined in accordance with the following table:

Three-Year Adjusted ROE (%)	Total PSUs to Vest and/or Shares to be Granted on Vesting Date as Percentage of Target Shares (%)
At least 10.0	200
8.5	100
7.0	50
Below 7.0	—

Kemper Corporation 2020 Proxy Statement 35

Compensation Discussion and Analysis

The applicable terms are calculated as follows:

Three-Year Adjusted ROE is computed by dividing the sum of Adjusted Net Income for each of the three years in the performance period by the sum of the Adjusted Average Shareholders’ Equity for each of the three years.

Adjusted Net Income is defined as Net Income as reported in the Company’s financial statements for the respective year, adjusted to account for the after-tax impacts of the following items, to the extent the Compensation Committee deems them not indicative of the Company’s core operating performance:

•	adjust the amount of Actual Catastrophe Losses and LAE to equal Expected Catastrophe Losses (italicized terms defined below);

•
adjust Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings (italicized terms as reported in the Company’s financial statements) to equal Expected Net Realized Gains on Sales of Investments and Expected Net Impairment Losses Recognized in Earnings (italicized terms defined below);

•	significant unusual judgments or settlements in connection with the Company’s legal contingencies or benefit plans; and

•	additional significant unusual or nonrecurring items as permitted by the Omnibus Plan.

Adjusted Average Shareholders’ Equity is defined as the simple average of Total Shareholders’ Equity (as reported in the Company’s financial statements) for the beginning and end of year for each year in the performance period, adjusted to account for the after-tax impacts of the following items, to the extent the Compensation Committee deems them not indicative of the Company’s core operating performance:

•	Unrealized Gains and Losses on Fixed Maturity Securities from Adjusted Shareholders Equity (italicized terms as reported in the Company’s financial statements as defined above and below);

•	the modifications made in calculating Adjusted Net Income; and

•	additional significant, unusual or nonrecurring items as permitted by the Omnibus Plan.

Actual Catastrophe Losses and LAE means the actual Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, as reported in the Company’s management reports for the relevant time period.

Expected Catastrophe Losses, Expected Net Realized Gains on Sales of Investments, and Expected Net Impairment Losses Recognized in Earnings means the amounts specified in the Company’s management reports as “Planned” or “Expected” for, respectively, (a) Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, (b) Net Realized Gains on Sales of Investments, and (c) Net Impairment Losses Recognized in Earnings.

Unrealized Gains and Losses on Fixed Maturity Securities means the Unrealized Gains and Losses on Fixed Maturity Securities as reported in the Company’s management reports.

Additional Information

For performance falling between the percentile levels specified in the first column of each table above, the number of shares that will vest and be issued as Common Stock or be forfeited, and the number of Additional Shares, if any, that will be granted on the Vesting Date will be determined by straight-line interpolation from the percentages specified in the table. Any Target Shares that do not vest in accordance with the table above will be forfeited on the Vesting Date. Under the terms of the applicable 2019 PSU award agreements, Target Shares of PSUs accrue dividend equivalents during the vesting period on the same basis as dividends paid to holders of outstanding shares of Common Stock, but are paid out after vesting only on the total number of shares actually earned.

Kemper Corporation 2020 Proxy Statement 36

Compensation Discussion and Analysis

The February 5, 2019 grant date fair value of the PSUs was estimated at $85.45 per share for the portion based on Relative TSR and $69.63 for the portion based on Three-Year Adjusted ROE. For a discussion of valuation assumptions, see Note 11, Long-term Equity-based Compensation, to the consolidated financial statements included in the Company’s 2019 Annual Report.
Performance Results for 2017 PSU Awards

Messrs. Lacher, Boschelli, McKinney and Sanders received PSU awards for 2017, half of which were based on Relative TSR and half of which were based on Three-Year Adjusted ROE. Ms. Holmes did not join the Company until 2019.

Shares Based on Relative TSR

On February 4, 2020, the Compensation Committee certified the performance results of the Company’s Relative TSR for the 2017 - 2019 performance period for the 2017 PSU awards based on Relative TSR. The TSR for Kemper and each company in the PSU Peer Group was calculated using the 20-day average trading price preceding the beginning and the end of the performance period. The Company’s TSR was determined to be 83.67 percent for the performance period. Relative to the PSU Peer Group, the Company ranked sixth out of the 50 companies, or at the 90th percentile. By comparison, peer companies closest to the 50th percentile (target level) and 25th percentile (threshold level), ranked approximately 25,and 38, respectively, out of the 50 companies. Since the Company’s performance was above the maximum level, the final number of shares earned equals 200 percent of the Target Shares based on Relative TSR granted in 2017. As a result, on the Vesting Date, February 4, 2020, all Target Shares vested and the same number of Additional Shares were granted. The NEOs received the following shares of Common Stock upon the vesting of their 2017 PSU Awards based on Relative TSR on February 4, 2020: Lacher (14,436); McKinney (6,236); Boschelli (5,544); and Sanders (5,496).

Performance of Kemper Common Stock Compared to S&P 1500 Supercomposite Insurance Index

The graph below shows relative TSR performance over the period from January 1, 2017 through December 31, 2019 and prior-period comparison.

Kemper Corporation 2020 Proxy Statement 37

Compensation Discussion and Analysis

Shares Based on Three-Year Adjusted ROE

On February 4, 2020, the Compensation Committee certified the performance results of the Company’s Three-Year Adjusted ROE for the 2017 PSU Awards. The Three-Year Adjusted ROE for the 2017-2019 Performance Period was calculated on the same basis as described above for the PSU awards granted in 2019 for the 2019-2021 performance period, but payouts were determined based on the following threshold, target and maximum levels:

Three-Year Adjusted ROE (%)	Total PSUs to Vest and/or Shares to be Granted on Vesting Date as Percentage of Target Shares (%)
At least 7.8%	200
6.5%	100
5.2%	50
Below 5.2%	0

The Company’s Three-Year Adjusted ROE was determined to be 10.7 percent for the 2017-2019 performance period.  Since the Company’s performance was above the maximum level, the final number of shares earned equals 200 percent of the Target Shares granted in 2017. As a result, on the vesting date, February 4, 2020, all Target Shares vested and the same number of Additional Shares were granted. The NEOs received the following shares of common stock upon the vesting of their 2017 PSU Awards based on Three-Year Adjusted ROE on February 4, 2020: Lacher (14,434); McKinney (6,236); Boschelli (5,542); and Sanders (5,494).

The graph below shows the Three-Year Adjusted ROE over the period from January 1, 2017 through December 31, 2019 and prior-period comparison.

Other Features and Practices Related to the Equity Incentive Program

Equity-Based Compensation Granting Process

The Compensation Committee follows an established Company process for the review, approval and timing of grants of equity-based compensation for all eligible employees of the Company, including its executive officers. In making his annual grant recommendations to the Compensation Committee, the CEO follows an established grant cycle, with the exception

Kemper Corporation 2020 Proxy Statement 38

Compensation Discussion and Analysis

of off-cycle grants made in connection with key new hire, promotion or retention awards which may be made with Compensation Committee approval or under the CEO’s delegated authority, as described in the next section. The Company’s executive officers play no role in the timing of option or other grants except with regard to such new hire, promotion or retention awards, the timing of which is driven by the circumstances of the underlying event.

The Company provides administration of the Company’s equity-based compensation plans. Following Compensation Committee approval, the Company delivers award agreements for acceptance by the recipients. All forms of equity-based compensation award agreements are approved by the Compensation Committee in advance of their initial use.

Delegated Authority

As previously mentioned, the Compensation Committee has delegated authority to the CEO to grant a limited number of shares under the Omnibus Plan in connection with new hire, promotional and retention awards to employees other than executive officers. The exercise price of each stock option award granted under the delegated authority is the closing price of a share of Common Stock on the grant date. The Compensation Committee is periodically informed about the awards granted pursuant to the delegated authority and periodically replenishes the share pool used in this program from the pool of shares available in the shareholder-approved Omnibus Plan.

Policies Regarding Stock Ownership of Directors and Executive Officers
Stock Ownership Policy
The Compensation Committee believes equity-based compensation awards to the executive officers, along with their subsequent retention of the acquired shares, further align their interests with those of the Company’s shareholders. The Company’s Stock Ownership Policy provides minimum ownership requirements for its non-employee directors and executive officers based on a multiple of their base compensation. The minimum ownership level for the Company’s CEO is shares valued at five times his annual salary, while the minimum level for the other NEOs is two times their annual salaries. the minimum ownership level for non-employee directors is five times the retainer for non-chair members. In calculating ownership for purposes of the policy, RSUs and DSUs are included, but not performance-based awards.
Also pursuant to the Stock Ownership Policy, each equity-based compensation award agreement for a grant to an executive officer imposes a holding period of one year for shares of Common Stock acquired in connection with the exercise of stock options or the vesting of other types of equity-based compensation awards, with the exception of shares sold, tendered or withheld to pay the exercise price or settle tax liabilities in connection with such exercise or vesting.
The Compensation Committee monitors shareholdings by executive officers and directors annually, as of year-end. As of December 31, 2019, the NEOs subject to the policy either exceeded the minimum levels required under the policy or were within the five-year grace period to attain the minimum required share ownership level due to their recent start dates with the Company. The amount of Common Stock beneficially owned by each NEO as of the Record Date is disclosed in the table under the Ownership of Kemper Common Stock section on page 65.

Hedging and Pledging Prohibition

Directors and all employees who receive equity awards are prohibited from hedging, pledging or otherwise encumbering shares of the Company’s Common Stock. Prohibited hedging instruments include, but are not limited to, prepaid variable forward contracts, equity swaps, put and call options, collars and exchange funds. Prohibited pledging arrangements involve providing Kemper securities as security, whether under a broker margin account, bank loan, line of credit or other financing arrangement.

Changes Made to NEO Compensation for 2020
At its meeting on February 4, 2020, the Compensation Committee approved 2020 compensation for the NEOs reflecting:
•No salary increases over 2019 levels

Kemper Corporation 2020 Proxy Statement 39

Compensation Discussion and Analysis

•2020 equity award to Mr. Lacher valued at $5.25 million
•2020 equity awards for other NEOs equal to 2019 awards

•
Equity award weighting between Stock Options and PSUs changed, with greater weighting on PSUs. Stock Option weighting decreased from 50% to 25% and PSU weighting increased from 50% to 75%. The weighting of Relative TSR and Adjusted ROE as PSU performance metrics also changed:

•Relative Total Shareholder Return (TSR) increased to 2/3 of PSU weighting
•Adjusted Return on Equity (ROE) decreased to 1/3 of PSU weighting

Perquisites

The NEOs receive a number of perquisites, including financial planning services, comprehensive annual physical examinations, personal umbrella liability policy and limited use of the Company’s aircraft. The Board has approved use of the Company’s aircraft by Mr. Lacher to attend board meetings of an outside non-profit organization for which he serves as a director and reimbursement of his related expenses. NEOs may be reimbursed for applicable expenses under the Company’s relocation program and in connection with spousal travel when accompanying the officer to off-site business meetings required for bona fide business reasons. NEOs may also have incidental personal use of cell phones, computer equipment and other resources provided primarily for business purposes. In 2020, an identity theft protection policy and a $250,000 supplemental death benefit associated with a Corporate Owned Life Insurance (“COLI”) policy were added.

Employee Welfare Benefit and Retirement Plans
The NEOs are eligible for the following plans:

•	Employee welfare benefits under plans generally available to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers;

•
Deferred Compensation Plan, which allows the NEOs to elect to defer a portion of their salaries and cash incentives. Information about the Deferred Compensation Plan in general, and more specific information about participation therein by the NEOs, is provided in the Nonqualifed Deferred Compensation Plan section on page 51;

•
Voluntary participation in the Company’s 401(k) Retirement Plan that includes a Company matching contribution feature offered to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements.

Additional information about the Company’s retirement plans and participation therein by the NEOs is provided in the Retirement Plans section on page 50.

Other Post-Employment Compensation

Change in control benefits applicable to the NEOs are described in more detail below under the section entitled Potential Payments Upon Termination or Change in Control on page 52. These benefits are provided under individual severance agreements with the NEOs and provisions included in agreements with all grant recipients in applicable equity award agreements under the Omnibus Plan. The NEOs are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above.

Kemper Corporation 2020 Proxy Statement 40

Compensation Discussion and Analysis

Tax Implications
Prior to the effective date of the Tax Cuts and Jobs Act of 2017 (“2017 Tax Reform Act”), Section 162(m) of the Code imposed a $1 million limitation on deductibility of compensation paid to the Company’s NEOs other than its Chief Financial Officer, but provided an exemption for performance-based compensation. The 2017 Tax Reform Act eliminated the performance-based compensation exemption and extended the $1 million deductibility limitation to the Company’s Chief Financial Officer and all employees who are “named executive officers” in any proxy statement filed by the Company after 2017. As a result, the Company no longer expects any compensation in excess of $1 million to be tax deductible if awarded to any officer who is a “named executive officer” in any proxy statement filed by the Company after 2017.

Kemper Corporation 2020 Proxy Statement 41

Compensation Discussion and Analysis

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee of the Board of Directors of Kemper Corporation:

Kathleen M. Cronin, Chair
Lacy M. Johnson
David P. Storch
Susan D. Whiting

Kemper Corporation 2020 Proxy Statement 42

Executive Officer Compensation & Benefits

Executive Officer Compensation & Benefits

Summary Compensation Table

The following table shows the compensation for fiscal years 2019, 2018 and 2017 for the NEOs serving during the year ended December 31, 2019, which include the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers:

SUMMARY COMPENSATION TABLE
Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compen-sation ($)(5)	Change in Pension Value and Nonquali-fied Deferred Compen-sation Earnings ($)(6)	All Other Compen-sation ($)(7)	Total ($)
Joseph P. Lacher, Jr., President and Chief Executive Officer	2019	979,167	—	2,288,136	2,455,441	2,700,000	—	138,206	8,560,950
	2018	750,000	—	1,776,855	1,755,329	2,500,000	—	123,695	6,905,879
	2017	750,000	—	617,748	1,484,099	2,000,000	—	88,298	4,940,145
James J. McKinney, Executive Vice President and Chief Financial Officer	2019	564,583	—	526,272	564,761	1,100,000	—	61,853	2,817,469
	2018	450,000	—	411,210	406,232	900,000	—	67,137	2,234,579
	2017	450,000	—	266,870	213,716	750,000	—	64,409	1,744,995
John M. Boschelli, Executive Vice President and Chief Investment Officer	2019	412,500	—	411,892	441,981	600,000	315,972	54,283	2,236,628
	2018	400,000	—	365,520	361,095	600,000	—	72,450	1,799,065
	2017	400,000	—	237,215	189,965	754,240	46,111	67,640	1,695,171
Kimberly A. Holmes, Executive Vice President, Chief Actuary and Strategic Analytics Officer	2019	385,000	1,125,000	561,323	610,295	375,000	—	416,472	3,473,090

Duane A. Sanders, Executive Vice President and President, Property and Casualty Division	2019	550,000	—	549,138	589,308	1,100,000	—	59,583	2,848,029
	2018	485,000	1,350,000	777,950	688,595	1,000,000	—	217,847	4,519,392

(1) Amounts for each officer are shown only for years in which the individual served as an NEO.

(2)
These amounts represent salary earned for each of the years an individual was an NEO. As a result, for any year in which an individual officer’s salary was increased or decreased, a portion of the amount of salary shown for such year was earned at the rate in effect prior to the adjustment. Salary adjustments for 2019 were effective in February.

(3) These amounts represent signing bonuses granted to Ms. Holmes in 2019 and Mr. Sanders in 2018.

(4)
These amounts represent the aggregate grant date fair values of the equity awards (stock options, PSUs and RSUs) to the designated NEOs pursuant to the Omnibus Plan. The Black-Scholes option pricing model was used to estimate the fair value of each option (including its tandem SAR) on the grant date. A Monte Carlo simulation method was used to estimate the fair values on the grant date of the awards of the PSUs based on Relative TSR. PSUs based on ROE and RSUs were valued using the closing price of a share of Common Stock on the grant date. For a discussion of valuation assumptions, see Note 11, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2019 Annual Report. These equity awards are subject to forfeiture and transfer restrictions until they vest in accordance with their respective grant agreements.

If achievement of the performance conditions at the maximum performance level is assumed, the aggregate number and market value of the payouts of PSUs would be as follows under awards granted in 2019 to each NEO:

Kemper Corporation 2020 Proxy Statement 43

Executive Officer Compensation & Benefits

Name	Number of Shares at Target Level (# of Shares)	Fair Value on Grant Date ($ per share)	Estimated Payout in Shares if Maximum Performance Level Achieved (# of Shares)	Estimated Value of Payout if Maximum Performance Level Achieved ($)
Joseph P. Lacher, Jr.	29,509	76.25	59,018	4,500,123
James J. McKinney	6,787	76.25	13,574	1,035,018
John M. Boschelli	5,312	76.25	10,624	810,080
Kimberly A. Holmes	3,994	76.25	7,988	609,085
Kimberly A. Holmes	2,945	84.90	5,890	500,061
Duane A. Sanders	7,082	76.25	14,164	1,080,005

(5)
These amounts were earned under the Company’s annual cash incentive programs. With regard to the payments shown for Mr. Boschelli, for 2017, they were made under the Annual Incentive Program and his 2015 multi-year award under the Company’s 2009 Performance Incentive Plan (“Multi-Year PIP Award”) (and paid in 2018). The amounts shown for the other NEOs other than Mr. McKinney were made for 2019, 2018 and 2017 (and paid in 2020, 2019 and 2018, respectively), under the Annual Incentive Program and the EPP. The amounts shown for Mr. McKinney were made for 2019 (and paid in 2020) under the Annual Incentive Program and the EPP and were made for 2018 and 2017 (and paid in 2019 and 2018, respectively) under the Annual Incentive Program.

(6)
These amounts represent the change in actuarial present value for Mr. Boschelli under the Company’s defined benefit pension plan (“Pension Plan”) and nonqualified supplemental defined benefit pension plan (“Pension SERP”) as of December 31 of 2019, 2018 and 2017 from the end of the prior calendar year. However, for 2018, no amount is shown for Mr. Boschelli because the change in actuarial present value was negative; the actual amount was ($125,957). No amounts are shown for the other NEOs because they were not eligible to participate in these plans due to their hire dates with the Company. The other NEOs except for Ms. Holmes (who did not join the Company until 2019) instead became participants in the retirement portion of the Company’s 401(k) Retirement Plan and a nonqualified supplemental defined contribution plan (“Retirement SERP”) after meeting initial eligibility requirements, as did Mr. Boschelli after the Pension Plan and Pension SERP were frozen as of June 30, 2016. The retirement portion of the 401(k) Retirement Plan and the Retirement SERP were discontinued as of January 1, 2019. For more information on these plans, see the narrative captioned Retirement Plans on page 50. The changes in pension values for 2019 is generally attributable to an increase in the present value of future payments due to a significant decrease in the applicable discount rate in 2019.

(7)	The amounts shown for 2019 for each NEO include perquisites and additional compensation of the types indicated in the following table, plus employer-paid health and life benefit costs:

Name	Perquisites and Other Personal Benefits (1)	Relocation Tax Reim- bursement	Company Cost for Welfare Benefits	Company Contributions to Defined Contribution Plans	Dividend Equivalents Paid on RSUs and Certain PSUs (2)
Joseph P. Lacher, Jr.	83,575	—	13,733	14,000	26,898
James J. McKinney	21,587	—	11,756	14,000	14,510
John M. Boschelli	21,183	—	12,218	14,000	6,882
Kimberly A. Holmes	232,927	158,689	11,125	13,731	—
Duane A. Sanders	24,138	—	15,785	14,000	5,660

(1)
The amounts in this column include the costs of financial planning services and an umbrella policy for each NEO and, for each NEO other than Mr. Sanders, also an executive physical. For Mr. Lacher, the value also includes the incremental costs of $52,835 for his use of the Company aircraft and reimbursement of his travel expenses to attend board meetings of an outside non-profit organization for which he serves as a director. For Mr. Lacher and Mr. Sanders the value also includes the costs of $5,098 and $5,294, respectively, for their spouses’ required attendance at a Company event. For Ms. Holmes, the value also includes reimbursement of relocation expenses in the amount of $212,941.

Kemper Corporation 2020 Proxy Statement 44

Executive Officer Compensation & Benefits

(2) The amounts shown are dividend equivalents paid on RSUs and PSUs for awards granted prior to November 2017 based on Three-Year Adjusted ROE, which are not factored into their grant date fair values reported in the Stock Awards column of the Summary Compensation Table. Dividend equivalents paid on PSUs based on Relative TSR are factored into such grant date fair values. Dividend equivalents are not paid on awards after 2017 but instead are paid only upon vesting.

Grants of Plan-Based Awards

PSU Awards

The PSUs awarded to the NEOs in February 2019 are subject to forfeiture and transfer restrictions until their vesting date following the three-year performance period in accordance with the terms of the award agreements. Determination of the number of shares of Common Stock that will vest or be forfeited, and of any Additional Shares that will be granted, will be based, for half of the PSUs, on the Company’s Relative TSR relative to the Peer Group, and for the other half of the PSUs, on the Company’s Three-Year Adjusted ROE, each based on a three-year performance period as described in more detail above in the Compensation Discussion and Analysis section under the heading PSU Awards Granted in 2019 beginning on page 35.

Stock Options
The stock options awarded to the NEOs in February 2019 are non-qualified options for federal income tax purposes, have an exercise price equal to the closing price of a share of Common Stock on the grant date and expire on the 10th anniversary of the grant date. The stock options include tandem SARs and become exercisable in three equal, annual installments beginning on the one-year anniversary of the grant date. References to stock options in this proxy statement generally include tandem SARs.

Incentive Plan Awards
Annual incentive compensation award payouts for 2019 were approved and made under the Company’s EPP and Annual Incentive Program in February 2020. The maximum potential amount for awards under the EPP shown in the table below is the maximum provided under the EPP for an annual award to any participant. The performance criteria and process of determining payouts under these awards are described in more detail in the Compensation Discussion and Analysis section under the heading Executive Performance Plan beginning on page 31.

Kemper Corporation 2020 Proxy Statement 45

Executive Officer Compensation & Benefits

The following table shows each grant to the NEOs in 2019 under the Company plans as described above:

GRANTS OF PLAN-BASED AWARDS IN 2019
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)	Estimated Future Payouts Under Equity Incentive Plan Awards (3)
Name	Grant Date (1)	Award Type	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Joseph P. Lacher, Jr.	2/5/2019	Stock Options	—	—	—	—	118,033	76.25	2,455,441
	2/5/2019	PSU	—	7,377	14,754	29,508	—	—	1,027,321
	2/5/2019	PSU	—	7,378	14,755	29,510	—	—	1,260,815
		Annual Incentive	6,000,000	—	—	—	—	—	—
James J. McKinney	2/5/2019	Stock Options	—	—	—	—	27,148	76.25	564,761
	2/5/2019	PSU	—	1,697	3,393	6,786	—	—	236,255
	2/5/2019	PSU	—	1,697	3,394	6,788	—	—	290,017
		Annual Incentive	6,000,000	—	—	—	—	—	—
John M. Boschelli	2/5/2019	Stock Options	—	—	—	—	21,246	76.25	441,981
	2/5/2019	PSU	—	1,328	2,656	5,312	—	—	184,937
	2/5/2019	PSU	—	1,328	2,656	5,312	—	—	226,955
		Annual Incentive	6,000,000	—	—	—	—	—	—
Kimberly A. Holmes	2/5/2019	Stock Options	—	—	—	—	15,974	76.25	332,308
	2/5/2019	PSU	—	999	1,997	3,994	—	—	139,051
	2/5/2019	PSU	—	999	1,997	3,994	—	—	170,644
	3/1/2019	Stock Options	—	—	—	—	11,779	84.90	277,987
	3/1/2019	PSU	—	736	1,472	2,944	—	—	114,124
	3/1/2019	PSU	—	737	1,473	2,946	—	—	137,505
		Annual Incentive	6,000,000	—	—	—	—	—	—
Duane A. Sanders	2/5/2019	Stock Options	—	—	—	—	28,328	76.25	589,308
	2/5/2019	PSU	—	1,771	3,541	7,082	—	—	246,560
	2/5/2019	PSU	—	1,771	3,541	7,082	—	—	302,578
		Annual Incentive	6,000,000	—	—	—	—	—	—
(1) The grant date is also the date of approval for all awards shown in the table with the exception of the March 1,
2019 grants to Ms. Holmes, which were approved as of February 5, 2019.

(2)
No threshold or target amounts are provided under the EPP or the Annual Incentive Program. The amounts shown represent the annual maximum incentive to any participant under the terms of the EPP because the amounts determined by the Compensation Committee at its meeting on February 4, 2020 based on the previously-approved formula and allocation percentages exceeded the maximum. The maximum amounts payable to each participant under the formula and allocation percentages for the 2019 EPP Incentive Pool approved by Compensation Committee could not have been determined at the beginning of the performance period. The process for determining the awards for the NEOs and the amounts of the awards that were approved by the Compensation Committee for 2019 are detailed in the narrative descriptions about the EPP and the Annual Incentive Program in the Compensation Discussion

Kemper Corporation 2020 Proxy Statement 46

Executive Officer Compensation & Benefits

and Analysis section on page 31 and the table captioned Annual Incentive Payouts - 2019 Annual EPP Awards on page 33.

(3)
These columns show a range of payouts possible under the PSU awards granted in 2019 under the Omnibus Plan. The amount shown in the “Target” column for each award represents 100 percent of the PSUs granted, which equals the number of units that would vest if the “Target” performance level is achieved. The “Threshold” level is the minimum level of performance that must be met before any payout may occur, and the amount shown in the “Threshold” column is 50 percent of the “Target” payout amount. The amount shown in the “Maximum” column is 200 percent of the “Target” payout amount. Further information about these awards is provided in the Compensation Discussion and Analysis section under the heading PSU Awards Granted in 2019 on page 35.

(4)	These are non-qualified stock options with tandem SARs granted under the Omnibus Plan.

(5)	The exercise price of the stock option awards is equal to the closing price of a share of Common Stock on the grant date.

(6)
The amounts shown represent the aggregate grant date fair values of the 2019 stock option and PSU awards. For stock options, the grant date fair values were estimated based on the Black-Scholes option pricing model. For PSUs based on Relative TSR, the grant date fair values were estimated using the Monte Carlo simulation method. For PSUs based on Three-Year Adjusted ROE, the grant date fair values were based on the closing price of a share of Common Stock on the grant date. For a discussion of valuation assumptions, see Note 11, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2019 Annual Report.

Outstanding Equity Awards at 2019 Fiscal Year-End
The following table shows the unexercised stock option awards and unvested RSU and PSU awards for each NEO granted under the Company’s Omnibus Plan and its predecessor plan that were outstanding as of December 31, 2019:

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
Joseph P. Lacher, Jr.	98,280	—		40.70	11/19/2025
	96,235	—		27.71	3/1/2026
	129,908	43,303	(1)	43.30	2/7/2027
	38,889	77,778	(2)	60.00	2/6/2028
	—	118,033	(3)	76.25	2/5/2029
						—			14,436	(4)	1,118,790
						—			14,434	(5)	1,118,635
						—			29,168	(6)	2,260,520
						—			29,166	(7)	2,260,365
						—			14,755	(8)	1,143,513
						—			29,508	(9)	2,286,870
James J. McKinney	5,037	5,038	(10)	40.20	11/17/2026
	6,236	6,236	(1)	43.30	2/7/2027
	9,000	18,000	(2)	60.00	2/6/2028
	—	27,148	(3)	76.25	2/5/2029
						5,334	(11)	413,385
						—		—	6,236	(4)	483,290
						—		—	6,236	(5)	483,290

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Executive Officer Compensation & Benefits

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END (continued)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
James J. McKinney						—	—	6,750	(6)	523,125
						—	—	6,750	(7)	523,125
						—	—	3,394	(8)	263,035
						—	—	6,786	(9)	525,915
John M. Boschelli	4,692	—		27.71	3/1/2026
	5,543	5,543	(1)	43.30	2/7/2027
	8,000	16,000	(2)	60.00	2/6/2028
	—	21,246	(3)	76.25	2/5/2029
						—	—	5,544	(4)	429,660
						—	—	5,542	(5)	429,505
						—	—	6,000	(6)	465,000
						—	—	6,000	(7)	465,000
						—	—	2,656	(8)	205,840
						—	—	5,312	(9)	411,680
Kimberly A. Holmes	—	15,974	(3)	76.25	2/5/2029
	—	11,779	(12)	84.90	3/1/2029
						—	—	3,994	(6)	309,535
						—	—	3,994	(7)	309,535
						—	—	1,473	(8)	114,158
						—	—	2,944	(9)	228,160
Duane A. Sanders	5,233	10,466	(13)	63.70	2/1/2028
	9,700	19,400	(2)	60.00	2/6/2028
	—	28,328	(3)	76.25	2/5/2029
						—	—	5,496	(4)	425,940
						—	—	5,494	(5)	425,785
						—	—	7,276	(6)	563,890
						—	—	7,274	(7)	563,735
						—	—	3,541	(8)	274,428
						—	—	7,082	(9)	548,855

(1)	These options are scheduled to vest on 8/7/2020.

(2)	These options are scheduled to vest on 2/6/2021.

(3)	These options are scheduled to vest ratably in equal increments on 2/5/2020, 2/5/2021 and 2/5/2022.

(4)
These PSUs vested on February 4, 2020, the date performance results were certified following completion of the three-year performance period for the 2017 PSU Awards based on Relative TSR that ended on January 31, 2020. The number shown represents the maximum number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2019 were above the target level). Market value was determined using the closing price of $77.50 per share of Common Stock on December 31, 2019, the last trading day of 2019.

(5)
These PSUs vested on February 4, 2020, the date performance results were certified following completion of the three-year performance period for the 2017 PSU Awards based on Three-Year Adjusted ROE that ended on December 31, 2019. The number shown represents the maximum number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2019 were above the target level). Market value was determined using the closing price of $77.50 per share of Common Stock on December 31, 2019.

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Executive Officer Compensation & Benefits

(6)
These PSUs are scheduled to vest on the date performance results are certified following completion of the three-year performance period for the 2018 PSU Awards based on Relative TSR that ends on January 31, 2021. The number shown represents the maximum number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2019 were above the target level). Market value was determined using the closing price of $77.50 per share of Common Stock on December 31, 2019.

(7)
These PSUs are scheduled to vest on the date performance results are certified for the three-year performance period for the 2018 PSU Awards based on Three-Year Adjusted ROE that ends on December 31, 2020. The number shown represents the maximum number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2019 were above the target level). Market value was determined using the closing price of $77.50 per share of Common Stock on December 31, 2019.

(8)
These PSUs are scheduled to vest on the date performance results are certified following completion of the three-year performance period for the 2019 PSU Awards based on Relative TSR that ends on January 31, 2022 based on Relative TSR. The number shown represents the target number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2019 were above threshold). Market value was determined using the closing price of $77.50 per share of Common Stock on December 31, 2019.

(9)
These PSUs are scheduled to vest on the date performance results are certified following completion of the three-year performance period for the 2019 PSU Awards based on Three-Year Adjusted ROE that ends on December 31, 2021. The number shown represents the maximum number of PSUs that could be earned (because the performance results for the performance period through fiscal year 2019 were above the target level). Market value was determined using the closing price of $77.50 per share of Common Stock on December 31, 2019.

(10) These options are scheduled to vest on 5/17/2020.

(11)	These RSUs are scheduled to vest on 4/1/2020. Market value was determined using the closing price of $77.50 per share of Common Stock on December 31, 2019.

(12)	These options are scheduled to vest ratably in equal increments on 3/1/2020, 3/1/2021 and 3/1/2022.

(13)	These options are scheduled to vest ratably in equal increments on 2/1/2020 and 2/1/2021.

OPTION EXERCISES AND STOCK VESTED IN 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Joseph P. Lacher, Jr.	—	—	96,236	7,790,304
James J. McKinney	11,274	436,702	15,409	1,230,346
John M. Boschelli	19,526	835,219	9,384	759,635
Kimberly A. Holmes	—	—	—	—
Duane A. Sanders	—	—	—	—

(1)
This is the total number of shares subject to the exercise transactions without deduction of any shares surrendered or withheld to satisfy the exercise price and/or tax withholding obligations related thereto.

(2)	This is the difference between the exercise price of the shares acquired and the market price of such shares on the date of exercise, without regard to any related tax obligations.

(3)	This is the gross number of shares that vested without deduction for any shares withheld to satisfy tax withholding obligations.

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Executive Officer Compensation & Benefits

(4)
This is the market value on the vesting date of the shares that vested, without regard to any related tax obligations. Market value was determined using the closing price per share of Common Stock on the vesting date.

Retirement Plans
The Company sponsors two tax-qualified retirement plans, the Pension Plan and the 401(k) Retirement Plan. Eligibility for the Pension Plan had required a hire date prior to January 1, 2006, and Mr. Boschelli is the only NEO who met the eligibility requirement. Effective June 30, 2016, the Pension Plan was frozen and its participants, including Mr. Boschelli, became eligible for the retirement portion of the 401(k) Retirement Plan.
Under the Pension Plan, a participant earned a benefit in an amount equal to a specified percentage of “Average Monthly Compensation” plus an additional specified percentage of “Average Monthly Compensation” above the monthly “Social Security Covered Compensation,” multiplied by the participant’s eligible years of service, up to a maximum of 30 years. “Average Monthly Compensation” is generally equal to the average of a participant’s highest monthly compensation over a 60-consecutive-month period during the 120-month period that ends three calendar months prior to a participant’s termination date, or for 2016, the date the Pension Plan was frozen. The “Social Security Covered Compensation” amount is determined from tables published by the Internal Revenue Service and changes each year. Mr. Boschelli is vested in the Pension Plan, as participants were vested after completing five years of service with the Company.
Employees hired on or after January 1, 2006 had been eligible to participate in the retirement portion of the 401(k) Retirement Plan, as were employees hired prior to 2006 after the Pension Plan was frozen, as noted above. As a result, until 2019, each of the NEOs other than Ms. Holmes, who did not join the Company until February 2019, were participants in the retirement portion of the 401(k) Retirement Plan. Effective January 1, 2019, the 401(k) Retirement Plan was amended to discontinue the retirement portion in favor of a better matching contribution for all employees under the 401(k) portion, and all employee retirement accounts were fully vested. In March 2019, a final annual contribution was made under the 401(k) Retirement Plan on behalf of each participant with a retirement account in an amount equal to the participant’s “Annual Compensation” multiplied by a specified contribution percentage based on the participant’s years of vesting service with the Company (as such terms are defined in the plan).
Compensation covered by both the Pension Plan and the retirement portion of the 401(k) Retirement Plan includes the participant’s salary and annual bonus. The normal form of distribution under the Pension Plan is a life annuity for a single retiree, or a joint and 50-percent survivor annuity for a married retiree. Other forms of annuity are available to participants, but all forms of payment are actuarially equivalent in value. The normal form of distribution under the retirement portion of the 401(k) Retirement Plan is a lump-sum payout. Age 65 is the normal retirement age under the qualified retirement plans.
The Company had established the Pension SERP and Retirement SERP as nonqualified supplemental plans to provide benefits to certain individuals in excess of the limitations imposed on the Pension Plan and the retirement portion of the 401(k) Retirement Plan, respectively, under the Code. The Pension SERP was effectively frozen as of June 30, 2016 when the Pension Plan was frozen, and the Retirement SERP was effectively frozen as of January 1, 2019 when the retirement portion of the 401(k) Retirement Plan was discontinued. The Retirement SERP and the Pension SERP benefits were computed using the same formula used for the respective tax-qualified retirement plan, without regard to the limits imposed under the Code. An employee who earned compensation over the qualified plan limitation were determined eligible to participate in the Retirement SERP, or previously the Pension SERP, by designation of the Board of Directors. For 2019, compensation to determine the benefit under the Pension Plan and the retirement portion of the 401(k) Retirement Plan was limited to $280,000.
The NEOs are also eligible to defer on a voluntary basis a portion of their salaries under the 401(k) portion of the 401(k) Retirement Plan that includes a matching contribution feature offered by the Company to all employees meeting the age and service-based eligibility requirements.
As noted above, only Mr. Boschelli was eligible to participate in the Pension Plan and Pension SERP due to his date of hire.
The following table shows the years of credited service and the present values of the accumulated benefits under the Pension Plan and Pension SERP for each NEO as of December 31, 2019:

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Executive Officer Compensation & Benefits

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Joseph P. Lacher, Jr.	Pension Plan	—	—	—
	Pension SERP	—	—	—
James J. McKinney	Pension Plan	—	—	—
	Pension SERP	—	—	—
John M. Boschelli	Pension Plan	18.5	599,132	—
	Pension SERP	18.5	664,151	—
Kimberly A. Holmes	Pension Plan	—	—	—
	Pension SERP	—	—	—
Duane A. Sanders	Pension Plan	—	—	—
	Pension SERP	—	—	—

(1)
A participant’s initial year of service as an employee was not used to determine credited service under the Pension Plan and Pension SERP. In addition, benefits for all participants under the Pension Plan were frozen as of June 30, 2016. The number of years of credited service shown for Mr. Boschelli are less than his actual years of service by nine years and six months due to the Pension Plan freeze date and a lump-sum payout of six-years of accrued benefits he received because of a break in his service with the Company in 1997.

(2)
These accumulated benefit values are based on the years of credited service shown and the Average Monthly Compensation (as defined in the Pension Plan) as of June 30, 2016, as described above in the narrative preceding this table. These present value amounts were determined on the assumption that distribution of benefits under the plans will not begin until age 65, the age at which retirement may occur under the Pension Plan and Pension SERP without any reduction in benefits, using the same measurement date, discount rate and actuarial assumptions described in Note 17, “Pension Benefits,” to the consolidated financial statements included in the Company’s 2019 Annual Report. The discount rate assumption was derived from the Aon Hewitt AA Bond Universe Curve as of December 31, 2019 with a single equivalent rate of 3.10 percent and the mortality assumptions were based on the PRI-2012 Table for Employees and Healthy Annuitants, Projected Fully Generationally with Scale MP-2019.

Nonqualified Deferred Compensation
Deferred Compensation Plan
The Deferred Compensation Plan was established to allow certain executives who are designated by the Board of Directors, as well as the non-employee members of the Board of Directors, to elect to defer a portion of their current-year compensation to a future period. The NEOs are eligible to participate in the Deferred Compensation Plan, but none elected to defer any of their 2019 compensation. The Deferred Compensation Plan is unfunded and exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company does not fund or make profit-sharing or matching contributions under the Deferred Compensation Plan, and participants have an unsecured contractual commitment by the Company to pay the amounts deferred, adjusted to recognize earnings or losses determined in accordance with their elections under the plan.
To participate in the Deferred Compensation Plan, an eligible individual must make an annual irrevocable election. The form and timing of the distribution of deferrals made during any given year is chosen when a participant elects to participate for that year and generally cannot be altered or revoked. The distribution for a particular year may be in the form of annual or quarterly installments payable up to a maximum of 10 years or a single lump-sum payment. All payments begin on January 1 of the year chosen by the participant when the election is made. A participant may elect to defer up to 60 percent of his or her regular annual salary and up to 85 percent of each award earned under any incentive plan award or annual discretionary bonus regardless of amount. Withdrawals are not permitted under the Deferred Compensation Plan other than regularly scheduled distributions or upon Death or Disability if so chosen by the participant at the time of the annual election.

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Executive Officer Compensation & Benefits

Each participant’s bookkeeping account is deemed to be invested in the hypothetical investment choice(s) selected by the participant from the choices made available by the Company. Investment choices may be changed by participants on a daily basis. Generally, the hypothetical investment alternatives offered by the Company include a range of retail mutual funds similar to the investment alternatives available to participants under the 401(k) Retirement Plan. Investment choices selected by a participant are used only to determine the value of the participant’s account. The Company is not required to follow these investment selections in making actual investments of amounts deferred under the plan.
Retirement SERP
The Retirement SERP is discussed above in the narrative captioned Retirement Plans beginning on page 50. As noted in that narrative, the Retirement SERP was effectively frozen as of January 1, 2019.
The following table shows the aggregate earnings in 2019 and the balances as of December 31, 2019 for the NEOs under the Deferred Compensation Plan and Retirement SERP:

NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Joseph P. Lacher, Jr.	Deferred Compensation Plan	—	—	—
	Retirement SERP	—	5,565	44,199
James J. McKinney	Deferred Compensation Plan	—	—	—
	Retirement SERP	—	1,088	10,338
John M. Boschelli	Deferred Compensation Plan	—	—	—
	Retirement SERP	—	6,159	45,016
Kimberly A. Holmes	Deferred Compensation Plan	—	—	—
	Retirement SERP	—	—	—
Duane A. Sanders	Deferred Compensation Plan	—	—	—
	Retirement SERP	—	—	—

Potential Payments Upon Termination or Change in Control
The following narrative describes the applicable terms of the agreements or plans that would provide benefits to the NEOs if their employment had terminated on December 31, 2019. The table below shows benefits that would have been payable to the NEOs as a direct result of either a change in control of the Company or the death or disability of the individual officer, had such an event occurred on December 31, 2019. The amounts shown in the table would have been payable pursuant to individual severance agreements (“Severance Agreements”) between the NEOs and the Company in the context of a “change in control” of the Company, as described below, or individual grant agreements executed with the Company in connection with cash incentive, stock option, PSU and/or RSU awards they received. None of the NEOs is a party to any other agreement with the Company that would have entitled him or her to receive any severance payments or other termination benefits from the Company as of December 31, 2019.
Retirement Plans
In addition to the amounts shown in the table on page 54 below, the NEOs would have been entitled to receive benefits to which they have vested rights upon retirement under the Pension Plan and Pension SERP (or 401(k) Retirement Plan and Retirement SERP), as described and/or quantified above under the heading Retirement Plans and in the Pension Benefits and Nonqualified Deferred Compensation tables and corresponding footnotes, as applicable. Any NEOs who had participated in the Deferred Compensation Plan might have been entitled to receive distributions in accordance with their previously chosen elections under the plan, as described above under the caption Nonqualified Deferred Compensation. In addition, the NEOs would have been entitled to receive benefits that are generally available to employees of the Company and do

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Executive Officer Compensation & Benefits

not discriminate in scope, terms or operation in favor of executive officers. These include benefits payable: (a) upon termination of employment, such as payments of 401(k) Retirement Plan distributions and accrued paid time off; and (b) upon death or disability, under life, business travel or long-term disability insurance. None of the NEOs were eligible to begin receiving early retirement benefits as of December 31, 2019.
Severance Agreements
The Severance Agreements would provide various severance benefits to the NEOs in the event their employment terminates under certain circumstances within two years after a “change in control.” Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated with “good reason,” in either case in anticipation of a change in control. Under the Severance Agreements, a “change in control” is deemed to occur if any person (excluding certain defined persons) is or becomes, directly or indirectly, the beneficial owner of 25 percent or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Severance Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board, or if, under the circumstances specified in the Severance Agreements, a merger or consolidation of the Company or sale of substantially all of the Company’s assets is consummated or a liquidation or dissolution plan is approved by the Company’s shareholders.
If applicable, each NEO would be entitled under the Severance Agreements to receive the following, subject to execution of a release and other specified requirements:

•
a lump-sum severance payment based on a multiple of three (for Mr. Lacher) or two (for the other NEOs) of such officer’s annualized salary and annual incentive, determined as of the higher of such officer’s prior-year annual incentive or a percentage of such officer’s salary (150 percent for Mr. Lacher or 110 percent for the other NEOs) (“Annual Incentive”) plus a pro-rata portion of the Annual Incentive based on the number of months such officer was employed during the year in which the change in control occurred;

•
continuation for three years (for Mr. Lacher) or two years (for the other NEOs) of the life insurance benefits being provided by the Company to such NEO and his dependents immediately prior to termination;

•
a lump-sum payment equal to the excess of cost for COBRA coverage over the employee-cost for health insurance benefits for 36 months (for Mr. Lacher) or 24 months (for the other NEOs) being provided by the Company to such NEO and his family immediately prior to termination, regardless of whether COBRA coverage is elected by the NEO; and

•	outplacement services at the Company’s expense for up to 52 weeks.
The Severance Agreements include a provision related to potential excise taxes payable by the NEOs under Sections 4999 and 280G of the Code that would entitle them to receive either (a) the full benefits payable as a result of a qualifying termination related to a change of control, whether under the Severance Agreements, equity award agreements or other applicable provisions (subject to such potential excise taxes), or (b) a reduced amount that falls below the applicable safe harbor provided under Section 280G, whichever amount provides the greater after-tax value to the NEO.
Equity-Based Awards
Stock Option Awards
If the employment of an NEO had terminated as of December 31, 2019 due to death or disability or due to a change in control of the Company, any outstanding unvested stock option award would have vested on the termination date. For awards granted beginning in 2014, if the employment of an NEO had terminated as of December 31, 2019 and, as of such date, such officer was Retirement Eligible, any outstanding unvested stock option award would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2019 for any other reason, such outstanding unvested stock option awards would have been forfeited on the termination date.

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Executive Officer Compensation & Benefits

RSU Awards
If the employment of an NEO had terminated as of December 31, 2019 due to death or disability or due to a change in control of the Company, any outstanding unvested RSU awards would have vested on the termination date. For awards granted beginning in 2014, if the employment of an NEO had terminated as of December 31, 2019 and, as of such date, such officer was Retirement Eligible, any outstanding unvested RSU awards would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2019 for any other reason, such outstanding unvested RSU awards would have been forfeited on the termination date.
PSU Awards
If the employment of an NEO had terminated as of December 31, 2019 due to a change in control of the Company, the performance period for any outstanding PSU awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest based on the greater of the target performance level or actual performance results for the truncated performance period.
If the employment of an NEO had terminated as of December 31, 2019 due to death or disability, the performance period for any outstanding PSU awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest at the target performance level, reduced pro-rata based on the ratio of the number of months in the truncated performance period to the total number months in the original performance period.
If the employment of an NEO had terminated as of December 31, 2019 and, as of such date, such officer was Retirement Eligible, any outstanding PSU awards would remain outstanding until the end of the original performance period and then vest or be forfeited as determined based on actual performance results, but reduced pro-rata based on the ratio of the number of months such officer was employed during the performance period to the total number months in the performance period. If, as of such termination date, such officer was not Retirement Eligible, any outstanding unvested PSU awards would have been forfeited on the termination date.
The following table shows amounts that would have become payable to the NEOs in connection with their termination of employment as of December 31, 2019 resulting from a change in control of the Company or the death or disability of the individual officer:

POTENTIAL PAYMENTS UPON TERMINATION FROM A CHANGE IN CONTROL (“CIC”)
OR DEATH/DISABILITY AT DECEMBER 31, 2019

Name	Lump-Sum Severance Payments (1)	Accelerated Stock Options (2)	Accelerated RSUs (2)(3)	Accelerated PSUs (2)(4)(5)	Services and Payments related to Welfare Benefits and Out-placement (6)	Total
Joseph P. Lacher, Jr.
Termination due to Change in Control	13,800,000	2,989,619	—	9,126,248	119,603	26,035,470
Death or Disability	—	2,989,619	—	3,324,830	—	6,314,449
Other Termination	—	—	—	—	—	—
James J. McKinney
Termination due to Change in Control	4,450,000	750,124	413,385	2,555,911	52,643	8,222,063
Death or Disability	—	750,124	413,385	992,799	—	2,156,308
Other Termination	—	—	—	—	—	—

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Executive Officer Compensation & Benefits

POTENTIAL PAYMENTS UPON TERMINATION FROM A CHANGE IN CONTROL (“CIC”) OR DEATH/DISABILITY AT DECEMBER 31, 2018 (continued)
Name	Lump-Sum Severance Payments (1)	Accelerated Stock Options (2)	Accelerated RSUs (2)(3)	Accelerated PSUs (2)(4)(5)	Services and Payments related to Welfare Benefits and Out-placement (6)	Total
John M. Boschelli
Termination due to Change in Control	2,700,000	496,128	—	2,188,135	57,762	5,442,025
Death or Disability	—	496,128	—	864,633	—	1,360,761
Other Termination	—	—	—	—	—	—
Kimberly A. Holmes
Termination due to Change in Control	2,187,500	19,968	—	813,469	63,497	3,084,434
Death or Disability	—	19,968	—	247,867	—	267,835
Other Termination	—	—	—	—	—	—
Duane A. Sanders
Termination due to Change in Control	4,500,000	519,341	—	2,537,604	94,530	7,651,475
Death or Disability	—	519,341	—	969,234	—	1,488,575
Other Termination	—	—	—	—	—	—

(1)
The amounts shown represent cash severance payable under the Severance Agreements assuming no reduction would be made under the provision in the agreements related to potential excise taxes payable by the NEOs under Sections 4999 and 280G of the Code. Any such reduction would have been determined based on the specific facts of the actual termination event.

(2)
The amounts shown for a hypothetical termination due to a change in control assume the acceleration of the vesting of outstanding stock options, PSUs and RSUs as of December 31, 2019. Acceleration of the vesting would occur automatically upon the death or disability of the NEO pursuant to the terms of the applicable plans and grant agreements. The amounts shown represent the “in-the-money” value of the stock options and market value of PSUs and RSUs that would have been subject to accelerated vesting as of December 31, 2019. The total numbers and market values of unvested PSUs and RSUs and the numbers of shares subject to outstanding stock options, and the exercise prices thereof, are set forth in the Outstanding Equity Awards at 2019 Fiscal Year-End table on page 47. The accelerated values shown were calculated using the closing price of $77.50 per share of Common Stock on December 31, 2019.

(3)	The amounts shown represent the values of outstanding RSUs that would automatically vest from the hypothetical termination event.

(4)
The amounts shown for a hypothetical termination due to a change in control represent estimated values of payouts under the 2017, 2018 and 2019 PSUs resulting from such event as of December 31, 2019. In such event, the payout under outstanding PSUs would be based on the greater of performance at the target level or actual performance results for a truncated performance period ending on the date of the change in control. Except for the 2019 PSUs based on Relative TSR, the values included in the table represent a payout at the maximum performance level because the actual performance for the truncated period exceed the performance level necessary to obtain a maximum payout. For the 2019 PSUs based on Relative TSR, the values included in the table represent a payout at the target performance level because the actual performance for the truncated period was below the target performance level necessary to obtain a maximum payout.

(5)
The amounts shown for a hypothetical death or disability represent estimated values of payouts under the 2017, 2018 and 2019 PSU awards resulting from such event as of December 31, 2019. In such event, the amount of the payout for each award would have been determined at the target level but reduced pro-rata based on the number of months in the Performance Period during which the NEO was an active employee for at least fifteen days divided by the total number of months in the original Performance Period.

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Executive Officer Compensation & Benefits

(6)
The amounts shown are the estimated costs to the Company to provide continuation of life insurance benefits for up to three years (in the case of Mr. Lacher) or two years (for the other NEOs), lump-sum payments related to health insurance, and outplacement services for fifty-two weeks pursuant to the Severance Agreements, as described in the narrative preceding this table. The lump-sum payment related to health insurance is equal to the amount the COBRA-rate would exceed the active-employee rate for the officer’s coverage for 36 months for Mr. Lacher and 24 months for all other NEOs regardless of whether such officer would elect to continue coverage under COBRA.

Pay Ratio Disclosure
Pay Ratio Disclosure
The Company determined our median employee from our entire employee population to provide a ratio comparison of the total compensation of Mr. Lacher, our CEO, with the total compensation of the median employee for 2019. In doing so, the Company annualized the compensation of all full-time and part-time employees. The median employee’s compensation was determined as of October 1, 2019, in accordance with the methodology and components used in the Summary Compensation Table for our NEOs. The 2019 total compensation was determined to be $54,726 for our median employee, ($49,036 base salary plus employer-paid health, life and retirement benefit costs of $5,763), and $8,560,950 for Mr. Lacher. Based on this information, the ratio of the annual total compensation of Mr. Lacher to that of the median employee is estimated to be 156 to 1. The applicable SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies and assumptions, and as a result, our estimated pay ratio may not be comparable to the pay ratios disclosed by other companies.

Kemper Corporation 2020 Proxy Statement 56

Proposal 3

Proposal 3: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Overview

This proposal provides you with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the NEOs as disclosed in this Proxy Statement in accordance with the applicable compensation disclosure rules (“Say-On-Pay Vote”). At the Company’s 2019 Annual Meeting, the Company’s shareholders approved the Company’s Say-On-Pay Vote by 96 percent of the votes cast on the proposal.

In voting on Proposal 3, you will be voting whether to approve the following resolution:

“RESOLVED, that, the Company’s shareholders approve the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of SEC Regulation S-K in the Proxy Statement for the 2020 Annual Meeting of Shareholders, including the section captioned Compensation Discussion and Analysis, the compensation tables and related narrative discussions.”

This proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the NEOs as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Compensation Discussion and Analysis section of this Proxy Statement that begins on page 23 above provides an Executive Summary and detailed information on the executive compensation program and amounts paid to the Company’s NEOs for 2019. The Company encourages you to review the Compensation Discussion and Analysis in considering whether to vote in favor of this proposal. The Company believes the 2019 executive compensation program has served as an effective means of attracting and retaining the new members of its leadership team and that the program’s components, including the Company’s Annual Incentive Program, serves as a key supporting mechanism to the Company’s improved financial performance.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” Proposal 3.

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Proposal 4

Proposal 4: Vote to Approve the Company’s 2020 Omnibus Equity Plan

Overview and Reason for Proposal

On February 5, 2020, the Board approved the 2020 Omnibus Equity Plan (“2020 Plan”), subject to approval of the shareholders at the Annual Meeting. If the 2020 Plan is approved by the shareholders, the Company will register the shares of Common Stock reserved for issuance thereunder on a Form S-8 and will use the 2020 Plan for all future awards of equity-based compensation granted to the Company’s employees, non-employee directors and other service providers, and no further grants will be made under the Company’s 2011 Omnibus Equity Plan (“2011 Plan”). All outstanding awards under the 2011 Plan will continue in effect according to the terms of the 2011 Plan and any applicable award agreements. As the 2011 Plan is the Company’s only existing equity plan, no other awards are outstanding. In approving the 2020 Plan, the Board considered the Company’s overall compensation philosophy and practices and input from the Committee’s independent compensation consultant.

The purpose of the 2020 Plan is to provide a means for attracting qualified individuals to work for the Company and enabling employees, directors and key advisors of the Company and its affiliates to develop a sense of proprietorship and personal involvement in the business of the Company, further aligning their interests with the interests of the shareholders of the Company.

Key Features of the 2020 Plan

The 2020 Plan incorporates a broad range of compensation and governance best practices, with some of the key features as follows:

✓	Wide variety of awards	Provides for options, stock appreciation rights, restricted stock, restricted stock units, performance units and other stock-based awards
✓	No evergreen provision	Limits term to ten years
✓	Limitation on dividend payments	Prohibits payment of dividends and dividend equivalents on unvested awards
✓	Pricing of options	Prohibits granting of options with an exercise price less than the fair market value of a share of Common Stock
✓	No repricing of awards	Prohibits repricing of outstanding stock options or stock appreciation rights
✓	Minimum vesting requirement	One-year minimum vesting requirement, subject to specified exceptions
✓	Limitation on director awards	Establishes $500,000 maximum value on annual awards to non-employee directors
✓	No “liberal” share counting	Prohibits adding back shares withheld to pay option exercise price or tax obligations upon option exercise or vesting of awards
✓	Performance-based awards	Provides for awards that are earned based on achievement of performance metrics
✓	Forfeiture and clawback provisions	Provides for forfeiture of outstanding awards and clawback of compensation in event of misconduct resulting in accounting restatement and other events
✓	Double-trigger change in control provisions	Limits events triggering favorable treatment in connection with a Change in Control to a participant’s death, disability or certain employment terminations

Summary Description of the 2020 Plan

The following is a description of the material terms of the 2020 Plan. The 2020 Plan is qualified in its entirety by reference to the 2020 Plan document, which is attached to this proxy statement as Appendix B and incorporated herein by reference. Shareholders are urged to read the actual text of the 2020 Plan in its entirety.

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Proposal 4

Eligibility

Participation in the 2020 Plan is limited to: (a) employees of the Company or its affiliates, (b) non-employee directors, and (c) any consultant, agent, advisor, or independent contractor selected by the Compensation Committee in its sole discretion who provides bona fide services to the Company or an affiliate (collectively, “Participants”). Approximately 190 individuals may currently be eligible as Participants to receive awards under the 2020 Plan.
Administration

The Compensation Committee is responsible for administering the 2020 Plan and has the power and discretion to interpret the terms and intent of the 2020 Plan and any related documentation, to adopt forms, rules and guidelines for administering the 2020 Plan, to select award recipients, to grant awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company and establish the terms and conditions of awards, and to modify and amend the 2020 Plan and any award agreement as permitted under the terms of the 2020 Plan. The Compensation Committee may delegate administrative duties and powers to one or more of its members or to one or more officers of the Company or its affiliates, agents or advisors, and the Board may authorize one or more Company officers or a Board Committee (in addition to the Compensation Committee) to designate employees to be recipients of awards and to determine the size and terms of such awards, with limitations as required by the 2020 Plan.

2020 Plan Term

Upon shareholder approval at the Annual Meeting, the 2020 Plan will become effective on May 6, 2020, or such other date on which shareholder approval is received, for a term of ten years, unless terminated sooner in accordance with its terms.

Share Authorization

A maximum number of seven million (7,000,000) shares of Common Stock (“Share Authorization”) may be issued pursuant to the terms of the 2020 Plan, and may include authorized and unissued shares or treasury shares. The Share Authorization is subject to adjustment as a result of an equity restructuring or other change in corporate capitalization of the Company as provided in the 2020 Plan document.

Types of Awards

The 2020 Plan provides the Compensation Committee with authority to grant the following types of awards and to determine the restrictions and conditions applicable to each award:

Restricted Stock and Restricted Stock Units

Restricted stock awards consist of shares of Common Stock that are issued to the Participant subject to conditions or specified restrictions that may result in forfeiture if not satisfied. Restricted stock unit awards are similar to restricted stock awards but do not involve the issuance of shares of Common Stock until after specified conditions are satisfied.

Options

The Compensation Committee may grant both incentive stock options and nonqualified stock options under the 2020 Plan. The exercise price for stock options cannot be less than the fair market value of a share of Common Stock on the grant date, which is the closing price as reported by the New York Stock Exchange (“Fair Market Value”), and re-pricing is prohibited. The term of a stock option can be no longer than ten years (subject to a limited extension in the event that the expiration date falls within a trading blackout applicable to the Participant).

Stock Appreciation Rights

The Compensation Committee may grant either freestanding or tandem stock appreciation rights. Tandem stock appreciation rights are issued in connection with a stock option award. The exercise price of a stock appreciation right cannot be less than the Fair Market Value of a share of Common Stock on the grant date, and re-pricing is prohibited. The exercise price and expiration date of a tandem stock appreciation right will be the same as for the tandem option. The term

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Proposal 4

of a stock appreciation right can be no longer than ten years (subject to a limited extension in the event that the expiration date falls within a trading blackout applicable to the Participant). Upon exercise of a stock appreciation right, the holder will be entitled to receive, for each share of Common Stock subject to the stock appreciation right, the spread between the exercise price and the Fair Market Value of a share of Common Stock on the exercise date. This spread will generally be paid in shares of Common Stock, although the Compensation Committee may provide for alternative settlement in cash in lieu of shares of Common Stock.

Performance Units

The Compensation Committee may grant performance unit awards, which will have an initial value determined by the Compensation Committee. Such awards will be earned only if and to the extent performance goals are met. The applicable performance goals and performance periods will be set forth in the individual award agreements and may vary among Participants. Payment of a performance unit award may be made in shares of Common Stock or cash.

Other Stock-Based Awards

The Compensation Committee may grant equity-based or equity-related awards other than options, restricted stock, restricted stock units, stock appreciation rights or performance units. The terms and conditions of each such “other stock-based award” shall be determined by the Compensation Committee. Other stock-based awards may entail the issuance of actual shares of Common Stock or payment in cash based on the value of shares of Common Stock.

Non-Employee Director Awards

The 2020 Plan provides for awards to non-employee directors of any type available under the 2020 Plan other than incentive stock options, which may be granted only to employees. The type, amount and terms of awards to be granted to non-employee directors, and the decision to grant any discretionary awards, shall be determined from time to time by the Board in its discretion after considering the recommendation of the Compensation Committee. However, the dollar value of the awards granted to an individual non-employee director in any calendar year cannot exceed $500,000.

Fungible Plan Design

The 2020 Plan provides for fungible use of shares, with a fungible conversion factor of 3-to-1, so that the Share Authorization will be reduced at two different rates, depending upon the type of award granted. Each share of Common Stock issued upon the exercise of an option or a stock appreciation right will reduce the Share Authorization by one share, while each share of Common Stock issued pursuant to “full value awards” will reduce the Share Authorization by three shares. “Full value awards” are awards other than options or stock appreciation rights that are settled by the issuance of shares of Common Stock, e.g., restricted stock or restricted stock units.

No Liberal Share Counting

Shares are counted against the Share Authorization only to the extent they are actually issued or tendered to the Company or withheld by the Company to satisfy tax withholding or to pay the exercise price. Therefore, only shares subject to awards granted under the 2020 Plan which terminate by expiration, forfeiture, cancellation or settlement in cash in lieu of shares will again be available for grant under the 2020 Plan.

Forfeiture and Clawbacks

The 2020 Plan provides for forfeiture and the inclusion of “clawback” provisions in award agreements to effect the forfeiture, reduction or recoupment of the rights, payments and benefits otherwise payable under such awards upon the occurrence of specified events, whether required by applicable law, rule, regulation or Company policy as in effect from time to time. Such events may include, without limitation, termination of employment for cause, misconduct resulting in an accounting restatement or other conduct determined by the Compensation Committee to be detrimental to the business or reputation of the Company or its affiliates.

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Proposal 4

Consequences of a Change in Control

Award agreements may include provisions relating to a change in control of the Company as defined in the 2020 Plan (“Change in Control”) that provide for acceleration of vesting, lapse of restrictions or deemed satisfaction of performance metrics. However, if the award is continued, assumed or substituted with a substantially equivalent award following the Change in Control, such acceleration, lapse or deemed satisfaction may only occur upon the termination of the Participant’s employment within the two-year period after a Change in Control that is either due to the Participant’s death or disability, or initiated by the Company other than for “cause” or by the Participant for “good reason” (as such terms are defined in the award agreement).

In the event of a Change in Control involving the merger, consolidation, dissolution or liquidation of the Company, or the sale of substantially all of the Company’s assets, under the circumstances specified in the 2020 Plan, the Board may terminate the 2020 Plan and will provide for one or more of the following alternatives: assumption or substitution of outstanding awards by the successor corporation; continuance of the 2020 Plan by the successor corporation; immediate vesting of outstanding awards (if the awards are not assumed or substituted or the 2020 Plan is not continued); or payment in cash or stock in lieu of and in satisfaction of outstanding awards.

Plan Amendment and Termination

The Board may at any time alter, amend, modify, suspend or terminate the 2020 Plan, but no material amendment will be made without shareholder approval if required by law or stock exchange rule, and no such action may materially and adversely affect any outstanding grant without the written consent of the affected Participant.

U.S. Federal Income Tax Consequences Relating to the 2020 Plan

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units under the 2020 Plan under the law in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2020 Plan, nor does it cover state, local, or non-U.S. taxes.

Nonqualified Stock Options and Stock Appreciation Rights
No taxable income is realized by the Participant at the time a non-qualified option or stock appreciation right, is granted. Upon exercise, the Participant realizes ordinary income in an amount equal to the difference between the fair market value and exercise price of the shares on the date of exercise and the Company is entitled to a tax deduction for the same amount. Upon a taxable disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for the Company.

Incentive Stock Options
In general, if certain holding periods are met, the Participant will not realize taxable income upon the grant or exercise of an incentive stock option and no deduction is allowed to the Company. Instead, the Participant is taxed only at the time of sale of the shares received upon exercise (except for the alternative minimum tax). If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the Participant will be taxed on any appreciation in excess of the exercise price as long-term capital gain and any loss sustained will be a long-term capital loss. If the shares are disposed of before the expiration of the holding periods described above, the Participant would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at time of exercise over the exercise price, and the Company would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to the Company.

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Proposal 4

Restricted Stock, Restricted Stock Units and Performance Units
Awards of restricted stock, restricted stock units and performance units generally are not included in taxable income when granted. The fair market value of restricted stock is usually included as ordinary income at the time the restrictions lapse unless the Participant makes a qualifying election to accelerate the timing of the income recognition. Awards of restricted stock units and performance units are included in income upon the issuance of shares of Common Stock or the payment of cash in settlement of the Awards, even if vesting occurred earlier. The Company is entitled to a corresponding deduction at the time the Participant recognizes taxable income on the restricted stock or performance units.

Burn Rate and Overhang
In considering the number of shares of Common Stock to include in the Share Authorization, the Board reviewed information and recommendations provided by the Compensation Committee’s independent compensation consultant and considered current trends and industry practice relating to plan features and share authorizations. The Board is aware of the impact of dilution on shareholders and considered the size of the Share Authorization carefully in the context of the need to provide a program that effectively attracts and retains individuals to serve the Company and facilitates development of their sense of ownership and alignment with other shareholders. Among the information considered were the potential effects of the 2020 Plan on burn rate and share dilution.

Burn Rate
Burn rate measures how fast companies use shares authorized and reserved for awards under their equity compensation plans, an important consideration in assessing potential shareholder dilution. Burn rate is the number of equity awards granted by a company in a particular year divided by the weighted average of the company’s outstanding common stock.
The Company’s burn rates for the past three years are shown in the table below. Full-value awards (awards other than stock appreciation rights and stock options) have been counted as three shares of Common Stock when calculating the burn rate, and performance shares have been excluded in the year of grant but included in the burn rate calculation in the year earned. Our three-year average burn rate of 1.86 percent is in line with industry practices.

Year	Stock Options Granted	Full-Value Shares Granted	Total Shares Granted (1)	Weighted Average # of Common Shares Outstanding	Burn Rate
2019	578,375	227,925	1,148,188	65,880,900	1.74%
2018	576,816	339,446	1,425,431	58,149,400	2.45%
2017	444,339	107,371	712,767	51,345,600	1.39%
(1) Total Shares equals Stock Options plus Full-Value Shares adjusted to account for the three-to-one factor, forfeitures and Additional Shares granted upon vesting.

The Company has regularly reviewed the annual usage of shares under the 2011 Plan to help determine the expected remaining plan life based on the remaining number of shares authorized for issuance under the plan. At similar annual usage levels, the seven million Share Authorization under the 2020 Plan is expected to be sufficient to enable the Company to make awards for approximately five to six years beginning in May 2020.

Overhang and Dilution

Dilution and overhang are often used interchangeably to measure the potential impact on shareholders as a result of grants made under a company’s equity compensation plans. Overhang is a commonly used measure of assessing the dilutive impact of equity programs such as the 2020 Plan. A company’s plan overhang is equal to the number of equity award shares outstanding plus the number of shares available to be granted under the plan, divided by the total number of outstanding shares of the company’s common stock plus the outstanding award shares and shares available for future issuance under the plan. Overhang represents how much existing shareholder ownership would be diluted if all outstanding stock option, RSU, PSU and DSU awards and all authorized but unissued shares under the 2011 Plan were introduced into market. The

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seven million Share Authorization requested in this proposal would result in a fully-diluted overhang of 14.25 percent as measured currently, which we believe is reasonable and consistent with current practices.

New Plan Benefits

No awards were made under the 2020 Plan prior to the date of the Annual Meeting. The number and types of awards that will be granted under the 2020 Plan in the future are not determinable, as the Compensation Committee will make those determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding stock options, restricted stock units, performance share units and deferred stock units that have been granted to the named executive officers and the specified groups set forth below under the 2011 Plan as of March 12, 2020. On March 12, 2020, the closing price of the underlying shares of our Common Stock traded on the NYSE was $66.62 per share.

Name and Position	Options (#)	Restricted Stock Units (#)	Performance Share Units (#)(1)	Deferred Stock Units (#)
Joseph P. Lacher, Jr., President and Chief Executive Officer	670,265	—	109,555	—
James J. McKinney, Executive Vice President and Chief Financial Officer	90,069	5,334	23,568	—
John M. Boschelli, Executive Vice President and Chief Investment Officer	71,491	—	19,162	—
Kimberly A. Holmes, Executive Vice President, Chief Actuary and Strategic Analytics Officer	35,623	—	12,841	—
Duane A. Sanders, Executive Vice President and President, Property and Casualty Division	87,083	—	24,824	—
All Executive Officers as a Group	272,188	2,495	64,628	—
All Non-Employee Directors as a Group	79,537	11,808	—	44,820
All Other Employees as a Group	714,761	156,128	230,889	—

(1)
The number of shares represents the target number of shares that could be issued underlying the performance share units. Please see the Compensation Discussion and Analysis section on page 23 for additional details on the performance share units.

Securities Authorized for Issuance under Equity Compensation Plans

The table below presents information about shares authorized and reserved for issuance under the 2011 Plan as of December 31, 2019.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans or Programs (1)
Equity Compensation Plans Approved by Security Holders	1,808,815	$56.53	3,254,822
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,808,815	$56.53	3,254,822

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Proposal 4

(1) Includes 1,082,460 shares reserved for future grants based on performance results under the terms of outstanding performance share units.

The 2011 Plan permits the same variety of stock-based awards as the 2020 Plan. As also described above for the 2020 Plan, the design of the 2011 Plan provides for fungible use of shares to determine the number of shares available for future grants, with a fungible conversion factor of three to one, such that the 2011 Plan share authorization was reduced at two different rates, depending on the type of award granted, with each share of Common Stock issued in connection with stock options or stock appreciation rights reducing the number of shares available for future grant under the 2011 Plan share authorization by one share, and each share of Common Stock issued pursuant to “full value awards” reducing the number of shares available for future grant under the 2011 Plan share authorization by three shares.

The Board of Directors recommends that you vote “FOR” Proposal 4.

Kemper Corporation 2020 Proxy Statement 64

Ownership of Kemper Stock

Ownership of Kemper Common Stock

Directors and Executive Officers
On March 12, 2020, there were approximately 66,828,871 shares of the Company’s Common Stock outstanding. The following table shows the beneficial ownership of Common Stock as of March 12, 2020 (unless otherwise indicated) by: (a) each director; (b) each Named Executive Officer; and (c) all directors and executive officers as a group.

Name of Beneficial Owner	Common Shares at March 12, 2020 (1)	Stock Options Exercisable/RSUs Vesting Through May 11, 2020 (2)	Total Shares Beneficially Owned	Percent of Class (3)
Directors:
Teresa A. Canida	10,910	1,476	12,386	*
George N. Cochran	10,428	10,655	21,083	*
Kathleen M. Cronin	7,220	9,476	16,696	*
Lacy M. Johnson	4,300	1,476	5,776	*
Robert J. Joyce	10,720	18,655	29,375	*
Joseph P. Lacher, Jr.	71,613	441,545	513,158	*
Gerald Laderman	—	—	—	*
Christopher B. Sarofim	8,220	17,476	25,696	*
David P. Storch	18,220	30,655	48,875	*
Susan D. Whiting	2,420	1,476	3,896	*
NEOs (other than Mr. Lacher who is listed above):
James J. McKinney	28,824	43,656	72,480	*
John M. Boschelli	21,074	33,317	54,391	*
Kimberly A. Holmes	2,600	9,250	11,850	*
Duane A. Sanders	8,273	39,308	47,581	*
Directors, NEOs and Executive Officers as a Group (19 persons)	310,292	846,475	1,156,767	1.7%
(1) The shares shown for non-employee directors (i.e, the directors other than Mr. Lacher) include outstanding DSUs, and the numbers of shares for NEOs and other executive officers include any shares of Common Stock indirectly held in a trust or the Company’s 401(k) Retirement Plan. The shares shown for the non-employee directors include the following numbers of DSUs outstanding on March 12, 2020, which are all fully vested: Cochran and Cronin (7,220); Johnson (4,300), Joyce, Sarofim and Storch (8,220); and Whiting (1,420). The PSUs held by officers are not included in the amounts shown in this table because they are not deemed beneficially owned shares of Common Stock under SEC rules applicable to this table unless they will vest within 60 days. Accordingly, the shares shown in this table for the NEOs and the Executive Officers as a Group do not include the following outstanding PSUs: Lacher (109,555); McKinney (23,568); Boschelli (19,162); Holmes (12,841); Sanders (24,824); and for all NEOs and Executive Officers as a Group (254,578).
(2) The shares shown include stock options, Director RSUs, and for Mr. McKinney, 5,334 RSUs, outstanding as of March 12, 2020 that will be vested as of May 11, 2020. Mr. McKinney is the only NEO with RSUs.
(3) The percentages shown for any individual and for the directors and executive officers as a group are based on the 66,828,871 shares of the Company’s Common Stock outstanding on March 12, 2020. An asterisk in this column indicates a percentage of less than one percent.

Certain Beneficial Owners
The following table sets forth information about persons, other than the Company’s directors and executive officers shown above, known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. To the Company’s knowledge, the beneficial owner has sole voting and sole dispositive power with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

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Ownership of Kemper Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
The Vanguard Group, Inc.	5,747,863	(2)	8.6%
100 Vanguard Boulevard Malvern, Pennsylvania 19355
BlackRock, Inc.	5,520,198	(3)	8.3%
55 East 52nd Street New York, New York 10055
Wellington Management Group LLP	3,598,335	(4)	5.4%
280 Congress Street Boston, MA 02210
Fayez Sarofim, Fayez S. Sarofim & Co. and Sarofim International Management Co.	3,515,368	(5)	5.3%
Two Houston Center, Suite 2907 909 Fannin Street Houston, Texas 77010
(1) The percentages shown are based on the shares outstanding on March 12, 2020.

(2)
Based on information reported in a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 12, 2020, Vanguard may be deemed to be the beneficial owner of 5,747,863 shares of Common Stock as of December 31, 2019. Of such shares, Vanguard reported sole voting power as to 32,775 shares, sole dispositive power as to 5,715,141 shares, shared voting power as to 7,855 shares and shared dispositive power as to 32,722 shares.

According to the Schedule 13G/A, Vanguard’s wholly-owned subsidiary, Vanguard Fiduciary Trust Company, is the beneficial owner of 24,867 shares of Common Stock as a result of its serving as the investment manager of collective trust accounts. Additionally, Vanguard’s wholly-owned subsidiary, Vanguard Investments Australia, Ltd. is the beneficial owner of 15,763 shares of Common Stock as a result of its serving as the investment manager of Australian investment offerings.

(3)
Based on information reported in a Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. (“BlackRock”) beneficially owns an aggregate of 5,520,198 shares of Common Stock as of December 31, 2019, as to which BlackRock has sole dispositive power. Of such shares, BlackRock reported sole voting power as to 5,284,025 shares. BlackRock also reported that it was filing as the parent holding company or control person of certain subsidiaries listed in an exhibit to the Schedule 13G/A.

(4)
Based on information reported in a Schedule 13G filed jointly with the SEC on January 28, 2020 by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP, (collectively, “Wellington”), Wellington beneficially owns an aggregate of 3,598,335 shares of Common Stock as of December 31, 2019. Of such shares, Wellington reported shared voting power as to 3,189,177 and shared dispositive power as to 3,598,335.

According to the Schedule 13G, the securities are owned of record by clients of one or more investment advisers listed in an exhibit to the Schedule 13G or indirectly owned by Wellington Management Group LLP.

(5)
Based on information reported in a Schedule 13G/A filed jointly with the SEC on February 3, 2020 by Fayez Sarofim, Fayez Sarofim & Co. and Sarofim International Management Co., Fayez Sarofim may be deemed to be the beneficial owner of 3,515,368 shares of Common Stock as of December 31, 2019. Of such shares, Fayez Sarofim reported sole voting and dispositive power as to 2,469,070 shares, shared voting power as to 1,036,820 shares and shared dispositive power as to 1,046,298 shares.

Fayez Sarofim & Co. (of which Fayez Sarofim is the Chairman of the Board, a director, and the majority shareholder) may be deemed to be the beneficial owner of 1,046,298 shares of Common Stock as of December 31, 2019 as to which Fayez Sarofim & Co. has shared dispositive power and shared voting power as to 1,036,820 shares. According to the Schedule 13G/A, 321,728 shares are held in investment advisory accounts that are managed by Fayez Sarofim & Co. for numerous clients as to which Fayez Sarofim & Co. has full investment discretion.

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Ownership of Kemper Stock

Sarofim International Management Co., a wholly-owned subsidiary of Fayez Sarofim & Co., directly owns 725,020 shares of Common Stock as of December 31, 2019 as to which it has shared voting and dispositive power. The reporting persons disclaimed beneficial ownership in the reported shares except to the extent of their pecuniary interest therein.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10 percent of the registered class of the Company’s equity securities to file with the SEC reports of ownership and reports of changes in ownership of such securities. Based on the Company’s knowledge of stock transactions, its review of copies of reports filed under Section 16(a) and written representations furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than 10 percent beneficial owners were complied with for the fiscal year ended December 31, 2019, with the exception of one stock option grant by the Company to Ms. Holmes and two gifts made by Mr. Evans that were not reported within the respective filing deadlines.

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Frequently Asked Questions

Frequently Asked Questions

Proxy and Proxy Statement
What is a Proxy?
A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Joseph P. Lacher, Jr., our President and CEO, and C. Thomas Evans, Jr., our Executive Vice President, Secretary and General Counsel, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.
What is a Proxy Statement?
A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the SEC which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date
Who can vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you owned Common Stock at the close of business on the Record Date.

How many votes do I have?
Each share of Common Stock that you owned on the Record Date entitles you to one vote. Your proxy card indicates the number of shares of Common Stock that you owned on the Record Date that may be voted at the Annual Meeting.
How many shares of Kemper stock are eligible to be voted at the Annual Meeting?
At the close of business on the Record Date, there were 66,828,871 shares of Common Stock issued and outstanding. Accordingly, 66,828,871 shares of Common Stock are eligible to be voted at the Annual Meeting. Kemper had no other voting securities outstanding on the Record Date.
What is a quorum?
To conduct business at the Annual Meeting, a quorum must be present; that is, a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted toward a quorum.
On what am I being asked to vote on?
Shareholders are being asked to vote on the following proposals at the Annual Meeting:
Proposal 1:     Election of the director Nominees listed beginning on page 11;

Proposal 2:	Advisory vote to ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accountant for 2020;

Proposal 3:	Advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement; and
Proposal 4: Vote to approve the Company’s 2020 Omnibus Equity Plan
What is the difference between a shareholder that holds shares as a “registered shareholder” or in “street name”?
The shares of a registered shareholder are registered with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), in the shareholder’s own name. Shares held in street name are registered with Computershare in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

Kemper Corporation 2020 Proxy Statement 68

Frequently Asked Questions

What are the different methods I can use to vote my shares of Common Stock?

Shares held by registered shareholders:
If you hold your shares of Common Stock as a registered shareholder, you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date your proxy card and return it no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

•	Call the toll-free telephone number on your proxy card and follow the recorded instructions no later than 10:59 p.m. Central Daylight Time on Tuesday, May 5, 2020;

•	Access the proxy voting website identified on your proxy card and follow the instructions no later than 10:59 p.m. Central Daylight Time on Tuesday, May 5, 2020; or

•	Attend the Annual Meeting in person and deliver your proxy card or ballot to one of the ushers when requested to do so.

Shares held in street name:
If you hold your shares of Common Stock in street name, your broker (or other institution holding your shares of Common Stock in street name) generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to the Company to vote your shares in accordance with any instructions you provide.

Shares held through 401(k) and Retirement Plan:
If you hold your shares of Common Stock through the Company’s 401(k) and Retirement Plan, you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign, date and return your proxy card, which must be received by 1:00 a.m. Central Daylight Time on Monday, May 4, 2020 (“401(k) Deadline”) for your voting instructions to be effective;

•	Call the toll-free telephone number on your proxy card and follow the recorded instructions by the 401(k) Deadline, for your voting instructions to be effective; or

•	Access the proxy voting website identified on your proxy card and follow the instructions by the 401(k) Deadline, for your voting instructions to be effective.
If you provide timely voting instructions for your 401(k) and Retirement Plan shares, the plan trustee will confidentially vote your shares in accordance with your voting instructions. In accordance with the terms of the 401(k) and Retirement Plan, if you do not vote your plan shares before the voting deadline, the plan trustee will vote your shares in the same proportion as all other shares were voted in accordance with timely voting instructions provided to the trustee by all other plan participants.
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 10:59 p.m. Central Daylight Time on the day before the Annual Meeting, and, for 401(k) and Retirement Plan shares, by the 401(k) Deadline. The reason for this cut-off is to allow for the timely assembly and tabulation of voting instruction data.

Kemper Corporation 2020 Proxy Statement 69

Frequently Asked Questions

How do I vote my Common Stock in person?
If you owned Common Stock in your own name on the Record Date, your name will appear on the list of registered shareholders of the Company and, if you wish to attend in person, you will be admitted to the Annual Meeting and may vote by written ballot or by delivering a signed proxy card. However, note that: (a) shares held through the 401(k) and Retirement Plan must be voted by the 401(k) Deadline and, accordingly, may not be voted in person at the Annual Meeting; and (b) if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on the Record Date and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, C. Thomas Evans, Jr., prior to the commencement of the Annual Meeting.
We currently intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our employees and shareholders may have and the protocols that federal, state, and local governments may impose. As part of our precautions, we are considering the possibility of holding a virtual meeting by means of remote communication. If we take this step, we will publicly announce the decision to do so as promptly as practicable and include details on how to participate. If you are planning to attend the meeting, please monitor our website at kemper.com for updated information.
If I plan to attend the Annual Meeting, should I give my proxy?
Regardless of whether you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure your shares are represented at the Annual Meeting in the event you are unable to attend.
How will my proxy be voted?
If you (or your broker or other institution holding your shares held in street name) properly sign and timely return your proxy card, or timely deliver your voting instruction by telephone or over the Internet, the individuals designated as proxies on the proxy card will vote your shares as you have directed. With respect to Proposal 1, you may choose to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting for each director Nominee. With respect to Proposals 2, 3 and 4, you may choose to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting. For specific information about a particular proposal, please refer to the section of this Proxy Statement that pertains to such proposal as indicated in the Table of Contents.
For shares held as a registered shareholder, if you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. For shares held in street name, you should contact your broker (or other institution) to determine the method by which your shares will be voted if you sign the proxy card but do not make specific choices. The Board of Directors recommends that you vote “FOR” all of the director Nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.
What does it mean if I receive more than one proxy card?
If your Kemper shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.
What are broker non-votes and how might they affect voting?
The applicable NYSE rules allow a stockbroker holding securities in street name for its customer to exercise discretionary voting power for those securities with respect to some matters (called “discretionary” matters) but not others (called “non-discretionary” matters), depending on the subject matter of the proposal being voted on. Broker non-votes can occur when a stockbroker does not receive voting instructions from its customer on a non-discretionary matter. Under the current NYSE rules, director elections and all matters related to executive compensation are considered non-discretionary matters for which brokers cannot vote undirected shares. Any shares you hold in street name will not be voted with regard to Proposals 1, 3 and 4 unless you provide timely voting instructions to your broker. Under the NYSE rules, Proposal 2 is considered a discretionary matter for brokers, and a broker not receiving voting instructions from a customer will be free to cast a vote in its discretion as to this matter.

Kemper Corporation 2020 Proxy Statement 70

Frequently Asked Questions

How will voting on any other business be conducted?
As of the date hereof, the Company’s management is aware of no business that will come before the Annual Meeting other than Proposals 1 through 4 as described in this Proxy Statement, and only the Board of Directors may introduce any additional business. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons designated as proxies to vote on any such matters in their discretion.
Who will tabulate the votes, and how do I find out the voting results after the Annual Meeting?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election. The Company will report the voting results in a Current Report on Form 8-K that it will file with the SEC within four business days after the Annual Meeting.
May I revoke my proxy or change my voting instructions?

Shares held as a registered shareholder:
You may revoke your proxy or change your voting instructions for registered shares as follows:

•	Deliver another signed proxy card with a later date any time prior to the commencement of the Annual Meeting;

•	Notify the Company’s Secretary, C. Thomas Evans, Jr., in writing prior the commencement of the Annual Meeting that you have revoked your proxy;

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote any time prior to 10:59 p.m. Central Daylight Time on Tuesday, May 5, 2020; or

•	Attend the Annual Meeting in person and deliver a new, signed proxy card or ballot to one of the ushers when requested to do so.

Shares held through the 401(k) and Retirement Plan:
You may revoke your proxy or change your voting instructions for shares held through the 401(k) and Retirement Plan by completing any of the following:

•	Deliver another signed proxy card with a later date prior to the 401(k) Deadline; or

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote anytime prior to the 401(k) Deadline.
Shares held in street name:
You should contact your stockbroker (or other institution holding your shares) to determine the procedures, if any, for revoking or changing your voting instructions for shares held in street name.

Shareholder Proposals, Nominations and Communications
May a shareholder nominate someone at the Annual Meeting to be a director of Kemper or bring any other business before the 2020 Annual Meeting?
The Company’s Bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record who meets the requirements set forth in Section 14 of the Company’s Bylaws and provides the required information in the notice within the time period described therein. Each year’s proxy statement states the applicable time period for providing such a notice for the next year’s annual meeting. The deadline for notices in relation to the 2020 Annual Meeting has expired, and the Company did not receive any such notices that complied with the Bylaws requirements during the prescribed notice period. Accordingly, no such director nominations or other business proposed by shareholders from the floor of the 2020 Annual Meeting will be in order. The procedures for

Kemper Corporation 2020 Proxy Statement 71

Frequently Asked Questions

shareholders to nominate directors or make other proposals relating to the 2021 Annual Meeting are summarized below in the answers to the following two questions.
How may a shareholder nominate someone to be a director of Kemper or bring any other business before the 2021 Annual Meeting?
In accordance with the advance notice requirements of the Bylaws described above, if a shareholder of record wishes to nominate one or more directors or bring other business to be considered by shareholders at the 2021 Annual Meeting, such proposals must be made in writing to the Company no earlier than February 5, 2021 and no later than March 8, 2021. However, if the date of the 2021 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2020 Annual Meeting date (i.e., May 6, 2020), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2021 Annual Meeting and no later than the close of business on the later of (a) the 60th day prior to the 2021 Annual Meeting, or (b) the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made.
All shareholder proposals and notices should be submitted to the Secretary of Kemper Corporation, at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601.
Please note that these requirements relate only to matters intended to be proposed from the floor of the 2021 Annual Meeting. They are separate from certain SEC requirements that must be met to have shareholder proposals included in the Company’s Proxy Statement, as described immediately below.
When are shareholder proposals due so that they may be included in Kemper’s Proxy Statement for the 2021 Annual Meeting?
Pursuant to the regulations of the SEC that are currently in effect, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2021 Annual Meeting must do so no later than November 25, 2020. Certain other SEC requirements must also be met to have a shareholder proposal included in the Company’s Proxy Statement. These requirements are independent of the advance notice requirements of the Company’s Bylaws described immediately above. Under SEC rules in effect on the date of this Proxy Statement, shareholder nominations of persons for election to the Board of Directors are not eligible for inclusion in the Company’s proxy materials. All shareholder proposals and notices should be submitted to the Secretary of Kemper Corporation, at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601.
How may a shareholder or other interested party communicate with the Board of Directors?
Shareholders and other interested parties may communicate with the Board of Directors, or with the non-management directors as a group, by calling the Kemper Corporate Responsibility Hotline at 888.695.3359 or by submitting a report or inquiry online at MyComplianceReport.com (enter access code KEMP).
The hotline and the online reporting function are managed by an independent company, and reports can be made anonymously or confidentially. Communications will be directed to the Chair of the NCG Committee if addressed to the non-management or independent directors as a group.

Cost of Proxy Solicitation
What are the costs of soliciting these proxies and who pays them?
The Company has retained the services of Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies and will pay Innisfree a base fee of $15,000 for these services, plus its related costs and expenses. The Company will bear the total expense of the solicitation that will include, in addition to the amounts paid to Innisfree, amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation material. Although the principal distribution of proxy materials will be through the Internet, solicitation of proxies will also be made by mail. Additional proxy solicitation may be made by telephone or other direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

Kemper Corporation 2020 Proxy Statement 72

Frequently Asked Questions

Additional Information about Kemper and Householding Requests
Where can I find more information about Kemper?
The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments thereto are accessible free of charge through its website, kemper.com, as soon as reasonably practicable after such materials are filed with or furnished to the SEC. You may also obtain at no charge a copy of the Company’s most recent Annual Report on Form 10-K, other materials filed with the SEC and additional information regarding Kemper as follows:

•	Contact Kemper Investor Relations by telephone at 312.661.4930, or by e-mail at investors@kemper.com; or

•	Write to Kemper at 200 East Randolph Street, Suite 3300, Chicago, Illinois 60601, Attention: Investor Relations.
How may shareholders with the same address request delivery of either single or multiple copies of the Company’s Proxy Statement?
If you and another shareholder who shares your address received multiple copies of this Proxy Statement, you may contact the Company as described above and request that a single copy be sent to your address for future deliveries of Company communications. This is commonly referred to as “householding.” If your proxy statement was “householded” but you prefer to receive separate copies, you may contact the Company as described above to request separate copies now or for future deliveries of Company communications.
Incorporation by Reference
Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement into such filings, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement are not to be incorporated by reference into any such filings, nor are they to be deemed soliciting material or deemed to be filed under such Acts.

**********

This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by the authority of the Board of Directors.

C. Thomas Evans, Jr.
Secretary

Kemper Corporation 2020 Proxy Statement 73

Appendix A

Supplement to Compensation Discussion and Analysis

The information in this Appendix A supplements the disclosures in the Compensation Discussion and Analysis section of the Proxy Statement.

The following table supplements the information in the table captioned 2019 versus 2018 Performance Comparisons under the heading 2019 Annual Incentive Program on page 32:

Non-GAAP Reconciliation ($ in Millions)

	2019 Actual		2018 Actual
	Net Income	ROE (1)	Net Income	ROE (1)
Reported	$531.1	15.1%	$190.1	7.4%
Adjustments, After-tax
Exclude AOCI on Fixed Maturity Securities	—	1.3%	—	0.5%
Normalize Catastrophe Losses and LAE including Development, from Reported to Expected	7.3	(0.2)%	23.1	0.9%
Normalize Realized Gains and Losses on Sales of Investments and Other-than-temporary Impairment Losses, from Reported to Expected	(22.2)	(0.6)%	(15.6)	(0.6)%
Change in Fair Value of Equity and Convertible Securities	(109.7)	(3.4)%	50.8	2.1%
Purchase Accounting Related Adjustments	13.2	0.4%	60.1	2.3%
Acquisition Related Transaction, Integration and Other Costs	14.5	0.4%	36.5	1.4%
Partial Satisfaction of Arbitration Award	(15.9)	(0.5)%	(28.2)	(1.1)%
Impact of Tax Reform			(26.4)	(1.0)%
Loss from Extinguishment of Debt	4.6	0.1%	—	—
Total Adjustments, After-tax	(122.8)	(2.5)%	100.3	4.6%

Adjusted	$408.3	12.6%	$290.4	11.9%

(1)    Calculated using average of beginning of year and end of year shareholders’ equity

A-1

Appendix B

KEMPER CORPORATION

2020 Omnibus Equity Plan

Appendix B

(continued)

Appendix B

(continued)

(continued)

Appendix B

(continued)

(continued)

Appendix B

(continued)

Kemper Corporation
2020 Omnibus Equity Plan
Article 1Establishment, Purpose, and Duration
1.1    Establishment. Kemper Corporation, a Delaware corporation (the “Company”), established the 2020 Omnibus Equity Plan (the “Plan”), subject to shareholder approval at the 2020 annual shareholders’ meeting, effective as of May 6, 2020, or such other date on which shareholder approval is received (the “Effective Date”).
1.2    Purpose of the Plan. The purpose of the Plan is to provide a means for employees, directors and key advisors of the Company and its Affiliates to develop a sense of proprietorship and personal involvement in the financial success of the Company, and to encourage them to devote their best efforts to the business of the Company and advance the interests of its shareholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees and to provide a means for those individuals on whom the responsibilities for the successful management of the Company depend can acquire and maintain ownership of the Company’s common stock, further aligning their interests with the interest of the shareholders of the Company.
1.3    Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with the applicable terms and conditions of the Plan and the respective Award Agreements.
Article 2    Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Affiliate” means any person or entity controlled directly or indirectly by the Company, whether by equity ownership, contract or otherwise and shall include direct or indirect subsidiaries of the Company and mutual companies the management of which is controlled by the Company and its subsidiaries.
2.2    “Annual Award Limits” has the meaning set forth in Section 4.1(c).
2.3    “Award” means, individually or collectively, a grant under the Plan of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Stock Options, Performance Units or Other Stock-Based Awards, in each case subject to the terms of the Plan and the applicable Award Agreement.
2.4    “Award Agreement” means either one of the following, in such form as the Committee shall from time to time approve: (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of an Award. The Committee may provide for the use of non-paper Award Agreement(s) and acceptance and other actions related thereto that involve the use of electronic, internet, intranet or other non-paper means.
2.5    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.6    “Board” or “Board of Directors” means the board of directors of the Company.
2.7    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
2.8    “Committee” means the Compensation Committee of the Board or any subcommittee thereof, or any other committee designated by the Board to administer the Plan.
2.9    “Company” has the meaning set forth in Section 1.1.

Appendix B

(continued)

2.10    “Director” means a member of the Board of Directors.
2.11    “Disability” when used with respect to a particular Participant, means a physical or mental condition that: (i) is of a type that would entitle a participant in the Company’s or an applicable Affiliate’s long-term disability plan (as in effect from time to time) to receive benefits under such plan, whether or not such Participant is actually enrolled in such plan; or (ii) in the absence of any such plan, would cause such Participant to be unable to substantially perform his or her duties as an Employee, as determined in the sole discretion of the Committee.
2.12    “Effective Date” has the meaning set forth in Section 1.1.
2.13    “Eligible Director” means a Director who is not also an Employee (including any Director who has retired as an Employee).
2.14    “Employee” means any employee of the Company or any of its Affiliates.
2.15    “Employment” and related terms means the provision of services to the Company or its Affiliates as an Employee.
2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.17    “Exercise Price” means the price at which the Shares underlying a Stock Option or SAR may be purchased upon exercise thereof.
2.18    “Fair Market Value” or “FMV” as used to refer to the price of a Share on a particular day, means the closing price for a Share for that day as subsequently reported by the New York Stock Exchange (or such other established securities market on which the Shares are primarily traded), or if no prices are reported for that day, the last preceding day on which such prices are reported. If the Shares are not traded on an established securities market as described above, Fair Market Value shall be the value determined by the Committee through the reasonable application of a reasonable valuation method in accordance with Treas. Reg. §1.409A-1(b)(5)(iv)(B).
2.19    “FASB” means the Financial Accounting Standards Board.
2.20    “Full Value Award” means an Award that is not a Stock Option or a SAR and that consists of or is settled by the issuance of Shares.
2.21    “Insider” means an individual who is, on the relevant date, a Director, an executive officer of the Company, as determined by the Board for purposes of Section 16 of the Exchange Act, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act.
2.22    “Incentive Stock Option” or “ISO” means a Stock Option identified in the Award Agreement as an “incentive stock option” and that satisfies the requirements of Section 422(b) of the Code and any regulations promulgated thereunder from time to time, or any successor provisions thereto.
2.23    “Leave of Absence” means an approved leave of absence from a Participant’s Employment (other than short-term disability) determined in accordance with the applicable policies of the Participant’s employer.
2.24    “Non-Qualified Stock Option” means a Stock Option that does not satisfy the requirements for an ISO.
2.25    “Other Stock-Based Award” means an equity-based or equity-related Award of a type other than those described in Articles 6 through 10 of the Plan, and which is granted pursuant to Article 11.
2.26    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

Appendix B

(continued)

2.27    “Performance Period” means the period of time during which performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.28    “Performance Unit” means an Award granted to a Participant pursuant to Article 10, denominated in units, the value of which at the time it is payable is determined based on actual results of the corresponding performance criteria.
2.29    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units (or other types of Awards as may be applicable) are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or on the occurrence of other events as determined by the Committee, in its discretion), as provided in the Plan and/or the applicable Award Agreement.
2.30    “Plan” means the 2020 Omnibus Equity Plan.
2.31    “Plan Year” means the calendar year.
2.32    “Representative” means an executor, administrator, guardian, trustee or other representative of a Participant who has legal authority to exercise such Participant’s Stock Options, Stock Appreciation Rights or rights under other types of Awards on behalf of such Participant or such Participant’s estate.
2.33    “Restricted Stock” means an Award granted to a Participant pursuant to Article 6, and includes (but is not limited to) performance-based Restricted Stock and time-vested Restricted Stock.
2.34    “Restricted Stock Unit” means a notional account that is established by an Award granted to a Participant pursuant to Article 7 that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in Shares, cash or a combination thereof. Restricted Stock Units awarded to the Participant will vest according to time-based or performance-based criteria specified in the Award Agreement.
2.35    “Section 409A” means Section 409A of the Code, or any successor provision, and the regulations, rulings and other guidance issued thereunder.
2.36    “Share” means a share of common stock of the Company.
2.37    “Share Authorization” has the meaning set forth in Section 4.1(a).
2.38    “Stock Appreciation Right or SAR” means a right of the type described in Article 8 of the Plan.
2.39    “Stock Option” means a Stock Option to purchase a designated number of Shares granted to a Participant pursuant to Article 9.
2.40    “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who provides services to the Company or an Affiliate pursuant to a written contract that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, and (b) do not, directly or indirectly, promote or maintain a market for the Company’s securities.
Article 3    Administration
3.1    General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, beneficiaries, the Company, and all other interested individuals.
3.2    Authority of the Committee. The Committee shall have full and, except as otherwise expressly provided in the Plan, exclusive, power and discretion: (a) to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper; (b) to select Award

Appendix B

(continued)

recipients; (c) to establish the terms and conditions of all Awards, including the terms and conditions to be set forth in Award Agreements; (d) to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company; and (e) subject to Article 21, to adopt modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the jurisdictions in which the Company and/or its Affiliates operate or may operate.
3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may retain such legal, financial or other advisors as they deem appropriate to assist them with respect to any responsibility the Committee or such individuals may have under the Plan. To the extent consistent with the Company’s bylaws and applicable law, the Board may, by resolution, authorize one or more officers of the Company or committees of the Board (in addition to the Committee) to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards and the terms and conditions of such Awards; provided, however, (i) the Board shall not authorize any such officer to grant Awards to himself or herself, nor authorize any such officer or committee to grant Awards to any individual who is considered an Insider; (ii) the resolution providing such authorization must place a limit on the total number of Shares that may be covered by all such Awards; and (iii) such officer(s) or committee(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4    Shares Subject to the Plan and Maximum Awards
4.1    Number of Shares Available for Awards and Annual Award Limits.
(a)    Share Authorization. Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for issuance to Participants under the Plan on or after the Effective Date (the “Share Authorization”) shall be seven million (7,000,000) Shares. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.
(b)    Fungible Conversion Factor. Notwithstanding any other provision of the Plan, each Share granted to a Participant as part of a Full Value Award shall reduce the Share Authorization by three (3) Shares. Each Share granted to a Participant as part of an Award that is not a Full Value Award shall reduce the Share Authorization by one (1) Share.
(c)    Annual Award Limits. The following limits (“Annual Award Limits”) shall apply to grants of such Awards under the Plan, subject to any adjustments pursuant to Section 4.3 or 21.2.
(i)    Limit on Grants to Eligible Directors. The maximum aggregate value of Shares that may be granted under the Plan to any Eligible Director in any Plan Year shall be limited to $500,000.
(ii)    Limit on Grants of Incentive Stock Options. The maximum number of Shares that may be subject to Awards of Incentive Stock Options granted in any one Plan Year to any one Participant shall not exceed 100,000.
4.2    Share Counting. Shares covered by an Award shall only be counted against the Share Authorization to the extent they are actually issued, provided that:
(a)    Shares Available for Future Grant. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such Shares (other than surrender of a Stock Option at the time of exercise of a related Stock Appreciation Right) or are settled in cash in lieu of Shares, shall be available again for grant under the Plan, consistent with the fungible conversion factor methodology set forth in Section 4.1(b).
(b)    Shares That Will Reduce Share Authorization. The Share Authorization will be reduced by the full number of Shares that: (i) are subject to the exercise or vesting of an Award, regardless of whether fewer Shares are actually issued because of Shares tendered to the Company or withheld by the Company to satisfy tax withholding or to pay the

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exercise price with respect to such exercise or vesting or (ii) may be issued in connection with an Award of a SAR, regardless of whether fewer Shares are actually issued upon exercise of such SAR.
4.3    Adjustments in Authorized Shares. In the event of any equity restructuring (within the meaning of FASB Accounting Standards Codification® Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the Share Authorization, (ii) the number of Shares, units or Awards that may be granted to any individual under the Plan or that may be granted pursuant to the Plan or any type of Award, and (iii) the number and kind of Shares or units subject to, and the Exercise Price (if applicable), of any then outstanding Awards of or related to Shares or units. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. In either case, any such adjustment shall be final, conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Board upon recommendation of the Committee, the number of shares of Stock subject to an Award shall always be a whole number. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code and (iii) in no event shall any adjustment be made to an Award that would constitute (A) a modification or substitution of a stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or (B) a change in the form of payment for purposes of Section 409A.
In the event that the Shares are changed into or exchanged for a different kind of shares or other securities of the Company through transactions of the type referenced above, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, may substitute or adjust, as applicable, the number and kind of securities that may be issued under the Plan or under particular forms of Awards, the number and kind of securities subject to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. No amendment, modification, suspension or termination may impact the distribution of any Award that is subject to Section 409A, except as permitted by such Section.
Subject to the provisions of Section 21, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization on such terms and conditions as it may deem appropriate.
Article 5    Eligibility
All Employees and Eligible Directors shall be eligible for selection to receive Awards. In addition, any key person selected by the Committee in its sole discretion who provides bona fide services to the Company or an Affiliate as a Third Party Service Provider shall be eligible for selection to receive Awards.

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Article 6    Restricted Stock
6.1    Restricted Stock Award Agreement. Subject to the provisions of Article 13, each Award of Restricted Stock shall be evidenced by an Award Agreement that specifies the material terms of the Award, including, without limitation, the Period(s) of Restriction, the number of Shares of Restricted Stock granted, vesting terms (which can include, without limitation, time-vested or performance-based terms) and such other provisions as the Committee shall determine in its discretion.
6.2    Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, time-based restrictions, and/or restrictions under applicable laws, rules and regulations or under the requirements of any stock exchange or market upon which such Shares are listed or traded, holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, or time-based restrictions on vesting following the attainment of the performance goals.
Except as otherwise provided in this Article 6, and subject in all cases to the requirements of applicable laws, rules and regulations, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).
6.3    Certificate Retention or Legend. To the extent that a certificate is issued to evidence Shares of Restricted Stock, the Committee may determine in its sole discretion that such certificate shall: (a) be retained by the Company until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse; and/or (b) bear a legend such as the following or as otherwise determined by the Committee in its discretion:
The sale or transfer of Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Kemper Corporation 2020 Omnibus Equity Plan, and in the associated Award Agreement. A copy of such Plan and Award Agreement may be obtained from Kemper Corporation.
6.4    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned on the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 7    Restricted Stock Units
7.1    Restricted Stock Unit Award Agreement. Subject to the provisions of Article 13, each Award of Restricted Stock Units shall be evidenced by an Award Agreement that specifies the material terms of the Award, including, without limitation, the Period(s) of Restriction, the number of Restricted Stock Units granted, vesting terms (which can include, without limitation, time-vested or performance-based terms) and such other provisions as the Committee shall determine in its discretion.
7.2    Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, time-based restrictions, and/or restrictions under applicable laws, rules and regulations or under the requirements of any stock exchange or market upon which such Shares underlying such Restricted Stock Units are listed or traded, holding requirements or sale restrictions placed by the Company on any Shares distributed to the Participant upon settlement of Restricted Stock Units, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, or time-based restrictions on vesting following the attainment of the performance goals.

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Except as otherwise provided in this Article 7, and subject in all cases to the requirements of applicable laws, rules and regulations, Restricted Stock Units shall be paid in cash, Shares, or combination of cash and Shares as the Committee in its sole discretion shall determine.
Article 8    Stock Appreciation Rights
8.1    Grant of Stock Appreciation Rights. The Committee may grant an Award of Stock Appreciation Rights in connection with an Option Award (“Tandem SAR”) or independently of any Option Award (“Freestanding SAR”).
8.2    SAR Award Agreement. Subject to the provisions of Section 9.2(d) and Article 13, each SAR Award shall be evidenced by an Award Agreement that specifies the material terms of the Award, including, without limitation, exercise terms consistent with Section 9.3 below and the following provisions, and such other provisions as the Committee shall determine in its discretion:
(a)    A SAR shall be exercised in accordance with the provisions of this Article 8 and Section 9.3.
(b)    A Tandem SAR shall be exercisable to the extent, and only to the extent, the associated Option is exercisable and shall be exercisable only for such period as the Committee may determine. Upon exercise of a Tandem SAR, the Participant shall be required to surrender to the Company unexercised the Option to which it relates, or any portion thereof;
(c)    A Freestanding SAR may be exercised in accordance with the terms of the applicable Award Agreement;
(d)    Upon exercise of a SAR, the Participant shall receive that number of Shares (rounded down to the nearest whole number) having an aggregate value equal to the excess of the Fair Market Value of one Share over the Exercise Price per Share specified in the applicable Award Agreement, multiplied by the number of Shares subject to the SAR, or portion thereof, which is exercised. However, the Committee may elect to settle, or the Award Agreement may permit the Participant to elect to receive (subject to approval by the Committee), any part or all of the Company’s obligation arising out of the exercise of the SAR by the payment of cash equal to the aggregate Fair Market Value of that part or all of the Shares it would otherwise be obligated to deliver.
Article 9    Stock Options
9.1    Grant of Stock Option Awards. Subject to the provisions of Article 13, the Committee may grant Stock Option Awards and determine whether a Stock Option will be an ISO or a Non-Qualified Stock Option, the number of Shares to be subject to each Stock Option, the Exercise Price, the number of installments, if any, in which each Stock Option may vest, the expiration date of each Stock Option and all other terms and conditions of each Stock Option. ISO Awards may be granted only to Participants who are Employees.
9.2    Stock Option Award Agreements. Each Stock Option Award granted pursuant to the Plan shall be evidenced by an Award Agreement that specifies the material terms of the Award, including, without limitation, terms consistent with the following provisions, and such other provisions as the Committee shall determine in its discretion:
(a)    Duration. Each Stock Option and all rights associated therewith, shall expire on such date as the Committee may determine, but in no event later than the ten-year anniversary of the grant date or earlier termination as provided in the Plan or the Award Agreement, subject to a limited extension if so provided in the Award Agreement in the event that the expiration date of an Award held by a Participant falls within a trading “blackout” period imposed by the Company and applicable to the Participant.
(b)    Exercise Price. The Exercise Price for each Share that is the subject of a Stock Option shall be determined by the Committee and shall not be less than the Fair Market Value of a Share on the date of grant, subject to adjustment pursuant to Section 21.2.

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(c)    Vesting. Each Stock Option granted under the Plan shall vest and be exercisable in such installments, if any, during the period prior to its expiration date as the Committee shall determine and as set forth in the Award Agreement.
(d)    No Repricing. Except as otherwise permitted as an adjustment pursuant to Section 21.2 or as approved by the Company’s shareholders, the exercise price of a Stock Option or SAR outstanding under the Plan may not be reduced, whether through amendment, exchange, cancellation and re-grant, repurchase or other method. For avoidance of doubt, this Section prohibits, among other actions, the purchase by the Company of a Stock Option or SAR with an exercise price less than the Fair Market Value of a Share on the date of purchase.
9.3    Exercise of Stock Options and SARs.
(a)    Notice by Participant. Each Participant (or such Participant’s Representative) who desires to exercise a Stock Option or SAR shall give advance written notice of such exercise to the Company in such form as may be prescribed from time to time by the Committee or the management of the Company.
(b)    Payment for Exercises of Stock Options. Before Shares will be issued in connection with an exercise, the Exercise Price of a Stock Option shall be paid in full by:
(i)    check payable to the order of the Company;
(ii)    electronic transfer of funds to an account of the Company;
(iii)    requesting that the Company withhold such number of Shares then issuable upon the exercise of the Stock Option as will have an aggregate Fair Market Value equal to the Exercise Price for the Shares being acquired upon exercise of the Stock Option and/or an amount that is not in excess of the tax withholding requirements with respect to such exercise based on the maximum statutory withholding rates for the Participant for federal, state and local tax purposes (including the Participant’s share of payroll or similar taxes) in the applicable jurisdiction;
(iv)    provided that a public market for the Company’s Shares exists, and to the extent permitted by the Sarbanes-Oxley Act of 2002 and other applicable law:
(A)    through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA Dealer”) whereby the Participant irrevocably elects to exercise the Stock Option and sell a portion of the Shares so purchased to pay the Exercise Price (or a larger number of the Shares so purchased), and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the purchase price directly to the Company (and any excess to the Participant); or
(B)    through a “margin” commitment from the Participant and a FINRA Dealer whereby the Participant irrevocably elects to exercise the Stock Option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the purchase price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the purchase price directly to the Company;
(v)    by other means acceptable to the Committee; or
(vi)    by any combination of the foregoing.
(c)    Exercise by Participant’s Spouse. Unless otherwise provided in an Award Agreement, a Stock Option or SAR shall be exercisable during the Participant’s lifetime only by the Participant (or, in the case of the incapacity of the Participant, by the Participant’s Representative) regardless of any community property interest therein of the spouse of the Participant, or such spouse’s successors in interest. If the spouse of the Participant shall have acquired a community property

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interest in such Stock Option or SAR, the Participant, or the Participant’s Representative, may exercise the Stock Option or SAR on behalf of the spouse of the Participant or such spouse’s successors in interest.
(d)    Special Provisions for Incentive Stock Options. In addition to the limitation applicable to ISOs in Section 4.1(c)(ii), to the extent that the aggregate Fair Market Value (determined as of the grant date) of Shares underlying an ISO granted to a Participant under this Plan (and any other stock option plans of the Company) that become exercisable for the first time by the Participant during any Plan Year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision), the portion of such ISO in excess of $100,000 (or, if different, such maximum limitation) will be treated as Non-Qualified Stock Options. The portion of any ISO not exercised within three (3) months after termination of Employment will be treated as a Non-Qualified Stock Option.
Article 10    Performance Units
10.1    Grant of Performance Units and Award Agreement. Subject to the provisions of Article 13, each Award of Performance Units shall be evidenced by an Award Agreement that specifies the material terms of the Award, including, without limitation, any performance criteria, vesting provisions and expiration date, and such other provisions as the Committee shall determine in its discretion.
10.2    Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance criteria in its discretion that, depending on the actual performance results, will determine the number and/or value of the Performance Units that will be paid out to the Participant.
10.3    Earning of Performance Shares and Performance Units. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout on the value and number of Performance Units earned by the Participant over the Performance Period, if such payout is due as determined based on the actual results of the corresponding performance criteria.
10.4    Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made as determined by the Committee as set forth in the applicable Award Agreements. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of Shares or in cash (or a combination thereof) equal to their value, if any, at the end of the applicable Performance Period or as soon as practicable thereafter. Shares may be granted subject to any restrictions deemed appropriate by the Committee, as set forth in the applicable Award Agreements.
Article 11    Other Stock-Based Awards.
Subject to the provisions of Article 13, the Committee may grant Other Stock-Based Awards (which may include unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee determines appropriate. Such Other Stock-Based Awards may entail the issue or transfer of actual Shares or payment in cash or otherwise of amounts based on the value of Shares. Each Other Stock-Based Award shall be evidenced by an Award Agreement that specifies the material terms and conditions of the Award, including, without limitation, any restrictions or vesting provisions and whether such Award is entitled to dividends or dividend equivalents, and such other provisions as the Committee shall determine in its discretion.
Article 12    Awards to Eligible Directors
12.1    Annual Award Grants. An Award shall be granted to each Eligible Director automatically on the date of each Annual Meeting of the Company’s shareholders, following such meeting (“Annual Award Grant”), in such form, amount, and subject to such terms as shall be determined from time to time by the Board of Directors in its sole discretion, after considering any recommendation by the Committee, subject to the limitations of Section 4.1(c) and the provisions of Article 13.

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12.2    Other Forms of Awards to Eligible Directors. In addition to Annual Award Grants, Eligible Directors may be entitled to receive other forms of Awards under the Plan, in such forms and amounts, and subject to such terms, as shall be determined from time to time by the Board of Directors in its sole discretion, after considering any recommendation by the Committee. In no event shall an Incentive Stock Option be granted to an Eligible Director.
Article 13    General Provisions on Award Terms. The following provisions shall apply with respect to each Award issued under the Plan.
13.1    Dividends.
(a)    The Committee may, in its discretion and to the extent permissible by applicable law, determine, in connection with a Restricted Stock Award and set forth in the Award Agreement, if any dividends declared on the Common Stock prior to the date that the Restricted Stock is vested shall be accumulated for the benefit of the Participant and used to increase the number of shares of Restricted Stock of the Participant, or paid as cash, upon the date that the Restricted Stock, or any portion thereof, is vested.
(b)    Except with respect to dividends on Shares of Restricted Stock as provided in Section 13.1(a), the Participant shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Award unless (and to the extent) otherwise as determined by the Committee and set forth in an Award Agreement. The Committee in the Award Agreement may provide such terms and conditions for the Award of dividends or dividend equivalents as it shall determine in its discretion, provided, that no dividends or dividend equivalents shall be payable to a Participant prior to the date that the Participant has become vested in the Shares to which such dividends or dividend equivalents relate. The Committee may also provide in such Award Agreement that the amounts of any dividends or dividend equivalents shall be deemed to have been reinvested in additional Shares. Notwithstanding the foregoing, no grant of a dividend or dividend equivalent may be granted with respect to a Stock Option or Stock Appreciation Right.
13.2    Voting Rights
(a)    Issued and outstanding Shares of Restricted Stock shall at all times possess the same voting rights as all other issued and outstanding Shares.
(a)    A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Units granted under the Plan.
13.3    General Limitations on Vesting and Exercisability. Awards shall vest no earlier than the first anniversary of the date on which the Award is granted; provided that the following Awards will not be subject to the foregoing minimum vesting requirement: (i) any substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction, (ii) Shares delivered in lieu of fully vested cash awards and (iii) additional Awards that the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan; and provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Awards in the terms of an Award Agreement, including in cases of retirement, death, Disability, or termination of employment without “cause” or for “good reason” (as those terms may be defined in such Award Agreement). In addition, the Committee may impose a mandatory post-vesting holding period on any Awards or Shares received pursuant to Awards, according to the terms and conditions it determines in its sole discretion and sets forth in the applicable Award Agreement. Any post-vesting holding periods shall lapse in the event of the Participant’s death, Disability, termination of employment for “cause” or “good reason” or a Change in Control.
Article 14    Performance Measures.
14.1    Performance Measures. The performance goals or metrics (“Performance Measures”) upon which the payment or vesting of an Award of Restricted Stock, Restricted Stock Units or Performance Units (and any other Awards subject to performance results) may include, but are not limited to, the following Performance Measures:

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(a)    Measures of profitability, including, but not limited to, net income, operating earnings, and earnings before or after any one or more of the following: taxes, interest, depreciation, amortization and other non-cash charges;
(b)    Measures of revenue, including, but not limited to, earned premiums, written premiums, investment income, investment gains, and any other revenue measures reported by the Company in its financial statements;
(c)    Measures of return, including, but not limited to, return on assets, capital, invested capital, equity, earned premiums, written premiums, revenues, and returns and yields with respect to investment portfolio performance;
(d)    Cash flow including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity;
(e)    Measures related to insurance policy retention, operating efficiencies, and productivity;
(f)    The Company’s share price, including, but not limited to, share appreciation measures and measures of total shareholder return;
(g)    Measures based on cost or expense targets;
(h)    Market share;
(i)    Customer satisfaction;
(j)    Bad debt experience;
(k)    Economic value added or EVA® [net operating profit after tax] less [cost of equity capital];
(l)    Insurance underwriting income, combined ratios, loss ratios or expense ratios; and
(m)    Recovery of capital or capital efficiency.
In the sole discretion of the Committee, any of the foregoing Performance Measure(s) may: (i) be determined on a consolidated basis or with regard to any business unit or Affiliate or any combination thereof, (ii) be computed in accordance with accounting principles generally accepted in the United States, insurance statutory accounting principles or international accounting principles, or otherwise without regard to any such principles, (iii) be calculated on an absolute, relative or per-share basis, and (iv) in the case of a relative Performance Measure, be compared to (A) internal benchmarks, plans, projections or prior-years’ results, or (B) the performance of a group of comparator companies or any published or specially created index (including any equity market index), in each case as selected by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14.
14.2    Evaluation of Performance. In evaluating performance in connection with an Award, the Committee may include or exclude any of the following events that occur during a Performance Period or such other events as the Committee may determine: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) nonrecurring items as described in FASB Accounting Standards Codification® 225-20 – Income Statement – Unusual or Infrequently Occurring Items (or a successor pronouncement) and/or in the Company’s periodic reports filed with the Securities and Exchange Commission for periods within the applicable year; (f) acquisitions, divestitures, or business unit run-offs or closures; and any other circumstances deemed relevant by the Committee.

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Article 15    Forfeiture and Termination of Employment or Service as a Director or Third Party Service Provider
15.1    Terms Provided in Award Agreements. The vesting, forfeiture and other terms of payout for Awards that apply in the event a Participant (i) terminates his or her Employment, (ii) whose services as a Director cease or (iii) whose agreement to provide services as a Third Party Service Provider ceases under any circumstance shall be determined as set forth in the applicable Award Agreement.
15.2    Forfeiture Provisions. The Committee may, as required by applicable laws, rules and regulations or otherwise in its discretion, approve forfeiture provisions in connection with particular Awards or Participants that specify that the Participant’s rights, payments, and benefits with respect to an Award may be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, despite and notwithstanding any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause (as defined in the applicable Award Agreement), misconduct resulting in an accounting restatement due to material noncompliance with financial reporting requirements, violation of material Company or Affiliate policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Committee in its sole discretion to be detrimental to the business or reputation of the Company and/or its Affiliates.
15.3    Clawbacks. In the event that the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board or the Committee shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of the bonus or incentive compensation (whether cash-based or equity-based) any executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the executive officer would have received based on an applicable restated performance measure or target. The Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act. Any right of recoupment under this Section 15.3 will be in addition to, and not in lieu of, any other rights of recoupment that may be available to the Company.
15.4    Leaves of Absence. The extent to which a Leave of Absence taken by an Employee Participant will affect an outstanding Award held by such Participant shall be determined in accordance with the terms of the Award Agreement and any applicable policies of the Participant’s employer.
Article 16    Transferability of Awards
16.1    Transferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable either voluntarily or by operation of law other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.
16.2    Domestic Relations Orders. Without limiting the generality of Section 16.1, no domestic relations order purporting to authorize a transfer of an Award or any interest in an Award or to grant the power to exercise a Stock Option to any person other than a Participant (or his or her Representative) shall be recognized as valid or enforceable, unless the Committee approves the transfer or exercise provided in such domestic relations order.
Article 17    Arbitration
The Committee may, as a condition to granting an Award, require that a Participant agree in writing to submit all disputes or claims arising out of or relating to any such Award to binding arbitration in accordance with such terms as the Committee shall prescribe.
Article 18    Compliance with Section 409A
18.1    409A Compliance.

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(a)    Any Award that is granted under the Plan shall be designed and administered so that the Award is either exempt from the application of, or compliant with, the requirements of Section 409A.
(b)    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement shall include such terms and conditions as the Committee determines, in its discretion, are necessary or advisable to avoid the imposition on the Participant of an additional tax under Section 409A. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, adjusted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A on a Participant; and (ii) if an Award Agreement provides for the deferral of compensation within the meaning of Section 409A, no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s separation from service (as defined in Section 409A) or, if earlier, the date of the Participant’s death.
(c)    Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest or penalties the Participant may owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.
18.2    Deferrals. Subject to the requirements of Section 18.1 of the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to any Award of a type that may be subject to the deferral provisions of Section 409A. If any such deferral election is required or permitted, the Committee or the Company’s chief human resources officer, shall, prior to the Committee requiring or permitting such deferral election, establish written rules and procedures for such payment deferrals that are intended to comply with the requirements of Section 409A including, without limitation, the time when a deferral election can or must be made, the period of the deferral, and the events that would result in payment of the deferred amount.
18.3    Assumptions. If an Award granted under the Plan subject to Section 409A is payable in installments, each installment shall be considered to be a separate payment, unless otherwise provided in the applicable Award Agreement. For purposes of Awards subject to Section 409A, references to “termination of employment” or similar phrases shall be read to mean “separation from service.”
Article 19    Rights of Participants
19.1    Employment; Services. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or any of its Affiliates to terminate the Employment of, or provisions of services by, any Participant at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her Employment or services for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company and/or its Affiliates and, accordingly, subject to Article 21, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company and/or its Affiliates.
19.2    Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
19.3    Form of Stock; Rights as a Shareholder.
(a)    Subject to the provisions of applicable laws, rules and regulations and stock exchange requirements, Shares granted pursuant to Awards hereunder shall be issued in book entry or similar non-certificated form, or, at the request of a Participant following the completion of any applicable Period of Restriction, in the form of a stock certificate or by “DWAC” or similar electronic transfer to a brokerage or other account of the Participant.

Appendix B

(continued)

(b)    Subject to the provisions of Article 13, no Participant shall have any of the rights or privileges of a shareholder with respect to Shares covered by any Award until Shares shall have been issued and delivered: (i) to the Participant in the form of certificates (or held by the Company pursuant to Section 6.3); (ii) to a brokerage or other account for the benefit of the Participant either in certificate form or via “DWAC” or similar electronic means; or (iii) to a book entry or direct registration account in the name of the Participant, including a book entry account at the Company’s transfer agent.
Article 20    Change in Control
20.1    Definition of Change in Control. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its Affiliates) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or
(b)    the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)    there is consummated a merger or consolidation of the Company or any Affiliate with any other corporation, other than (i) a merger or consolidation which results in the Directors immediately prior to such merger or consolidation continuing to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its Affiliates) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or
(d)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
20.2    Other Definitions. As used in this definition of Change in Control:
(a)    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and
(b)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified in Sections 13(d)(3) and 14(d)(2) thereof, except that such term shall not include (1) the Company or any entity, more than fifty percent (50%) of the voting securities of which are Beneficially Owned by the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (5) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported).

Appendix B

(continued)

20.3    Occurrence of a Change in Control.
(a)    The Committee may provide in any Award Agreement for provisions relating to a Change in Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of performance goals with respect to, any outstanding Awards; provided, however, that with respect to any Award that is continued, assumed or substituted with a substantially equivalent award in connection with a Change in Control, in addition to any conditions set forth in the Award Agreement, any acceleration of the vesting, exercisability of, or the lapse of restrictions or deemed satisfaction of performance goals with respect to any such outstanding Awards may occur only if during the two-year period following the Change in Control the Participant has a termination of employment (i) initiated by the Company or one of its Affiliates due to death, Disability or for reasons other than “cause” (as defined in the Award Agreement) or (ii) initiated by the Participant for “good reason” (as defined in the Award Agreement).
(b)    In the event of a Change in Control as defined in Section 20.1(c) or (d), the Board may terminate the Plan and, in any event, shall provide in writing in connection with such transaction for any one or more of the following alternatives: (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards theretofore granted of new Awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Awards therefore granted shall continue in the manner and under the terms so provided; (iii) all restrictions on outstanding Awards shall immediately lapse (if the Awards are not assumed, substituted or continued in accordance with (i) or (ii) above); or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such Awards. With respect to an outstanding Stock Option with a per Share Exercise Price that equals or exceeds the per Share Fair Market Value on the date of the Change in Control, the Committee may, in its sole discretion, terminate and cancel the Stock Option immediately prior to giving effect to the Change in Control.
Article 21    Amendment, Modification, Suspension, and Termination
21.1    Amendment, Modification, Suspension, and Termination. Subject to Sections 18.1 and 21.3, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided, however, that, no material amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. Furthermore, no amendment, modification, suspension or termination may impact the distribution of any Award that is subject to Section 409A, except as permitted by such applicable Section.
21.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company (or any of its Affiliates) or the financial statements of the Company (or any of its Affiliates) or of changes in applicable laws, rules, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. No amendment, modification, suspension or termination may impact the distribution of any Award that is subject to Section 409A, except as permitted by such applicable Section.
21.3    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
Article 22    Withholding
22.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount of any taxes that the Company may be required to withhold with respect to any taxable event arising from such Participant’s Awards.

Appendix B

(continued)

22.2    Share Withholding. For Participants who are Employees, unless a different form of remittance is agreed to in writing by the Company pursuant to Section 22.1, upon the lapse of restrictions on a Participant’s Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of an Award granted hereunder, the Company shall withhold Shares having a Fair Market Value not in excess of the amount of the tax withholding requirements with respect to any such taxable event based on the maximum statutory withholding rates for the Participant for federal, state and local tax purposes (including the Participant’s share of payroll or similar taxes) in the applicable jurisdiction.
22.3    Stock Option or SAR Withholding. Upon the exercise of a Non-Qualified Stock Option or a SAR, the Company shall have the right to: (i) require such Participant (or such Participant’s Representative) to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise, or (ii) deduct from all amounts paid in cash with respect to the exercise of a SAR the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. Subject to the limitation set forth in the next sentence, a Participant or such Participant’s Representative may elect to satisfy all or any portion of the tax withholding obligations arising from the exercise of a Non-Qualified Stock Option or SAR either by: (i) any of the methods described in Section 9.3(b); or (ii) directing the Company to withhold Shares that would otherwise be issued pursuant to such exercise. No Participant or Participant’s Representative shall have the right to have Shares withheld, in either case, to the extent that, the Fair Market Value of such Shares withheld on the date of exercise exceeds the amount required to be withheld to meet tax withholding requirements, based on the maximum statutory withholding rates for the Participant for federal, state and local tax purposes (including the Participant’s share of payroll or similar taxes) in the applicable jurisdiction.
Article 23    Successors
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 24    General Provisions
24.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
24.2    Severability. In the event that any provision of the Plan shall for any reason be held illegal, invalid or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law, rule or regulation deemed applicable by the Committee, such provision shall be construed or deemed amended to the minimum extent necessary to conform to such applicable law, rule or regulation or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
24.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
24.4    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:
(a)    Obtaining any approvals from governmental agencies or national securities exchanges that the Company determines are necessary or advisable; and
(b)    Completion of any registration or other qualification of the Shares under any applicable securities, “Blue Sky” or other laws that the Company determines to be necessary or advisable.
24.5    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale

Appendix B

(continued)

of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
24.6    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
24.7    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general assets of the Company or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.
24.8    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
24.9    Non-Exclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
24.10    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.
24.11    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants or individuals who are eligible to receive Awards (whether or not such individuals are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to Participants under the Plan and the terms and conditions applicable to Awards made under the Plan.
24.12    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware and Illinois, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Kemper Corporation
Notice of 2020 Annual Meeting and Proxy Statement
kemper.com

*** Exercise Your *Right* to Vote ***

KEMPER CORPORATION

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 12, 2020
Date: May 6, 2020 **Time:** 8:00 AM CDT
Location: 200 East Randolph St.
80th Floor
Chicago, IL 60601

KEMPER CORPORATION
200 EAST RANDOLPH ST.
SUITE 3300
CHICAGO, IL 60601

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E95352-P35784

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 22, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E95353-P35784

Voting Items

1. Election of Directors

Nominees:

1a. Teresa A. Canida

1b. George N. Cochran

1c. Kathleen M. Cronin

1d. Lacy M. Johnson

1e. Robert J. Joyce

1f. Joseph P. Lacher, Jr.

1g. Gerald Laderman

1h. Christopher B. Sarofim

1i. David P. Storch

1j. Susan D. Whiting

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

E95354-P35784

KEMPER CORPORATION
200 EAST RANDOLPH STREET
SUITE 3300
CHICAGO, IL 60601

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 5, 2020. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Daylight Time on May 4, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 5, 2020. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Daylight Time on May 4, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E95349-P35784 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

KEMPER CORPORATION

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Teresa A. Canida	☐	☐	☐
1b. George N. Cochran	☐	☐	☐
1c. Kathleen M. Cronin	☐	☐	☐
1d. Lacy M. Johnson	☐	☐	☐
1e. Robert J. Joyce	☐	☐	☐
1f. Joseph P. Lacher, Jr.	☐	☐	☐
1g. Gerald Laderman	☐	☐	☐
1h. Christopher B. Sarofim	☐	☐	☐
1i. David P. Storch	☐	☐	☐
1j. Susan D. Whiting	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here (see reverse for instructions) ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, custodian, or corporate officer, please give full title as such. Joint owners must each sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E95350-P35784

KEMPER CORPORATION
Annual Meeting of Shareholders
May 6, 2020 8:00 A.M. Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned appoints Joseph P. Lacher, Jr. and C. Thomas Evans, Jr. as proxies, each with the power of substitution, to vote all shares of KEMPER CORPORATION common stock of the undersigned held as of March 12, 2020, at the Annual Meeting of Shareholders to be held at 8:00 A.M., Central Daylight Time on May 6, 2020, at 200 East Randolph Street, 80th Floor, Chicago, IL 60601, and any adjournment or postponement thereof, upon matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Kemper Corporation 401(k) Savings Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 1:00 A.M. Central Daylight Time on May 4, 2020.

This proxy, when properly executed and timely returned, will be voted as instructed herein by the undersigned shareholder. If returned without voting instructions for any of the proposals, this proxy will be voted FOR such proposals. However, any 401(k) Plan shares covered by any such proxy will instead be voted by the Plan Trustee in proportion to all properly voted Plan shares, in accordance with the Plan document.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side